                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1 )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Triangle Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                             JOINT PROXY STATEMENT
                  FOR THE SPECIAL MEETINGS OF STOCKHOLDERS OF
                 TRIANGLE BANCORP, INC. AND CENTURA BANKS, INC.

                                PROPOSED MERGER

     The boards of directors of Triangle Bancorp, Inc., a bank holding company headquartered in Raleigh, North Carolina, and Centura Banks, Inc., a bank holding company headquartered in Rocky Mount, North Carolina, have agreed to a transaction which will result in the acquisition of Triangle by Centura.

     If the proposed merger is completed, Triangle stockholders will receive .45 of a share of Centura common stock for each share of Triangle common stock. This multiple is subject to adjustment in limited circumstances as described in this joint proxy statement-prospectus. The .45 multiple, as it may be adjusted, is referred to as the "exchange ratio." The approximate number of shares to be issued by Centura pursuant to the merger agreement is 12,075,214.


     Centura common stock is traded on the New York Stock Exchange under the symbol "CBC." Based on the closing price of Centura common stock on December 10, 1999 of $45.4375 and the .45 exchange ratio, Triangle stockholders will receive approximately $20.45 worth of Centura common stock for each share of Triangle common stock held. The actual value of the Centura common stock received by Triangle stockholders in the merger will depend on the market value of Centura common stock at the time of closing.


     A special meeting of Triangle stockholders will be held on February 3, 2000 at 4:00 p.m., local time, at The McKimmon Center, Gorman Street at Western Boulevard, in Raleigh, North Carolina. At the Triangle special meeting, the Triangle stockholders will be asked to approve the merger agreement governing the merger. The merger cannot be completed unless the holders of a majority of the outstanding shares of Triangle common stock approve it.

     A special meeting of Centura stockholders will be held on February 3, 2000 at 10:00 a.m., local time, at the Civic Room, 4th Floor, 131 North Church Street, in Rocky Mount, North Carolina. At the Centura special meeting, the Centura stockholders will be asked to approve the issuance of the shares of Centura common stock necessary to consummate the merger. The approval of the issuance of shares of Centura common stock requires approval by a majority of the shares of Centura common stock represented at the Centura special meeting.


     TRIANGLE STOCKHOLDERS SHOULD CONSIDER CAREFULLY THE RISK FACTORS ON PAGE 14 OF THIS JOINT PROXY STATEMENT-PROSPECTUS.


     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF CENTURA COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this joint proxy statement-prospectus is December 10, 1999. It is first being mailed on December 17, 1999.

                                             Filed Pursuant to Rule 424(b)(1)
                                             Registration Statement #333-92195


                              CENTURA BANKS, INC.
                            134 NORTH CHURCH STREET
                       ROCKY MOUNT, NORTH CAROLINA 27804

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2000

     Centura Banks, Inc. will hold a special meeting of stockholders at the Civic Room, 4th Floor, 131 North Church Street, in Rocky Mount, North Carolina, at 10:00 a.m., local time, on February 3, 2000, to vote on:

          (1) Issuance of Shares. The issuance of shares of Centura common stock necessary to consummate the merger of Triangle Bancorp, Inc., a North Carolina bank holding company, into a newly-formed, wholly-owned subsidiary of Centura pursuant to the agreement and plan of reorganization, dated as of August 22, 1999, between Triangle and Centura.

          (2) Other Business. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

     Record holders of Centura common stock at the close of business on December 9, 1999, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The approval of the issuance of the shares of Centura common stock requires approval by the holders of a majority of the shares of Centura common stock represented at the special meeting.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the stock issuance.

                                          By Order of the Board of Directors

                                          /s/ JOSEPH A. SMITH, JR.
                                          Joseph A. Smith, Jr.
                                          Secretary

December 10, 1999

            YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
                    VOTE FOR APPROVAL OF THE STOCK ISSUANCE.

                                             Filed Pursuant to Rule 424(b)(1)
                                             Registration Statement #333-92195


                             TRIANGLE BANCORP, INC.
                              4300 GLENWOOD AVENUE
                         RALEIGH, NORTH CAROLINA 27612

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2000.

     Triangle Bancorp, Inc. will hold a special meeting of stockholders at The McKimmon Center, Gorman Street at Western Boulevard, in Raleigh, North Carolina, at 4:00 p.m., local time, on February 3, 2000, to vote on:

          (1) Merger. The agreement and plan of reorganization, dated as of August 22, 1999, between Triangle Bancorp, Inc. and Centura Banks, Inc., and the transactions contemplated by that agreement and plan of reorganization and the related plan of merger. These transactions include the merger of Triangle Bancorp, Inc. into a newly-formed, wholly-owned subsidiary of Centura Banks, Inc. Immediately after the merger, the merger subsidiary will be merged into Centura, and Triangle's banking subsidiaries will be merged into Centura Bank.

          (2) Other Business. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

     Record holders of Triangle common stock at the close of business on December 9, 1999, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The agreement and plan of reorganization and the plan of merger require approval by the holders of a majority of the outstanding shares of Triangle common stock.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger. If you do not return your card or attend and vote in favor at the special meeting, the effect will be a vote against the merger.

                                          By Order of the Board of Directors

                                          /s/ SUSAN C. GILBERT

                                          Susan C. Gilbert
                                          Secretary

December 10, 1999

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
                            APPROVAL OF THE MERGER.

                                  PLEASE NOTE

     No one has been authorized to provide Triangle or Centura stockholders with any information other than the information included in this document and the documents that are referred to herein. Stockholders of Triangle or Centura should not rely on other information as being authorized by Triangle or Centura.

     This joint proxy statement-prospectus has been prepared as of December 10, 1999. There may be changes in the affairs of Centura or Triangle since that date which are not reflected in this document.

     As used in this joint proxy statement-prospectus, the terms "Triangle" and "Centura" refer to Triangle Bancorp, Inc. and Centura Banks, Inc., respectively, and, where the context requires, to Triangle and Centura and their respective subsidiaries.

                      HOW TO OBTAIN ADDITIONAL INFORMATION


     THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT CENTURA AND TRIANGLE THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS DESCRIBED ON PAGE 70 UNDER "WHERE YOU CAN FIND MORE INFORMATION." YOU CAN OBTAIN FREE COPIES OF THIS INFORMATION BY WRITING OR CALLING:


         Joseph A. Smith, Jr.
         General Counsel and Corporate Secretary
         Centura Banks, Inc.
         134 North Church Street
         Rocky Mount, North Carolina 27804
         (Telephone: (252) 454-4400)

         Alexander M. Donaldson
         Executive Vice President and General Counsel
         Triangle Bancorp, Inc.
         4300 Glenwood Avenue
         Raleigh, North Carolina 27612
         (Telephone: (919) 881-0455 ext. 153)

     IN ORDER TO OBTAIN TIMELY DELIVERY OF THE DOCUMENTS, YOU MUST REQUEST THE INFORMATION BY JANUARY 27, 2000.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This document contains forward-looking statements about Centura and Triangle following the merger. These statements can be identified by our use of words like "expect," "may," "could," "intend," "project," "estimate" or "anticipate." These forward-looking statements reflect our current views, but they are based on assumptions and are subject to risks, uncertainties and other factors. These factors include the following:

      (1) we may not fully realize the expected cost savings from the merger;

      (2) deposit attrition, customer loss, or revenue loss following the merger may be greater than we expect;

      (3) competitive pressure in the banking industry may increase significantly;

      (4) costs or difficulties related to the integration of the businesses of Centura and Triangle may be greater than we expect;

      (5) changes in the interest rate environment may reduce margins;

      (6) general economic conditions, either nationally or regionally, may be less favorable than we expect, resulting in, among other things, credit quality deteriorating;

      (7) changes may occur in the regulatory environment;

      (8) changes may occur in business conditions and inflation;

      (9) changes may occur in the securities markets; and

     (10) disruptions of the operations of Centura, Triangle, or any of their subsidiaries, or any other governmental or private entity may occur as a result of the "Year 2000 Problem."

     The forward-looking earnings estimates included in this joint proxy statement-prospectus have not been examined or compiled by the independent public accountants of Centura and Triangle, nor have our independent accountants applied any procedures to our estimates. Accordingly, such accountants do not express an opinion or any other form of assurance on them. Further information on other factors that could affect the financial results of Centura after the merger is included in the SEC filings incorporated by reference in this joint proxy statement-prospectus.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT AM I BEING ASKED TO VOTE UPON?

     A: If you are a Triangle stockholder, you are being asked to approve the merger agreement and the related plan of merger, which provide for the merger of Triangle into a newly-formed, wholly-owned subsidiary of Centura. Immediately after the merger, the merger subsidiary will be merged into Centura and Triangle's banking subsidiaries will be merged into Centura Bank. As a result of the merger you will become a stockholder of Centura and Centura will continue Triangle's business.

     If you are a Centura stockholder, you are being asked to approve the issuance of the shares of Centura common stock necessary to consummate the merger under the merger agreement.

Q: WHAT SHOULD I DO NOW?

     A: Just indicate on your proxy card how you want to vote, and sign, date, and mail it in the enclosed envelope as soon as possible, so that your shares will be represented at your meeting.

     If you sign, date, and send in your proxy and do not indicate how you want to vote, your proxy will be voted in favor of the proposal to approve and adopt the merger agreement and the related plan of merger, if you are a Triangle stockholder, or to approve the issuance of the shares of Centura common stock necessary to consummate the merger, if you are a Centura stockholder. If you are a Triangle stockholder and you do not sign and send in your proxy or attend and vote at the special meeting, it will have the effect of a vote against the merger.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     A: Your broker will vote your shares of Triangle common stock or Centura common stock, as applicable, only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you are a Triangle stockholder and you do not provide instructions to your broker, your shares will not be voted and this will have the effect of voting against the merger.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     A: No. After the merger is completed, we will send Triangle stockholders written instructions for exchanging Triangle common stock certificates for Centura common stock certificates. Centura stockholders will NOT be exchanging their certificates.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

    if you are a Triangle stockholder


    Alexander M. Donaldson
     Executive Vice President and
     General Counsel


    TRIANGLE BANCORP, INC.
    4300 Glenwood Avenue
    Raleigh, North Carolina 27612
    (919) 881-0455

                                         or

    if you are a Centura stockholder

    Joseph A. Smith, Jr.
    General Counsel and
    Corporate Secretary

    CENTURA BANKS, INC.
    134 North Church Street
    Rocky Mount, North Carolina 27804
    (252) 454-4400

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
     The Companies..........................................    1
     The Merger.............................................    1
     What Triangle Stockholders Will Receive in the
      Merger................................................    1
     Effect of the Merger on Triangle Options...............    2
     No Dissenters' Rights in the Merger....................    2
     Your Expected Tax Treatment as a Result of the
      Merger................................................    2
     Comparative Market Prices of Common Stock..............    2
     Our Reasons for the Merger.............................    3
     Fairness Opinion of Triangle's Financial Advisor.......    3
     Fairness Opinion of Centura's Financial Advisor........    3
     Special Meetings of Stockholders.......................    3
     Stockholder Votes Required.............................    3
     Voting Rights at the Special Meetings..................    3
     Recommendations to Stockholders........................    4
     Share Ownership of Management and Certain
      Stockholders..........................................    4
     Interests of Certain Persons in the Merger That May Be
      Different from Triangle Stockholders..................    5
     Effective Time.........................................    5
     Exchange of Stock Certificates.........................    5
     Regulatory Approval and Other Conditions...............    5
     Waiver, Amendment, and Termination.....................    6
     Accounting Treatment...................................    6
     Certain Differences in Stockholders' Rights............    6
     Stock Option Agreements................................    6
     Historical and Pro Forma Comparative Per Share Data....    7
     Selected Financial Data................................    9
     Selected Pro Forma Financial Information...............   12
RISK FACTORS................................................   14
SPECIAL MEETINGS OF STOCKHOLDERS............................   14
     Purpose................................................   14
     Date, Place, and Time..................................   15
     Record Date, Voting Rights, Required Vote, and
      Revocability of Proxies...............................   15
     Solicitation of Proxies................................   17
     No Dissenters' Rights..................................   18
     Recommendation.........................................   18
DESCRIPTION OF TRANSACTION..................................   18
     The Merger.............................................   18
     What Triangle Stockholders Will Receive in the
      Merger................................................   18
     Effect of the Merger on Triangle Options...............   21
     Expected Tax Treatment as a Result of the Merger.......   21
     Background of and Reasons for the Merger...............   22
     Opinion of Triangle's Financial Advisor................   28
     Opinion of Centura's Financial Advisor.................   32
     Effective Time of the Merger...........................   37
     Distribution of Centura Stock Certificates.............   37
     Conditions to Consummation of the Merger...............   38
     Regulatory Approval....................................   39
     Waiver, Amendment, and Termination.....................   40
     Conduct of Business Pending the Merger.................   42

                                                              PAGE
                                                              ----
Management and Operations After the Merger..................   42
     Interests of Certain Persons in the Merger.............   42
     Accounting Treatment...................................   44
     Expenses and Fees......................................   44
     Resales of Centura Common Stock........................   45
     Stock Option Agreements................................   45
EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS..............   46
     Anti-Takeover Provisions Generally.....................   46
     Authorized Capital Stock...............................   47
     Amendment of Charter and Bylaws........................   47
     Classified Board of Directors and Absence of Cumulative
      Voting................................................   49
     Director Removal and Vacancies.........................   50
     Limitations on Director Liability......................   50
     Indemnification........................................   51
     Special Meeting of Stockholders........................   52
     Stockholder Nominations and Proposals..................   53
     Fair Price Provision...................................   53
     Stockholder Votes Required for Certain Actions.........   54
     Dissenters' Rights of Appraisal........................   56
     Stockholders' Rights to Examine Books and Records......   56
     Dividends..............................................   57
PRO FORMA FINANCIAL INFORMATION.............................   57
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................   64
BUSINESS OF TRIANGLE........................................   66
BUSINESS OF CENTURA.........................................   66
     General................................................   66
     Recent Developments....................................   67
     Anticipated Operating Results of the Merger............   67
CERTAIN REGULATORY CONSIDERATIONS...........................   67
DESCRIPTION OF CENTURA CAPITAL STOCK........................   68
OTHER MATTERS...............................................   69
STOCKHOLDER PROPOSALS.......................................   69
EXPERTS.....................................................   69
OPINIONS....................................................   69
WHERE YOU CAN FIND MORE INFORMATION.........................   70
APPENDICES:
  Appendix A -- Agreement and Plan of Reorganization, dated
                as of August 22, 1999, by and between
                Triangle Bancorp, Inc. and Centura Banks,
                Inc.
  Appendix B -- Plan of Merger, dated as of December 1,
                1999, by and between Triangle Bancorp, Inc.
                and Centura Merger Subsidiary, Inc.
  Appendix C -- Opinion of Wheat First Securities, a
                division of First Union Securities, Inc.
  Appendix D -- Opinion of Keefe, Bruyette & Woods, Inc.

                                    SUMMARY


     This summary highlights selected information from this joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document. These will give you a more complete description of the transaction we are proposing. For more information about Centura, see "WHERE YOU CAN FIND MORE INFORMATION" on page 70. We have included page references in this summary to direct you to other places in this joint proxy statement-prospectus where you can find a more complete description of the topics we have summarized.



THE COMPANIES (SEE PAGE 66)


TRIANGLE BANCORP, INC.
4300 Glenwood Avenue
Raleigh, North Carolina 27612
(919) 881-0455

     Triangle is a multi-bank holding company headquartered in Raleigh, North Carolina. Triangle operates through its subsidiary banks, Triangle Bank and Bank of Mecklenburg. Triangle Bank has 68 branches in eastern North Carolina. Bank of Mecklenburg has three branches in the Charlotte area of North Carolina. Triangle also operates through its wholly-owned leasing subsidiary, Coastal Leasing LLC.

     On September 30, 1999, Triangle had consolidated assets of approximately $2.35 billion, consolidated loans of approximately $1.52 billion, consolidated deposits of approximately $1.74 billion, and consolidated stockholders' equity of approximately $168 million.

CENTURA BANKS, INC.
134 North Church Street
Rocky Mount, North Carolina 27804
(252) 454-4400

     Centura is a registered bank holding company headquartered in Rocky Mount, North Carolina. Through Centura Bank and various other banking-related subsidiaries, Centura provides a diversified range of financial services in the communities in which it operates throughout North Carolina, South Carolina and parts of Virginia. Centura maintains 227 banking offices and more than 230 automated teller machines.

     On March 26, 1999 Centura completed its merger with First Coastal Bankshares, Inc., that was accounted for as a pooling-of-interests.

     On September 30, 1999, Centura had consolidated assets of approximately $8.88 billion, consolidated loans of approximately $5.85 billion, consolidated deposits of approximately $6.03 billion, and consolidated stockholders' equity of approximately $699 million.


THE MERGER (SEE PAGE 18)


     Centura will acquire Triangle by means of the merger of Triangle into a newly-formed, wholly-owned subsidiary of Centura. Immediately after the merger, the merger subsidiary will be merged into Centura, and Triangle's banking subsidiaries will be merged into Centura Bank and Triangle's business will continue to be conducted by Centura. After the merger, seven of Centura's 30 directors will be former directors of Triangle. Mr. Michael S. Patterson, who is now the Chairman, President and Chief Executive Officer of Triangle, will become Centura's Chairman of the board of directors. Mr. Patterson will have an employment agreement with Centura.


WHAT TRIANGLE STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 18)


     If we complete the merger, each Triangle stockholder will receive .45 of a share of Centura common stock for each share of Triangle common stock held by such stockholder at the date the merger is completed.


     Based on the closing price of Centura common stock on December 10, 1999 of $45.4375, each Triangle stockholder will receive approximately $20.45 worth of Centura common stock for each share of Triangle common stock held by such stockholder at the date the merger is completed. This exchange ratio is subject to change in limited circumstances as described in this joint proxy statement-prospectus. Also, the market price of Centura common stock may fluctuate between the date of this joint proxy statement-prospectus and the date that the merger is completed, altering the value of the shares of Centura common stock that the Triangle stockholder will receive in the merger. For more information about what the Triangle stockholders will receive if the merger is completed, see "DESCRIPTION OF TRANSACTION -- What Triangle Stockholders Will Receive in the Merger" on page 18 of this joint proxy statement-prospectus.


     Centura will not issue any fractions of a share of common stock. Rather, Centura will pay cash (without interest) for any fractional share interest any Triangle stockholder would otherwise receive in the merger. The cash payment will be in an amount equal to the fraction multiplied by the closing price of one share of Centura common stock on the New York Stock Exchange on the last trading day before the merger is completed.


EFFECT OF THE MERGER ON TRIANGLE OPTIONS
(SEE PAGE 21)


     Triangle has granted certain options to acquire Triangle common stock under existing Triangle stock plans. If the merger is completed, Centura will assume each outstanding option. Each option will then become an option to purchase Centura common stock, and Centura will agree to deliver Centura common stock on the exercise of each option. The number of Centura shares that may be purchased and the exercise price under the option will be adjusted based on the exchange ratio which determines the number of shares of Centura common stock that Triangle stockholders receive in the merger in exchange for each share of Triangle common stock. Centura will assume all options outstanding at the effective time of the merger whether or not the holder then has the right to exercise the option.


NO DISSENTERS' RIGHTS IN THE MERGER
(SEE PAGE 18)


     Triangle stockholders do not have statutory dissenters' rights in relation to the merger.


YOUR EXPECTED TAX TREATMENT AS A RESULT OF THE MERGER (SEE PAGE 21)



     We expect that, for federal income tax purposes, Triangle stockholders will not recognize any gain or loss upon the exchange of all of their Triangle shares for shares of Centura common stock. But Triangle stockholders may recognize taxable gain or loss related to any cash Triangle stockholders receive in lieu of a fractional share of Centura common stock. See the discussion above under "-- What Triangle Stockholders Will Receive in the Merger." Before the merger can be completed, Centura and Triangle expect to receive an opinion of Alston & Bird LLP, with respect to material federal income tax consequences of the merger. If this opinion is not received and the material federal income tax consequences of the merger were substantially different from those described in this joint proxy statement-prospectus, Triangle would resolicit the approval of its stockholders prior to completing the merger.


     Tax matters are very complicated and the tax consequences of the merger to each Triangle stockholder will depend on that stockholder's specific situation. Each Triangle stockholder should consult his or her own tax advisors to determine the effect of the merger under federal, state, local, and foreign tax laws.


COMPARATIVE MARKET PRICES OF COMMON STOCK (SEE PAGE 64)



     Shares of Triangle common stock are traded on the New York Stock Exchange under the symbol "TGL." Shares of Centura common stock are traded on the New York Stock Exchange under the symbol "CBC." The table shows you the closing sales prices for Triangle and Centura common stock on August 20, 1999, the last trading day before we announced the execution of the agreement, and on December 10, 1999, the latest practicable date before the mailing of this joint proxy statement-prospectus. The table also shows you the "equivalent price per Triangle share" or the value Triangle stockholders will receive in the merger for each share of Triangle common stock such stockholder owns.



                                                                                    EQUIVALENT PRICE
                                                        TRIANGLE       CENTURA        PER TRIANGLE
                                                      COMMON STOCK   COMMON STOCK       SHARE(1)
                                                      ------------   ------------   ----------------
August 20, 1999.....................................     $16.50        $52.00            $23.40
December 10, 1999...................................     $20.25        $45.4375          $20.45


---------------
(1) The equivalent price per share of Triangle common stock at each specified date represents the closing sale price of a share of Centura common stock on such date multiplied by an exchange ratio of .45. See "COMPARATIVE MARKET PRICES AND DIVIDENDS" on page 65.

     Triangle stockholders should obtain current stock price quotations for Centura common stock and Triangle common stock. As described below, the number of shares of Centura common stock to be issued in connection with the merger is subject to adjustment under limited circumstances.


OUR REASONS FOR THE MERGER (SEE PAGE 25)


     Triangle and Centura believe that the merger will result in a company with expanded opportunities for profitable growth. In addition, we anticipate that the combined resources and capital of Triangle and Centura will improve our ability to compete in the changing and competitive financial services industry.


FAIRNESS OPINION OF TRIANGLE'S FINANCIAL ADVISOR (SEE PAGE 28)


     In deciding to approve the merger, the Triangle board considered an opinion from its financial advisor, Wheat First Securities, a division of First Union Securities, Inc., that the exchange ratio is fair to Triangle stockholders from a financial point of view. An updated opinion, dated as of the date of this joint proxy statement-prospectus, is attached to this joint proxy statement-prospectus as Appendix C. We encourage Triangle stockholders to read this opinion.


FAIRNESS OPINION OF CENTURA'S FINANCIAL ADVISOR (SEE PAGE 32)


     In deciding to approve the merger, the Centura board considered an opinion from its financial advisor, Keefe, Bruyette & Woods, Inc., that the exchange ratio is fair to Centura stockholders from a financial point of view. An updated opinion, dated as of the date of this joint proxy statement-prospectus, is attached to this joint proxy statement-prospectus as Appendix D. We encourage Centura stockholders to read this opinion.


SPECIAL MEETINGS OF STOCKHOLDERS (SEE PAGE 14)


     The Triangle special meeting will be held at The McKimmon Center, Gorman Street at Western Boulevard, in Raleigh, North Carolina, at 4:00 p.m., local time, on February 3, 2000. At the Triangle special meeting, Triangle stockholders will be asked:

     (1) to approve the merger agreement; and

     (2) to act on any other matters that may be put to a vote at the Triangle special meeting.
     In order for the Triangle special meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of Triangle common stock entitled to be cast on a matter are represented at the Triangle special meeting either in person or by proxy.

     The Centura special meeting will be held at the Civic Room, 4th Floor, 131 North Church Street, in Rocky Mount, North Carolina, at 10:00 a.m., local time, on February 3, 2000. At the Centura special meeting, Centura stockholders will be asked:

     (1) to approve the issuance of up to 12,232,714 shares of Centura common stock to the stockholders of Triangle pursuant to the terms of the merger agreement;

     (2) to act on any other matters put to a vote at the Centura special meeting.

     In order for the Centura special meeting to be held, a quorum must be present. A quorum is established when a majority of the shares of Centura common stock entitled to be cast on a matter are represented at the Centura special meeting, either in person or by proxy.


STOCKHOLDER VOTES REQUIRED (SEE PAGE 15)


     Assuming that a quorum is present at the Triangle special meeting, to approve the merger, stockholders who own a majority of the outstanding shares of Triangle common stock must vote for the merger.

     Assuming that a quorum is present at the Centura special meeting, to approve the issuance of Centura common stock necessary to consummate the merger, stockholders who own a majority of the shares represented at the Centura special meeting must vote to approve the issuance of the shares of Centura common stock.


VOTING RIGHTS AT THE SPECIAL MEETINGS (SEE PAGE 15)


     If you owned shares of Triangle common stock as of the close of business on December 9, 1999, the record date, you are entitled to vote at the Triangle special meeting. On the Triangle record date, 25,246,579 shares of Triangle common stock were outstanding. You will be entitled to one vote for each share of Triangle common stock that was validly issued and outstanding and that you owned on the Triangle record date. You may vote either by attending the special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.


     We are seeking your proxy to use at the Triangle special meeting. We have prepared this joint proxy statement-prospectus to assist you in deciding how to vote and whether or not to grant your proxy to us. Please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the Triangle special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote for the merger. If you fail to return your proxy card and fail to vote at the Triangle special meeting, the effect will be a vote against the merger. If you sign a proxy, you may revoke it at any time before the Triangle special meeting or by attending and voting at the Triangle special meeting. You cannot vote shares held in "street name"; only your broker can. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them, and your shares will be treated as votes against the merger.


     If you owned shares of Centura common stock as of the close of business on December 9, 1999, the Centura record date, you are entitled to vote at the Centura special meeting. On the Centura record date, 28,100,485 shares of Centura common stock were outstanding. You will be entitled to one vote for each share of Centura common stock that was validly issued and outstanding and that you owned on the Centura record date. You may vote either by attending the Centura special meeting and voting your shares or by completing the enclosed proxy card and mailing it to us in the enclosed envelope.


     We are seeking your proxy to use at the Centura special meeting. We have prepared this joint proxy statement-prospectus to assist you in deciding how to vote and whether or not to grant your proxy to us. Please indicate on your proxy card how you want to vote. Then sign, date and mail it to us as soon as possible so that your shares will be represented at the Centura special meeting. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote to approve the issuance of shares of Centura common stock necessary to consummate the merger. If you sign a proxy, you may revoke it at any time before the Centura special meeting or by attending and voting at the Centura special meeting. You cannot vote shares held in "street name"; only your broker can. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them.


RECOMMENDATIONS TO STOCKHOLDERS (SEE PAGE 18)


     Triangle's board of directors has unanimously approved the merger agreement and the plan of merger. The Triangle board of directors believes that the proposed merger is fair to Triangle stockholders and in the best interests of Triangle stockholders. The Triangle board of directors recommends that Triangle stockholders vote to approve the merger.

     Centura's board of directors unanimously approved the merger agreement and has approved the issuance of shares of Centura common stock pursuant to the merger agreement. The Centura board of directors recommends that Centura stockholders vote to approve the issuance of Centura common stock pursuant to the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS (SEE PAGES 16 AND 17)


     On the Triangle record date, Triangle's directors and executive officers, their immediate family members and entities they control owned 1,990,250 shares, or approximately 7.9% of the outstanding shares of Triangle common stock. This number does not include stock that the Triangle directors and executive officers may acquire through exercising stock options.


     On the Triangle record date, one director of Centura owned 5,500 shares of Triangle common stock and Centura held no shares of Triangle common stock other than in a fiduciary capacity for others, or as a result of debts previously contracted.

     On the Centura record date, Centura's directors and executive officers, their immediate family members and entities they control owned 2,390,758 shares, or approximately 8.5% of the outstanding shares of Centura common stock. This number does not include stock that the Centura directors and executive officers may acquire through exercising stock options.



     On the Centura record date, Triangle's directors and executive officers owned 13,836 shares of Centura common stock and Triangle held no shares of Centura common stock in a fiduciary capacity for others, or as a result of debts previously contracted.



INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT MAY BE DIFFERENT FROM TRIANGLE STOCKHOLDERS (SEE PAGE 42)


     Triangle's directors and certain officers have employment or severance agreements, stock options and other benefit plans and other arrangements that may provide them with interests in and benefits from the merger that are different from those of Triangle stockholders. The Triangle board of directors was aware of these interests and considered them in approving and recommending the merger.


EFFECTIVE TIME (SEE PAGE 37)


     The merger will become final at the time specified in the articles of merger reflecting the merger to be filed with the Secretary of State in North Carolina. If Triangle stockholders approve the merger at the Triangle special meeting, and Centura stockholders approve the issuance of shares of Centura common stock pursuant to the merger agreement at the Centura special meeting, and Centura obtains all required regulatory approvals, we currently anticipate that the merger will be completed during the first quarter of 2000.

     Triangle and Centura cannot assure you that we can obtain the necessary stockholder and regulatory approvals or that the other conditions to consummation of the merger can or will be satisfied.


EXCHANGE OF STOCK CERTIFICATES (SEE PAGE 37)


     Promptly after the merger is completed, Triangle stockholders will receive a letter and instructions on how to surrender their Triangle stock certificates in exchange for Centura stock certificates. Triangle stockholders will need to carefully review and complete these materials and return them as instructed along with their stock certificates for Triangle common stock. Triangle stockholders should not send Triangle, Centura, or Centura's transfer agent any stock certificates until they receive these instructions. For Triangle stockholders who do not have stock certificates but hold shares of Triangle common stock in the form of a book entry with Triangle's transfer agent, the transfer agent will automatically exchange the shares.

     TRIANGLE STOCKHOLDERS SHOULD NOT SEND IN STOCK CERTIFICATES UNTIL THEY RECEIVE A LETTER AND INSTRUCTIONS ON HOW TO SURRENDER TRIANGLE STOCK CERTIFICATES.

     CENTURA STOCKHOLDERS WILL NOT EXCHANGE THEIR SHARES OF CENTURA COMMON STOCK PURSUANT TO THE MERGER AND SHOULD NOT SEND IN THEIR STOCK CERTIFICATES.


REGULATORY APPROVAL AND OTHER CONDITIONS (SEE PAGES 38 AND 39)


     Centura is required to notify and obtain approvals from certain government regulatory agencies before the merger may be completed, including the Federal Reserve and other federal and state banking regulators. We expect that Centura will obtain all required regulatory approvals, but we cannot assure this will happen.

     In addition to the required regulatory approvals, the merger will be completed only if certain conditions, including, but not limited to the following, are met or waived, if waivable:

     (1) Triangle stockholders approve the merger at the Triangle special meeting;

     (2) Centura stockholders approve the issuance of the shares of Centura common stock pursuant to the merger agreement;

     (3) Triangle and Centura receive an opinion of counsel that the merger will qualify as a tax-free reorganization;

     (4) Triangle and Centura receive letters from Centura's accountants and Triangle's accountants concerning the pooling-of-
          interests accounting treatment of the merger (discussed below under "-- Accounting Treatment"); and

     (5) neither Centura nor Triangle has breached any of its representations or obligations under the merger agreement.

     In addition to these conditions, the merger agreement, attached to this joint proxy statement-prospectus as Appendix A, describes other conditions that must be met before the merger may be completed.


WAIVER, AMENDMENT, AND TERMINATION (SEE PAGE 40)


     Centura and Triangle may agree to terminate the merger agreement and elect not to complete the merger at any time before the merger is completed.

     Each of the parties also can terminate the merger in certain other circumstances, including if the merger is not completed by June 30, 2000. But a party may not terminate the merger agreement for this reason, if (a) it willfully breached the merger agreement and (b) its breach is the reason the merger has not been completed.

     In addition, the parties may also terminate the merger if other circumstances occur which are described in the merger agreement, attached to this joint proxy statement-prospectus as Appendix A.

     The merger agreement may be amended by the written agreement of Triangle and Centura. The parties may amend the merger agreement without stockholder approval, even if Triangle stockholders have already approved the merger. However, Triangle and Centura stockholders must approve any amendments that would modify, in a material respect, the type or amount of consideration that they will receive in the merger.


ACCOUNTING TREATMENT (SEE PAGE 44)


     Centura intends to account for the merger as a pooling-of-interests transaction for accounting and financial reporting purposes.

     Pooling-of-interests is an accounting method that assumes that each company's stockholders have combined their ownership interests in such a manner that each group becomes an owner of the combined, enlarged business. Under pooling-of-interests, the earnings of each company are combined as though the combination had occurred at the beginning of the earliest financial period presented, and the assets of the acquired company are carried at their historical book values.


CERTAIN DIFFERENCES IN STOCKHOLDERS' RIGHTS (SEE PAGE 46)


     When the merger is completed each Triangle stockholder will automatically become a Centura stockholder. The rights of Centura stockholders differ from the rights of Triangle stockholders in certain important ways. Many of these have to do with provisions in Centura's articles of incorporation and bylaws and North Carolina law. Certain of these provisions are intended to make a takeover of Centura harder if the Centura board of directors does not approve it.


STOCK OPTION AGREEMENTS (SEE PAGE 45)


     Triangle and Centura entered into option agreements under which (i) Triangle granted Centura an option to purchase up to 5,014,000 shares of Triangle common stock under certain circumstances if the merger is not consummated and a third party attempts to take control of Triangle, and (ii) Centura granted Triangle an option to purchase up to 2,256,000 shares of Centura common stock under certain circumstances if the merger is not consummated and a third party attempts to take control of Centura.

HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

     The following table shows certain comparative per share data relating to net income, cash dividends, and book value. The equivalent pro forma information is based on an exchange ratio of .45.

     We present the pro forma and equivalent pro forma data for your information only. It does not necessarily indicate the results of operations or combined financial position that would have resulted had Centura completed the merger at the times indicated, and it does not necessarily indicate what future results of operations or combined financial position will be.


     You should read the information shown below in conjunction with the historical consolidated financial statements of Centura and Triangle and the notes provided with them and related financial information appearing elsewhere in this joint proxy statement prospectus. See "-- Selected Financial Data," "BUSINESS OF CENTURA -- Recent Developments" on page 67 of this joint proxy statement-prospectus and "WHERE YOU CAN FIND MORE INFORMATION" on page 70 of this joint proxy statement-prospectus.

                              CENTURA BANKS, INC.
                           AND TRIANGLE BANCORP, INC.
              HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                                       NINE MONTHS
                                                           YEARS ENDED DECEMBER 31,       ENDED
                                                           ------------------------   SEPTEMBER 30,
                                                            1996     1997     1998        1999
                                                           ------   ------   ------   -------------
NET INCOME
  Centura -- Historical
     Basic...............................................  $2.66    $3.22    $3.67        $2.60
     Diluted.............................................   2.60     3.15     3.60         2.57
  Pro forma (Centura and First Coastal)
     Basic...............................................   2.52     3.17     3.57         2.60
     Diluted.............................................   2.46     3.11     3.50         2.57
  Triangle -- Historical
     Basic...............................................   0.62     0.79     0.87         0.82
     Diluted.............................................   0.60     0.79     0.84         0.80
  Pro forma (Centura, First Coastal and Triangle)
     Basic...............................................   2.19     2.76     3.10         2.38
     Diluted.............................................   2.14     2.70     3.03         2.34
  Triangle equivalent pro forma(1)
     Basic...............................................   0.99     1.24     1.40         1.07
     Diluted.............................................   0.96     1.22     1.36         1.05
CASH DIVIDENDS PER SHARE(2)
  Centura -- Historical..................................  $1.00    $1.06    $1.14        $0.93
  Pro forma (Centura and First Coastal)..................   0.91     1.03     1.11         0.92
  Triangle -- Historical.................................   0.18     0.25     0.32         0.28
  Pro forma (Centura, First Coastal and Triangle)........   0.76     0.89     1.00         0.84
  Triangle equivalent pro forma(1).......................   0.34     0.40     0.45         0.39

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
BOOK VALUE
  Centura -- Historical.....................................     $23.66         $24.51
  Pro forma (Centura and First Coastal).....................      23.88          24.51
  Triangle -- Historical....................................       6.47           6.66
  Pro forma (Centura, First Coastal and Triangle)...........      20.27          20.85
  Triangle equivalent pro forma(1)..........................       9.12           9.38

---------------
(1) The equivalent pro forma per share data for Triangle is computed by multiplying pro forma information by an exchange ratio of .45.

(2) Centura has assumed that on a pro forma combined basis its pro forma cash dividends per share would be equivalent to Centura's historical cash dividends per share.

SELECTED FINANCIAL DATA


     The following tables present for Centura and for Triangle, selected consolidated financial data for the nine-month periods ended September 30, 1998 and 1999, and for the five-year period ended December 31, 1998. The information is based on the consolidated financial statements contained in reports Centura and Triangle have filed with the SEC, including their September 30, 1999 Quarterly Reports on Form 10-Q. All of these documents are incorporated by reference in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" on page 70.


     You should read the following tables in conjunction with the consolidated financial statements of Centura and Triangle described above and with the notes to them.

     Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the respective managements of Centura and Triangle, all adjustments (which include only normal recurring adjustments) necessary to arrive at a fair statement of interim results of operations of Centura and Triangle, respectively, have been included. With respect to Centura and Triangle, results for the nine-month period ended September 30, 1999 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

                        CENTURA SELECTED FINANCIAL DATA*

                                                                                                    NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                           SEPTEMBER 30,
                                --------------------------------------------------------------   -----------------------
                                   1994         1995         1996         1997         1998         1998         1999
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INCOME STATEMENT DATA:
  Net interest income.........  $  214,362   $  239,659   $  266,800   $  286,867   $  318,091   $  236,139   $  253,173
  Provision for loan losses...       7,495        8,079        9,746       13,643       15,644       11,069       27,077
  Investment securities gains
    (losses)..................      (1,093)        (511)       1,798          151          686          662       (1,208)
  Other noninterest income....      62,384       77,462       92,832      112,117      139,835      103,295      119,657
  Noninterest expense.........     181,795      205,650      243,439      253,357      290,397      215,478      232,386
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income
    taxes.....................      86,363      102,881      108,245      132,135      152,571      113,549      112,159
  Applicable income taxes.....      31,161       37,062       39,525       44,974       52,257       38,632       38,051
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income..................  $   55,202   $   65,819   $   68,720   $   87,161   $  100,314   $   74,917   $   74,108
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER COMMON SHARE DATA:
  Basic
    Net income................  $     2.07   $     2.39   $     2.52   $     3.17   $     3.57   $     2.67   $     2.60
  Diluted
    Net income................        2.04         2.35         2.46         3.11         3.50         2.62         2.57
    Cash dividends............         .74          .85         1.00         1.06         1.14         0.85         0.93
    Book value................       15.40        17.63        18.86        21.14        23.88        23.52        24.51
BALANCE SHEET DATA
  (AT PERIOD END):
  Total assets................  $5,377,757   $6,483,510   $6,900,110   $7,741,618   $8,795,560   $8,383,120   $8,876,485
  Loans.......................   3,681,259    4,349,986    4,563,684    5,053,713    5,852,830    5,460,334    5,852,553
  Allowance for loan losses...      52,492       59,038       63,105       68,576       72,310       71,390       72,619
  Investment securities.......   1,219,808    1,548,321    1,712,225    1,958,475    2,161,037    2,193,366    2,201,092
  Total deposits..............   4,242,469    4,938,014    5,157,424    5,772,368    6,068,649    5,965,548    6,034,436
  Borrowed funds..............     435,195      644,617      727,306      847,225    1,299,337    1,076,303    1,243,006
  Long-term debt
    Parent company............         683       26,539       26,395      100,251      103,093      103,236      103,136
    Subsidiary banks..........     216,718      291,157      380,517      327,962      511,191      438,777      683,966
  Total shareholders'
    equity....................     406,316      484,343      516,062      582,485      676,205      664,512      698,507
  Average assets..............   5,192,289    5,873,970    6,573,324    7,209,008    8,185,344    8,059,106    8,773,625
  Average shareholders'
    equity....................     398,990      463,825      494,483      552,100      639,787      628,550      697,049
Average shares outstanding
  (in thousands)
  Basic.......................      26,700       27,519       27,293       27,490       28,116       28,059       28,468
  Diluted.....................      27,104       28,058       27,959       28,058       28,675       28,620       28,883

CENTURA SELECTED FINANCIAL DATA (CONTINUED)*

                                                                                                    NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                           SEPTEMBER 30,
                                --------------------------------------------------------------   -----------------------
                                   1994         1995         1996         1997         1998         1998         1999
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
PROFITABILITY AND CAPITAL
RATIOS:
  Return on average assets....        1.06%        1.12%        1.05%        1.21%        1.23%        1.24%        1.13%
  Return on average equity....       13.84        14.19        13.90        15.79        15.68        15.94        14.21
  Net interest income
    (taxable-
    equivalent)/average
    earning assets............        4.24         4.17         4.15         4.09         3.98         4.38         4.31
  Loan/deposits...............       86.77        88.09        88.49        87.55        96.44        91.53        96.99
  Equity/assets (period
    end)......................        7.56         7.47         7.48         7.52         7.69         7.93         7.87
  Average total shareholders'
    equity/average total
    assets....................        7.68         7.90         7.52         7.66         7.82         7.80         7.94
  Leverage ratio..............        7.11         6.82         6.57         7.47         7.79         7.85         8.07
  Tier 1 capital/risk-weighted
    assets....................       10.56         9.92         9.61        10.67        10.18        10.47        10.43
  Total capital/risk-weighted
    assets....................       11.78        11.15        10.21        11.29        10.79        11.09        12.93
CREDIT QUALITY RATIOS:
  Allowance/period-end
    loans**...................        1.44%        1.38%        1.40%        1.37%        1.27%        1.33%        1.26%
  Nonperforming loans/total
    loans**...................         .68          .52          .51          .60          .57          .60          .66
  Allowance/nonperforming
    loans.....................        2.13x        2.67x        2.76x        2.29x        2.24x        2.20x        1.91x
  Nonperforming assets/loans
    and foreclosed
    properties**..............         .92%         .72%         .63%         .73%         .67%         .70%         .72%
  Provision/average loans**...         .22          .20          .22          .29          .30          .21          .47
  Net charge-offs/average
    loans**...................         .08          .12          .16          .24          .26          .26          .62

---------------
 * Restated for the merger with First Coastal Bankshares, Inc., completed March 26, 1999, and accounted for as a pooling of interests.
** Excludes mortgage loans held for sale.

                        TRIANGLE SELECTED FINANCIAL DATA

                                                                                                    NINE MONTHS ENDED
                                                   YEARS ENDED DECEMBER 31,                           SEPTEMBER 30,
                                --------------------------------------------------------------   -----------------------
                                   1994         1995         1996         1997         1998         1998         1999
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INCOME STATEMENT DATA:
  Net interest income.........  $   43,619   $   50,423   $   58,058   $   68,390   $   74,630   $   55,985   $   58,508
  Provision for losses on
    loans.....................       1,008           31        2,515        5,121        5,115        3,829        4,857
  Other noninterest income....       9,383       11,656       12,969       16,922       18,456       12,957       15,461
  Noninterest expense.........      41,071       43,072       44,876       50,125       54,896       42,340       38,003
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Income before income
    taxes.....................      10,923       18,976       23,636       30,066       33,075       22,773       31,109
  Applicable income taxes.....       3,740        6,460        8,840       10,540       11,217        7,668       10,430
                                ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income..................  $    7,183   $   12,516   $   14,796   $   19,526   $   21,858   $   15,105   $   20,679
                                ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER COMMON SHARE DATA:
  Basic
    Net income................  $      .31   $      .52   $      .62   $      .79   $      .87   $      .60   $      .82
  Diluted
    Net income................         .30          .51          .60          .76          .84          .58          .80
    Cash dividends............         .05          .11          .18          .25          .32          .23          .28
    Book value................        4.61         5.30         5.66         6.14         6.47         6.44         6.66
BALANCE SHEET DATA
  (AT PERIOD END):
  Total assets................  $1,194,286   $1,384,135   $1,598,753   $2,015,637   $2,123,084   $2,025,607   $2,346,306
  Loans, net of unearned
    income....................     705,618      853,398    1,021,099    1,290,936    1,383,137    1,342,996    1,540,633
  Allowance for losses on
    loans.....................      14,871       13,738       14,812       17,797       19,584       19,305       21,082
  Investment securities.......     373,828      378,244      432,881      547,029      563,293      512,742      591,117
  Total deposits..............   1,000,472    1,137,847    1,344,803    1,550,240    1,625,898    1,608,314    1,742,781
  Short-term borrowings.......      25,152       39,822       38,980       61,506      158,980       88,302      260,820
  Total stockholders'
    equity....................     108,874      127,259      136,403      152,471      163,027      161,957      168,226
  Average assets..............   1,136,049    1,263,337    1,528,728    1,758,148    2,009,754    1,990,364    2,213,143
  Average stockholders'
    equity....................     108,226      118,272      130,939      145,950      159,621      158,483      167,708
  Average shares outstanding
    (in thousands)
    Basic.....................      23,245       23,946       24,056       24,657       25,112       25,093       25,157
    Diluted...................      23,623       24,375       24,785       25,561       25,903       25,861       25,757
PROFITABILITY AND CAPITAL
  RATIOS:
  Return on average assets....         .63%         .99%         .97%        1.11%        1.09%        1.01%        1.25%
  Return on average common
    equity....................        6.64        10.58        11.30        13.38        13.69        12.74        16.49
  Net interest income
    (taxable-equivalent)/
    average earning assets....        4.21         4.37         4.23         4.36         4.24         4.31         4.07
  Loan/deposits...............       70.53        75.00        75.93        83.27        85.07        83.50        88.40
  Equity/assets (period
    end)......................        9.12         9.19         8.53         7.56         7.68         8.00         7.17
  Average stockholders'
    equity/average total
    assets....................        9.53         9.36         8.57         8.30         7.94         7.96         7.58
  Leverage ratio..............        8.27         9.12         8.09         7.70         7.90         7.95         7.56
  Tier 1 capital/risk-weighted
    assets....................       10.64        12.91        11.83        10.87        10.17        10.22        10.64
  Total capital/risk-weighted
    assets....................       12.32        13.92        12.93        12.08        11.39        11.47        11.89
CREDIT QUALITY RATIOS:
  Allowance/period-end
    loans.....................        2.11%        1.61%        1.45%        1.38%        1.42%        1.44%        1.37%
  Nonperforming loans/total
    loans.....................         .82          .69          .71          .66          .77          .87          .63
  Allowance/nonperforming
    loans.....................      258.00       234.00       204.00       208.00       184.00       165.00       217.00
  Nonperforming assets/loans
    and foreclosed
    properties................         .97          .77          .77          .71          .92          .99          .74
  Provision/average loans.....         .15         .004          .26          .44          .39          .39          .70
  Net charge-offs (average
    loans)....................         .50          .15          .14          .29          .25          .24          .31

---------------

                    SELECTED PRO FORMA FINANCIAL INFORMATION

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

     The following unaudited pro forma combined condensed balance sheet presents
(a) the historical unaudited consolidated balance sheet of Triangle and Centura at September 30, 1999, and (b) the pro forma combined condensed balance sheet of Centura at September 30, 1999, giving effect to the merger, assuming the merger is accounted for as a pooling of interests. The unaudited pro forma combined condensed balance sheet should be read in conjunction with the historical consolidated financial statements of Triangle and the historical consolidated financial statements of Centura, including the respective notes thereto, which are incorporated by reference in this joint proxy statement-prospectus, and the unaudited pro forma financial information appearing elsewhere in this joint proxy statement-prospectus. The unaudited pro forma combined condensed balance sheet is not necessarily indicative of actual results that would have been achieved had the transaction been consummated on the date indicated or which may be obtained in the future.

                                                                                        CENTURA AND
                                                                          ADJUSTMENTS    TRIANGLE
                                                                           INCREASE      PRO FORMA
                                                 CENTURA      TRIANGLE    (DECREASE)     COMBINED
                                                ----------   ----------   -----------   -----------
                                                              (DOLLARS IN THOUSANDS)
BALANCE SHEET
(AT PERIOD END):
  Total assets................................  $8,876,485   $2,346,306                 $11,222,791
  Loans, net of unearned income...............   5,852,553    1,540,633                   7,393,186
  Allowance for losses on loans...............     (72,619)     (21,082)                    (93,701)
  Investment securities.......................   2,201,092      591,117                   2,792,209
  Deposits....................................   6,034,436    1,742,781                   7,777,217
  Borrowed funds..............................   1,243,006      260,820                   1,503,826
  Long-term debt..............................     787,102      143,454                     930,556
  Total shareholders' equity..................     698,507      168,226    ($35,660)        831,073
  Average assets..............................   8,773,625    2,213,143                  10,986,768
  Average shareholders' equity................     697,049      167,708                     864,757
  Average shares outstanding
     Basic....................................  28,468,226   25,157,391                  39,789,052
     Diluted..................................  28,882,785   25,756,492                  40,473,206

---------------

PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

     The following unaudited pro forma combined condensed statements of income have been prepared for (i) the nine months ended September 30, 1999, and give effect to the merger, assuming the merger is accounted for as a pooling of interests, and (ii) each of the three years in the period ended December 31, 1998 and give effect to the merger, assuming the merger is accounted for as a pooling of interests, and Centura's merger with First Coastal Bankshares, Inc. that was completed on March 26, 1999, and accounted for as a pooling of interests. The unaudited pro forma combined condensed statements of income should be read in conjunction with the historical consolidated financial statements of Triangle and the historical consolidated financial statements of Centura, including the respective notes thereto, appearing elsewhere in this joint proxy statement-prospectus. The pro forma financial information is not necessarily indicative of actual results that would have been achieved had the transactions been consummated at the beginning of the periods presented and is not necessary indicative of future results.

                                                                                      NINE MONTHS
                                                       YEARS ENDED DECEMBER 31,          ENDED
                                                    ------------------------------   SEPTEMBER 30,
                                                      1996       1997       1998         1999
                                                    --------   --------   --------   -------------
                                                                (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
  Net interest income.............................  $324,858   $355,257   $392,721     $311,681
  Provision for loan losses.......................    12,261     18,764     20,759       31,934
  Securities gains, (losses), net.................     2,940      2,221      2,357         (623)
  Other noninterest income........................   104,659    126,969    156,620      134,533
  Noninterest expense.............................   288,315    303,482    345,293      270,389
                                                    --------   --------   --------     --------
  Income before income taxes......................   131,881    162,201    185,646      143,268
  Income taxes....................................    48,365     55,514     63,474       48,481
                                                    --------   --------   --------     --------
  Net income......................................  $ 83,516   $106,687   $122,172     $ 94,787
                                                    ========   ========   ========     ========

---------------

                                  RISK FACTORS

     If the merger is consummated, Triangle stockholders will receive shares of Centura common stock in exchange for their shares of Triangle common stock. Triangle stockholders should be aware of particular risks and uncertainties that are applicable to an investment in Centura common stock. Specifically, there are risks and uncertainties that bear on Centura's future financial results and that may cause Centura's future earnings and financial condition to be less than Centura's expectations.

     Some of the risks and uncertainties relate to economic conditions generally and would affect other financial institutions in similar ways. These aspects are discussed above under the heading "A Warning About Forward-Looking Statements." This section addresses particular risks and uncertainties that are specific to Centura.

     The merger involves the integration of two companies that have previously operated independently. Successful integration of Triangle's operations will depend primarily on Centura's ability to consolidate operations, systems and procedures and to eliminate redundancies and costs. We may not be able to integrate our operations without encountering difficulties including, without limitation:

     - the loss of key employees and customers;

     - the disruption of our businesses;

     - possible inconsistencies in standards, control procedures and policies;

     - unexpected problems with costs, operations, personnel, technology or credit; and

     - the assimilation of new operations, sites and personnel could divert resources from regular banking operations.

     Further, although we anticipate cost savings as a result of the merger to be meaningful, we may be unable to fully realize any of the potential cost savings expected. Finally, any cost savings which are realized may be offset by losses in revenues or other changes to earnings.

                        SPECIAL MEETINGS OF STOCKHOLDERS

PURPOSE

     TRIANGLE

     Centura and Triangle are furnishing this joint proxy statement-prospectus to holders of Triangle common stock in connection with the proxy solicitation by Triangle's board of directors. The Triangle board of directors will use the proxies at the special meeting of stockholders of Triangle to be held on February 3, 2000, and at any adjournments.

     At the Triangle special meeting, holders of Triangle common stock will be asked to vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of August 22, 1999, between Centura and Triangle, attached to this joint proxy statement-prospectus as Appendix A and the related plan of merger, between Triangle and Centura Merger Subsidiary, Inc., attached to this joint proxy statement-prospectus as Appendix B (together, the "merger agreement"). Pursuant to the merger agreement, Centura will acquire Triangle by means of the merger of Triangle with and into a newly-formed, wholly-owned subsidiary of Centura. This subsidiary will be the surviving corporation in the merger. Immediately after the merger, the subsidiary will be merged with and into Centura. The outstanding shares of Triangle common stock will be converted into shares of Centura common stock. Triangle stockholders will receive cash in lieu of any fractional shares.

     CENTURA

     Centura and Triangle are furnishing this joint proxy statement-prospectus to holders of Centura common stock in connection with the proxy solicitation by Centura's board of directors. The Centura board of directors will use the proxies at the Centura special meeting to be held on February 3, 2000, and at any adjournments.

     At the Centura special meeting, holders of Centura common stock will be asked to vote upon a proposal to approve the issuance of shares of Centura common stock pursuant to the merger agreement.

DATE, PLACE, AND TIME

     TRIANGLE

     The special meeting of Triangle's stockholders will be held at The McKimmon Center, located at Gorman Street at Western Boulevard, in Raleigh, North Carolina, at 4:00 p.m., local time, on February 3, 2000.

     CENTURA

     The special meeting of Centura's stockholders will be held at the Civic Room, 131 North Church Street, in Rocky Mount, North Carolina, at 10:00 a.m., local time, on February 3, 2000.

RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES

     TRIANGLE


     Triangle's board of directors fixed the close of business on December 9, 1999, as the record date for determining those Triangle stockholders who are entitled to notice of and to vote at the Triangle special meeting. Only holders of Triangle common stock of record on the books of Triangle at the close of business on December 9, 1999 have the right to receive notice of and to vote at the Triangle special meeting. On the Triangle record date, there were 25,246,579 shares of Triangle common stock issued and outstanding held by approximately 8,748 holders of record.


     At the Triangle special meeting, Triangle stockholders will have one vote for each share of Triangle common stock owned on the Triangle record date. The holders of a majority of the outstanding shares of Triangle common stock entitled to vote on a matter at the Triangle special meeting must be present in order for a quorum to exist at the Triangle special meeting.

     To determine if a quorum is present, Triangle intends to count the following:

     - shares of Triangle common stock present at the Triangle special meeting either in person or by proxy;

     - shares of Triangle common stock present in person at the Triangle special meeting but not voting; and

     - shares of Triangle common stock for which it has received proxies but with respect to which holders of shares have abstained on any matter.

Approval of the merger requires the affirmative vote of a majority of the votes entitled to be cast at the Triangle special meeting.

     Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares to approve the merger without specific instructions from their customers. Any abstention, non-voting share or "broker non-vote" will have the same effect as a vote AGAINST the approval of the merger.

     Properly executed proxies that Triangle receives before the vote at the Triangle special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER, AND THE PROXY HOLDER MAY VOTE THE PROXY IN ITS DISCRETION AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE TRIANGLE SPECIAL MEETING. IF NECESSARY, THE PROXY HOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE TRIANGLE SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT

VOTES TO APPROVE THE PROPOSAL AT THE TIME OF THE TRIANGLE SPECIAL MEETING. HOWEVER, NO PROXY HOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE MERGER IN FAVOR OF A PROPOSAL TO ADJOURN THE TRIANGLE SPECIAL MEETING.

     A Triangle stockholder who has given a proxy solicited by Triangle's board of directors may revoke it at any time prior to its exercise at the Triangle special meeting by (1) giving written notice of revocation to the Secretary of Triangle, (2) properly submitting to Triangle a duly executed proxy bearing a later date, or (3) attending the Triangle special meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Triangle Bancorp, Inc., 4300 Glenwood Avenue, Raleigh, North Carolina 27612, Attention: Susan C. Gilbert, Secretary.


     On the Triangle record date, Triangle's directors and executive officers, including their immediate family members and affiliated entities owned 1,990,250 shares or approximately 7.9% of the outstanding shares of Triangle common stock, or approximately 15.5% of the shares required to approve the merger. This number does not include shares subject to options to purchase Triangle common stock. We expect that the directors and executive officers of Triangle will vote their shares in favor of the merger.


     On the Triangle record date, Centura held no shares of Triangle common stock other than in a fiduciary capacity for others, or as a result of debts previously contracted, and Triangle held no shares of Triangle common stock other than in a fiduciary capacity for others with respect to which it has sole or shared voting power. In addition, one director of Centura owned approximately 5,500 shares of Triangle on the Triangle record date, which shares had been acquired as an investment well in advance of negotiation of the merger.

     CENTURA


     Centura's board of directors fixed the close of business on December 9, 1999, as the Centura record date for determining those Centura stockholders who are entitled to notice of and to vote at the Centura special meeting. Only holders of Centura common stock of record on the books of Centura at the close of business on December 9, 1999 have the right to receive notice of and to vote at the Centura special meeting. On the Centura record date, there were 28,100,485 shares of Centura common stock issued and outstanding held by approximately 13,477 holders of record.


     At the Centura special meeting, Centura stockholders will have one vote for each share of Centura common stock owned on the Centura record date. The holders of a majority of the outstanding shares of Centura common stock entitled to vote at the Centura special meeting must be present in order for a quorum to exist at the Centura special meeting.

     To determine if a quorum is present, Centura intends to count the following:

     - shares of Centura common stock present at the Centura special meeting either in person or by proxy;

     - shares of Centura common stock present in person at the Centura special meeting but not voting; and

     - shares of Centura common stock for which it has received proxies but with respect to which holders of shares have abstained on any matter.

Approval of the issuance of shares of Centura common stock pursuant to the merger agreement requires the affirmative vote of a majority of the shares represented at the Centura special meeting.

     Brokers who hold shares in street name for customers who are the beneficial owners of such shares may not give a proxy to vote those shares without specific instructions from their customers.

     Properly executed proxies that Centura receives before the vote at the Centura special meeting that are not revoked will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF THE SHARES OF CENTURA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, AND THE PROXY HOLDER MAY VOTE THE

PROXY IN ITS DISCRETION AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE CENTURA SPECIAL MEETING. IF NECESSARY, THE PROXY HOLDERS MAY VOTE IN FAVOR OF A PROPOSAL TO ADJOURN THE CENTURA SPECIAL MEETING IN ORDER TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE PROPOSAL AT THE TIME OF THE CENTURA SPECIAL MEETING. HOWEVER, NO PROXY HOLDER WILL VOTE ANY PROXIES VOTED AGAINST APPROVAL OF THE ISSUANCE OF THE SHARES OF CENTURA COMMON STOCK PURSUANT TO THE MERGER AGREEMENT IN FAVOR OF A PROPOSAL TO ADJOURN THE CENTURA SPECIAL MEETING.

     A Centura stockholder who has given a proxy solicited by Centura's board of directors may revoke it at any time prior to its exercise at the Centura special meeting by (1) giving written notice of revocation to the Secretary of Centura,
(2) properly submitting to Centura a duly executed proxy bearing a later date, or (3) attending the Centura special meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be sent to: Centura Banks, Inc., 134 North Church Street, Rocky Mount, North Carolina 27804, Attention: Joseph A. Smith, Jr., Secretary.


     On the Centura record date, Centura's directors and executive officers, including their immediate family members and affiliated entities owned 2,390,758 shares or approximately 8.5% of the outstanding shares of Centura common stock. This number does not include shares subject to options to purchase Centura common stock. On the Centura record date, Triangle's directors and executive officers owned 13,836 shares of Centura common stock. We expect that the directors and executive officers of Centura and Triangle will vote their shares in favor of the merger.


     On the Centura record date, Triangle held no shares of Centura common stock other than in a fiduciary capacity for others, or as a result of debts previously contracted, and Centura held no shares of Centura common stock other than in a fiduciary capacity for others with respect to which it has sole or shared voting power.

SOLICITATION OF PROXIES

     TRIANGLE

     Directors, officers and employees of Triangle may solicit proxies by mail, in person, or by telephone or telegraph. They will receive no additional compensation for such services. Triangle may, however, hire a professional proxy solicitor who will receive a fee for its services. Triangle may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Triangle common stock held of record by such persons. Triangle will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. Triangle will pay its own expenses in connection with the merger, except that Centura will pay one-half of the printing costs incurred in connection with the printing of the registration statement and this joint proxy statement-prospectus, as provided in the merger agreement. See "DESCRIPTION OF TRANSACTION -- Expenses and Fees."

     CENTURA

     Directors, officers and employees of Centura may solicit proxies by mail, in person, or by telephone or telegraph. They will receive no additional compensation for such services. Centura may, however, hire a professional proxy solicitor who will receive a fee for its services. Centura may also make arrangements with brokerage firms and other custodians, nominees, and fiduciaries, if any, for the forwarding of solicitation materials to the beneficial owners of Centura common stock held of record by such persons. Centura will reimburse any such brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them for such services. Centura will pay its own expenses in connection with the merger, except that Triangle will pay one-half of the printing costs incurred in connection with the registration statement and this joint proxy statement-prospectus, as provided in the merger agreement. See "DESCRIPTION OF TRANSACTION -- Expenses and Fees."

NO DISSENTERS' RIGHTS

     TRIANGLE

     Triangle stockholders do not have dissenters' rights with respect to the merger.

     CENTURA

     Centura stockholders do not have dissenters' rights with respect to the issuance of shares of Centura common stock pursuant to the merger agreement.

RECOMMENDATION

     TRIANGLE

     Triangle's board of directors has unanimously approved the merger and believes that the proposal to approve the merger is in the best interests of Triangle and its stockholders. Triangle's board of directors recommends that you vote FOR approval of the merger.

     CENTURA

     Centura's board of directors has unanimously approved the issuance of the shares of Centura common stock pursuant to the merger agreement and believes that the proposal is in the best interests of Centura and its stockholders. Centura's board of directors recommends that you vote FOR approval of the issuance of shares of Centura common stock pursuant to the merger agreement.

                           DESCRIPTION OF TRANSACTION

     The following information describes material aspects of the merger. This description does not provide a complete description of all the terms and conditions of the merger agreement. It is qualified in its entirety by the Appendices hereto, including the text of the merger agreement, which is attached as Appendices A and B to this joint proxy statement-prospectus. The appendices, including the merger agreement, are incorporated herein by reference. You are urged to read the Appendices in their entirety.

THE MERGER

     The merger agreement provides for the acquisition of Triangle by Centura pursuant to the merger of Triangle into a newly-formed, wholly-owned subsidiary of Centura. Immediately after the merger, the merger subsidiary will be merged into Centura, and Triangle's banking subsidiaries, Triangle Bank and Bank of Mecklenburg, will be merged into Centura Bank.

WHAT TRIANGLE STOCKHOLDERS WILL RECEIVE IN THE MERGER

     If we complete the merger, each Triangle stockholder will receive .45 of a share of Centura common stock for each share of Triangle common stock held by such stockholder at the date the merger is completed.

     Under certain limited circumstances described below, the exchange ratio could be increased pursuant to certain provisions of the merger agreement. UNDER NO CIRCUMSTANCES WOULD THE EXCHANGE RATIO BE LESS THAN .45 OF A SHARE OF CENTURA COMMON STOCK FOR EACH SHARE OF TRIANGLE COMMON STOCK. Such an adjustment would occur only if Triangle's board of directors elects to terminate the merger agreement pursuant to the provisions of the merger agreement described below and if Centura then elects to avoid termination of the merger agreement by increasing the exchange ratio.

     For purposes of the description of these provisions and their operation the following definitions apply:

     The "average closing price" is the average of the closing price of Centura common stock as reported on the New York Stock Exchange (as reported by The Wall Street Journal, or, if not reported thereby, by another authoritative source selected by Centura) for 10 consecutive full trading days in which such shares are traded on the New York Stock Exchange ending at the close of trading on the "determination date."

     The "determination date" is the latest of the date on which approval of the merger by the Federal Reserve is received (without regard to any requisite waiting period), the date the merger is approved by Triangle stockholders, and the date the issuance of shares of Centura common stock pursuant to the merger agreement is approved by Centura stockholders.

     The "Centura ratio" is the number obtained by dividing the "average closing price" by $52.00.

     The "index price" is the weighted average of the closing prices of the common stock of the bank holding companies described as the "index group" in the merger agreement as of a given date.

     The "index ratio" is the number obtained by dividing the index price on the determination date by the index price as of August 20, 1999, and then subtracting .15 from the result.

     If both:

     (1) the average closing price is less than $41.60 (i.e. $52.00 (the closing price of Centura common stock on the last trading day before the public announcement of the merger) multiplied by .8); and

     (2) the Centura ratio is less than the index ratio,

then Triangle may elect to terminate the merger agreement unless Centura increases the exchange ratio such that the number of shares of Centura common stock issued in exchange for each share of Triangle common stock has a value (based on the average closing price) equal to the lesser of (i) $18.72 (corresponding to an average closing price of $41.60) or (ii) the value (based on the average closing price) of the number of shares of Centura common stock that would have been exchanged for each share of Triangle common stock if the relative performance of the Centura common stock as determined above was 15% lower than the relative performance of the index group. If the merger is approved by Triangle stockholders, and both of the triggers discussed above are subsequently met, Triangle's board of directors may elect not to terminate the merger agreement and to consummate the merger anyway without resoliciting Triangle stockholders.

     These conditions reflect the parties' agreement that Triangle stockholders will assume the risk of declines in the value of Centura common stock to $41.60. Any adjustment of the exchange ratio reflecting a decline in the price of Centura common stock to below $41.60 would be dependent on whether the average closing price of Centura common stock lags behind a market basket of comparable bank holding company common stocks (the index group) by more than 15%.

     In making its determination of whether to terminate the merger agreement, the Triangle board of directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances that exist at such time, including, without limitation, information concerning the business, financial condition, results of operations, and prospects of Centura (including the recent performance of Centura common stock, the historical financial data of Centura, customary statistical measurements of Centura's financial performance, and the future prospects for Centura common stock following the merger), and the advice of Triangle's financial advisors and legal counsel. If the Triangle board of directors elects to terminate the merger agreement, Centura would then determine whether to proceed with the merger at the higher exchange ratio. In making this determination, the principal factors Centura will consider include the projected effect of the merger on Centura's pro forma earnings per share and whether Centura's assessment of Triangle's earning potential as part of Centura justifies the issuance of an increased number of Centura shares. If Centura declines to adjust the exchange ratio, Triangle may elect to proceed without the adjustment, provided it does so within 12 days after the determination date. Centura is under no obligation to adjust the exchange ratio.

     The operation of the adjustment mechanism can be illustrated by three scenarios. (For purposes of the scenarios, it has been assumed that the initial exchange ratio is .45, the starting price of Centura common stock is $52.00, and the index price, as of the starting date, is $100.)

          (1) The first scenario occurs if the average closing price is $41.60 or greater. Under this scenario, regardless of any comparison between the Centura ratio and the index ratio, there would be no possible adjustment to the exchange ratio, even though the value of the consideration to be received by Triangle stockholders could have fallen from a pro forma $23.40 per share, as of the starting date, to a pro forma $18.72 per share, as of the determination date.

          (2) The second scenario occurs if the average closing price is less than $41.60, but does not represent a decline from the starting price of more than 15% than the decline of the common stock prices of the index group. Under this scenario, there also would be no possible adjustment to the exchange ratio, even though the value of the consideration to be received by Triangle stockholders would have fallen from a pro forma $23.40 per share, as of the starting date, to an amount based on the then lower average closing price of Centura common stock, as of the determination date, of less than a pro forma $18.72 per share.

          (3) The third scenario occurs if the average closing price declines below $41.60 and the Centura ratio is below the index ratio. Under this scenario, the adjustment in the exchange ratio is designed to ensure, subject to the Triangle board of directors exercising its rights to terminate the merger agreement and the Centura board of directors electing to avoid such termination, that if the merger is consummated the Triangle stockholders receive shares of Centura common stock having a value (based on the average closing price) that corresponds to at least $41.60 per Centura share or a 15% decline from the stock price performance reflected by the index group, whichever is less.

             Example 1 -- If the average closing price were $35.00, and the ending index price, as of the determination date, were $90, the Centura ratio (.6730) would be below the index ratio (.75, or .90 minus .15), and Triangle could terminate the merger agreement unless Centura elected within five days to increase the exchange ratio to equal .5014, which represents the lesser of (a) .5348 (the result of dividing $18.72 (the product of .8, $52.00, and the .45 exchange ratio) by the average closing price ($35.00), rounded to the nearest ten-thousandth) and (b) .5014 (the result of dividing the index ratio (.75) times .45 by the Centura ratio (.6730), rounded to the nearest ten-thousandth). Based on the assumed $35.00 average closing price, the new exchange ratio would represent a value to the Triangle stockholders of $17.55 per share.

             Example 2 -- If the average closing price were $35.00, and the ending index price, as of the determination date, were $100, the Centura ratio (.6730) would be below the index ratio (.85, or 1.00 minus .15), and Triangle could terminate the merger agreement unless Centura elected within five days to increase the exchange ratio to equal .5348, which represents the lesser of (a) .5348 (the result of dividing $18.72 (the product of .8, $52.00, and the .45 exchange ratio) by the average closing price ($35.00), rounded to the nearest ten-thousandth) and (b) .5684 (the result of dividing the index ratio (.85) times .45 by the Centura ratio (.6730), rounded to the nearest ten-thousandth). Based on the assumed $35.00 average closing price, the new exchange ratio would represent a value to the Triangle stockholders of pro forma $18.72 per share.

          However, it is possible that Triangle's board of directors would not elect to exercise its termination right, even if the average closing price is below $41.60 and the Centura ratio is below the index ratio. Under these circumstances, the exchange ratio would remain at .45, regardless of the fact that the average closing price is below $41.60. Conversely, it is possible that if Triangle's board of directors does elect to exercise its termination right, Centura's board of directors would not elect to increase the exchange ratio to prevent such termination, and under these circumstances the merger agreement would terminate unless Triangle elects to proceed without the adjustment.

     The actual market value of a share of Centura common stock at the effective time of the merger and at the time certificates for those shares are delivered following surrender and exchange of certificates for shares of Triangle common stock may be more or less than the average closing price. Triangle stockholders are urged to obtain current market prices for Centura common stock. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."


EFFECT OF THE MERGER ON TRIANGLE OPTIONS

     When the merger becomes effective, each option granted under Triangle's stock plans that is outstanding (the "options"), whether or not exercisable, will become an option to purchase Centura common stock. Centura will assume each option in accordance with the terms of Triangle's stock plans and stock option or other agreement that evidences the option and will deliver Centura common stock upon the exercise of each option. After the merger becomes effective,

     (1) Centura and its Compensation Committee will be substituted for Triangle and the Committee of Triangle's board of directors administering Triangle's plans;

     (2) each option assumed by Centura may be exercised only for shares of Centura common stock;

     (3) the number of shares of Centura common stock subject to the option will be equal to the number of shares of Triangle common stock subject to the option immediately before the merger becomes effective multiplied by the exchange ratio and rounding down to the nearest whole share; and

     (4) the per share exercise price under each option will be adjusted by dividing it by the exchange ratio and rounding up to the nearest cent.

     Notwithstanding the foregoing, each Triangle option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code.

     For information with respect to stock options held by Triangle's management, see "-- Interests of Certain Persons in the Merger."

EXPECTED TAX TREATMENT AS A RESULT OF THE MERGER

     Centura and Triangle have not and do not intend to seek a ruling from the Internal Revenue Service ("IRS") as to the federal income tax consequences of the merger. The opinion of counsel, Alston & Bird LLP, as to certain of the expected federal income tax consequences of the merger is an exhibit to the registration statement and supports the following discussion of the anticipated federal income tax consequences of the merger to stockholders of Triangle. This discussion does not address, among other matters:

     (1) state, local, or foreign tax consequences of the merger;

     (2) federal income tax consequences to Triangle stockholders who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, dealers in stocks and securities, and persons who hold their stock as part of a straddle or conversion transaction;

     (3) federal income tax consequences affecting shares of Triangle common stock acquired upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation;

     (4) the tax consequences to holders of options to acquire shares of Triangle common stock; and

     (5) the tax consequences to Centura and Triangle of any income and deferred gain recognized pursuant to Treasury Regulations issued under Section 1502 of the Internal Revenue Code.

     Assuming that the merger is consummated in accordance with the merger agreement, it is anticipated that the following federal income tax consequences will occur:

     (1) The merger will constitute a reorganization within the meaning of
         Section 368(a) of the Internal Revenue Code.

     (2) No gain or loss will be recognized by Centura, Triangle or Centura's merger subsidiary as a result of the merger.

     (3) No gain or loss will be recognized by the stockholders of Triangle as a result of the exchange of all of the shares of Triangle common stock that they own for Centura common stock pursuant to the merger, except that gain or loss will be recognized on the receipt of any cash in lieu of a fractional share.

     (4) The tax basis of Centura common stock to be received by the Triangle stockholders, who exchange all of their Triangle common stock for Centura common stock in the merger, will be the same as the tax basis of the Triangle common stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     (5) The holding period of the Centura common stock to be received by Triangle stockholders, who exchange all of their Triangle common stock for Centura common stock in the merger (and cash received in lieu of fractional shares of Centura common stock), will include the holding period of the Triangle common stock surrendered in exchange therefor, provided the Triangle shares were held as a capital asset by the Triangle stockholders on the date of the exchange.

     (6) The payment of cash to Triangle stockholders in lieu of fractional share interests of Centura common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Centura. These cash payments will be treated as having been received as distributions in full payment in exchange for the Centura common stock redeemed, as provided in Section 302 of the Internal Revenue Code.

     The obligation of Centura and Triangle to complete the merger is conditioned on, among other things, receipt by Centura and Triangle of an opinion of Alston & Bird LLP, with respect to certain of the federal income tax consequences of the merger. The conditions relating to the receipt of the tax opinion may be waived by both Centura and Triangle. Neither Centura nor Triangle currently intends to waive the conditions relating to the receipt of the tax opinion. If the conditions relating to the receipt of the tax opinion were waived and the material federal income tax consequences of the merger were substantially different from those described in this joint proxy statement-prospectus, Triangle would resolicit the approval of its stockholders prior to completing the merger.

     Tax consequences of the merger may vary depending upon the particular circumstances of each Triangle stockholder. Accordingly, Triangle stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of state, local, and foreign tax laws.

BACKGROUND OF AND REASONS FOR THE MERGER

     BACKGROUND.

     Triangle Bank was established in 1988. At the time the purpose was to create a new, locally focused bank that could offer quality banking services to consumers and small-to-medium sized businesses in the Raleigh, North Carolina area. Triangle was established in 1992 as the parent holding company of Triangle Bank.


     Following an acquisition in each of 1991 and 1993, Triangle's management determined in 1994 that a well executed acquisition plan in concert with internal growth would benefit Triangle. In particular, management believed a well executed acquisition plan could (1) provide opportunities to achieve economies of scale that would increase Triangle's efficiency and profitability;
(2) improve Triangle's ability
to compete with the many financial institutions doing business in Triangle's market area; (3) result in an institution better able to respond to technological changes; and (4) enable the resulting institution to better respond to the needs of its customers and the communities it serves.


     Triangle carried out this plan with success from 1995 to September 1998, the date of its last acquisition. As a result of these acquisitions, Triangle increased in asset size from approximately $302.7 million at December 31, 1993 to approximately $2.3 billion as of September 30, 1999. During the same period, the number of Triangle Bank's branches has increased from 12 to 68, located primarily in the central and eastern regions of North Carolina. In addition, Bank of Mecklenburg, Triangle's other bank subsidiary, has three branches in Charlotte. As of September 30, 1999, Triangle had a market capitalization of approximately $467 million, compared to a market capitalization of approximately $33 million at December 31, 1993.

     As part of its acquisition plan, Triangle reviewed its performance against its peers, both in North Carolina and nationally, at least once a year. Triangle also periodically conducted a strategic review during which Triangle examined its strategic business alternatives, devoting particular attention to the continuing consolidation and increasing competition in the banking and financial services industries in North Carolina. North Carolina is home to many large, aggressive commercial banking entities, including Triangle, and the banking market in North Carolina in particular has been subject to significant consolidation in recent years. As a result, competition in the local banking and financial services industries has intensified. Triangle reaped the benefit of this consolidation from 1993 through 1998.

     From 1994 through 1997, Triangle common stock out-performed most of its peers as well as most securities markets in general. The latter half of 1998, however, saw the price of Triangle common stock decline along with most other bank issues and the markets in general. Despite Triangle's continued good financial performance, the price of Triangle common stock remained essentially flat through 1999 until the announcement of the merger.

     In recent years, Triangle had received inquiries from potential acquirors. These inquiries were analyzed by Triangle's board of directors or its executive committee, with the assistance of its financial advisor, Wheat First Securities, a division of First Union Securities, Inc. ("Wheat First"). In general, any possible price suggested in these inquiries was deemed inadequate by Triangle, in consultation with Wheat First, based on Triangle's performance and prospects compared to the performance and prospects of the potential acquirors. In light of Triangle's performance and prospects, and the continued appreciation of Triangle common stock, Triangle's board of directors had determined in the past several years that Triangle stockholders, employees and communities would be better served by remaining independent.

     In 1999, Triangle received preliminary expressions of interest from two bank holding companies prior to the time that Centura contacted Triangle. Management of Triangle reviewed the bank holding companies' expressions of interest with Wheat First and Triangle's executive committee and determined that it was not in the best interests of Triangle or the Triangle stockholders to pursue these preliminary expressions of interest further.

     On August 4, 1999, Centura's Chairman and Chief Executive Officer, Cecil Sewell, visited Triangle's President and Chief Executive Officer, Michael S. Patterson, to discuss the relative merits of a merger of Triangle and Centura. Mr. Sewell and Mr. Patterson had previously worked together at one of Centura's predecessor institutions and had continued to keep in contact, discussing from time to time general economic and business conditions affecting their institutions and the possibility, in very general terms, of combining the two companies. Mr. Sewell stated that Triangle was Centura's top strategic acquisition priority, based on similar cultures and markets, and suggested a possible price in the mid-$20's for each share of Triangle common stock in a stock-for-stock merger of the parties.

     After his meeting with Mr. Sewell, Mr. Patterson informed Robert L. Guthrie, Chairman of the executive committee to Triangle's board of directors, of Mr. Sewell's inquiry and Mr. Guthrie authorized Mr. Patterson to analyze the merits of a possible merger with Centura. The proposed merger, including the exchange ratio implied by the suggested price per share for Triangle common stock as indicated by

Mr. Sewell, was given to Triangle's financial advisor, Wheat First, to review. Wheat First's analysis indicated that a merger of Centura and Triangle, in the price range indicated by Mr. Sewell, would be fair from a financial point of view to the Triangle stockholders. On August 12, 1999, Mr. Patterson met with Mr. Sewell to further discuss a possible merger with Centura at which meeting a proposal was presented to Triangle by Centura, including an exchange ratio of
 .45 of a share of Centura common stock for each share of Triangle common stock.

     On August 17, 1999, Triangle's executive committee met to consider the Centura proposal, including the exchange ratio. An analysis prepared by Wheat First was reviewed. Triangle's executive committee considered the alternatives available to Triangle, including remaining independent or merging with another party. Triangle's executive committee unanimously approved the exchange ratio and basic parameters of the merger and authorized Mr. Patterson to seek to negotiate a definitive merger agreement with Centura. Negotiations ensued, Centura executed a confidentiality agreement and the parties conducted due diligence with respect to each other through August 21, 1999.

     In considering Centura's proposal, Triangle's executive committee compared the two companies and found a similarity in corporate cultures as well as a shared history of serving similar markets and engaging in small business and retail lending. In addition, Triangle's executive committee considered Centura's established electronic banking program, proven sales culture, existing fee-based lines of business, such as insurance, brokerage, asset management and investment banking services. By comparison, Triangle was just beginning to implement the development of an electronic delivery channel for its products and services and the development of a sales culture to further penetrate its existing markets. Both of these initiatives would require the expenditure of a great deal of money in hiring people, buying or leasing equipment and software, and training employees, and would present a number of execution risks. The expense of these items would have a significant impact on Triangle's future earnings. This potential negative impact, coupled with Triangle's recent stock price, could have been damaging to Triangle's ability to execute its strategic plan and to provide an acceptable level of performance for the Triangle stockholders. In addition, Triangle's management realized that its past practice of growing by acquisition would be hampered in the future if the price of Triangle common stock did not rise.

     Triangle's executive committee met again on August 22, 1999. At this meeting, Triangle's management reviewed the progress of the negotiations with Centura and Wheat First reviewed in detail the financial terms of Centura's proposal. Wheat First reviewed the economic implications of Centura's proposed exchange ratio of .45 of a share of Centura common stock for each share of Triangle common stock. Based on the closing price of Centura common stock of $52.00 on August 20, 1999, the exchange ratio represented $23.40 per share or approximately 3.56 times Triangle's stated book value per share as of June 30, 1999 and approximately 21.7 times Triangle's annualized last quarter earnings, based upon Triangle's earnings per share in the second quarter of 1999. Wheat First compared the merger to 11 transactions announced since October 1, 1998 that Wheat First identified as comparable. Wheat First also reviewed with Triangle's executive committee the possibility that Centura common stock might currently be undervalued when compared to Centura's current performance and that there was potential for appreciation inherent in Centura common stock that could make the exchange ratio more attractive to Triangle stockholders.

     During the meeting, Triangle's executive committee also considered the complementary nature of Centura's and Triangle's businesses and the synergies that could be achieved by offering all of these business lines across an expanded customer base. Triangle's executive committee also considered that Mr. Patterson would become Chairman of the Board of the combined company and receive an employment agreement with Centura and that seven of Centura's 30 directors after the merger would be current members of Triangle's board of directors. Triangle's executive committee considered these management and board arrangements to be in the best interests of Triangle stockholders as continuing stockholders of Centura. Triangle's executive committee also considered the alternative of Triangle remaining independent and discussed that, given competition in the marketplace and the expenditures required to upgrade and expand Triangle's infrastructure, an independent Triangle would be unable to achieve in the foreseeable future the same stockholder value represented by the merger. Triangle's executive committee also considered in general the terms of the proposed agreement. After extensive discussion, Triangle's executive committee concluded that it was in the best interests of Triangle and the Triangle stockholders and other constituencies to merge with Centura and voted unanimously to recommend the merger to the full Triangle board of directors.

     Later on August 22, 1999, all members of Triangle's board of directors met to consider the merger. Wheat First again presented its analysis of the merger and Triangle's board of directors considered in detail all of the matters described above. After extensive discussion, the directors concluded that the merger was in the best interests of Triangle and the Triangle stockholders and other constituencies and unanimously approved the execution and delivery of the merger agreement.

     REASONS FOR THE MERGER.

     TRIANGLE. Triangle's board of directors has determined that the merger is in the best interests of Triangle and the Triangle stockholders and has unanimously approved the merger agreement and the plan of merger. In reaching its determination, Triangle's board of directors considered a number of factors, including, but not limited to, the following:


      (1) Information with respect to the financial condition, results of operations, business, and prospects of Triangle and Centura (see "BUSINESS OF TRIANGLE," "BUSINESS OF CENTURA," and "COMPARATIVE MARKET PRICES OF COMMON STOCK") and a review, based in part on presentations by Wheat First and the due diligence reviews by Wheat First and management, of the business, operations, financial condition, earnings, and prospects of Centura;


      (2) The structure of the contemplated transaction, together with the exchange ratio in the merger from a number of valuation perspectives, as presented by Wheat First, and the current market value of the merger to the Triangle stockholders. Triangle's board of directors considered that, based upon the closing prices of Centura common stock and Triangle common stock on the last trading day preceding its approval of the merger (August 20, 1999), the exchange ratio represented a market premium at such time of $6.90 per share, or approximately 42%;

      (3) The opinion of Wheat First that as of August 22, 1999, the exchange ratio of .45 of a share of Centura common stock for each share of Triangle common stock was fair to the Triangle stockholders from a financial point of view (See "-- Opinion of Triangle's Financial Advisor");

      (4) The current and prospective economic and competitive environment facing Triangle; the range of possible values available to the Triangle stockholders by remaining independent and by pursuing other strategic options, including the likelihood of actually receiving those values; and the inability of Triangle to achieve comparable value in the foreseeable future by remaining independent;

      (5) The potential for appreciation of Centura common stock due to Centura being undervalued relative to its peers;

      (6) The potential ability of Centura, after the merger, to enhance the products and services currently provided by Triangle to its customers and the combined market share, after the merger, of Triangle and Centura in important markets in North Carolina;

      (7) The effect of the merger on Triangle's employees, customers and the communities it serves, including the impact of divestitures and cost saving measures associated with the merger;

      (8) The projected financial effects of the merger, including the cost savings (resulting from back office efficiencies, reductions in force, consolidations and other cost savings) of approximately $23 million in 2000 and $32 million in 2001 and an increase in Centura earnings per share of approximately 0.4% ($.02 per share) in 2001 anticipated to result from the merger, and the effects of the merger on the risked-based and leverage capital ratios of the entity and its subsidiaries (see "PRO FORMA FINANCIAL INFORMATION" and "-- Management and Operations After the Merger");

      (9) The number of seats on Centura's board of directors to be held by current Triangle directors, together with Mr. Patterson's management role in the combined entity and the terms of his employment agreement with Centura (see "-- Interests of Certain Persons in the Merger");

     (10) The terms and conditions of the merger agreement and the plan of merger, including the tax-free nature of the merger and the treatment of the merger as a pooling-of-interests for accounting purposes, the stock option agreements, and the other documents executed in connection with the merger;

     (11) The fact that the pooling-of-interests accounting method is anticipated to be unavailable sometime in 2001, and the potential impact of the loss of such accounting method on values financial institutions can expect to receive in future transactions;

     (12) The provisions of the merger agreement permitting Triangle to terminate the merger if the price of Centura common stock falls more than a specified amount both in absolute terms and relative to an index based on the stock of other financial institutions, unless Centura agrees to adjust the exchange ratio upwards to offset the fall (see "-- What Triangle Stockholders Will Receive in the Merger" and "-- Conditions to Consummation of the Merger"); and

     (13) An evaluation of the risks to consummation of the merger, including, among others, the risks associated with obtaining all necessary regulatory approvals without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the merger agreement and compliance with which would materially adversely affect the anticipated benefits of the transaction to Centura.

     The foregoing discussion of the information and factors considered by Triangle's board of directors is not intended to be exhaustive, but constitutes all material factors considered by Triangle's board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, Triangle's board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination and individual directors may have given different weight to different factors. In considering and approving the merger, Triangle's board of directors relied upon information and analysis prepared by management and by Wheat First. Throughout their deliberations, Triangle's executive committee and Triangle's board of directors received the advice of special counsel experienced in bank merger matters.

     Triangle's board of directors believes that the merger is in the best interests of Triangle and the Triangle stockholders. ACCORDINGLY, TRIANGLE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE TRIANGLE STOCKHOLDERS VOTE FOR THE MERGER.

     CENTURA. Centura's board of directors has determined that the merger is in the best interests of Centura and the Centura stockholders and has unanimously approved the merger agreement. In reaching its determination, Centura's board of directors considered a number of factors, including, but not limited to, the following:

     (1) Transaction Strengthens Centura's North Carolina Franchise. There is significant overlap of markets served by the two companies as Centura is in every market served by Triangle. The merger will increase the presence of the combined company in a number of markets. This is particularly true in Metropolitan Statistical Areas (i.e., non-rural) such as the Research Triangle area of North Carolina.

     (2) Transaction Leverages Centura's Strategy and Investments. The merger will allow Centura to apply its customer information know-how and sales culture to a substantially increased number of households. This should result in providing additional and needed services to customers and greater profitability.

     (3) Information Concerning Triangle. Centura's board of directors considered information in part derived from presentations by Keefe, Bruyette & Woods, Inc. and the due diligence review by Keefe, Bruyette & Woods, Inc. and management as well as its financial and legal advisors concerning the business, operations, earnings, asset quality, and financial condition of Triangle, and aspects of the Triangle franchise, including the market position of Triangle in each of the markets in which it operates and the compatibility of the community bank orientation of the operations of Triangle to that of Centura. Centura's board of directors concluded that Triangle is a well managed financial institution which is well positioned in its market areas and which presents an attractive opportunity for Centura to strengthen its franchise in all markets in which Triangle operates and to achieve certain economies of scale that would allow the combined entity to increase efficiency and enable cost savings in areas in which the franchises overlap.

     (4) Financial Terms of the Merger. Centura's board of directors considered various financial aspects of the merger as reported by Centura's management and Centura's financial advisor, Keefe, Bruyette & Woods, Inc., including:

        - the relationship of the value of the consideration issuable in the merger to the market value (which represented a premium to Triangle's market price of approximately 42% as of August 20, 1999);

        - the anticipated effect of the merger on Centura's book value per share (with the merger resulting in an estimated decrease in tangible book value per share of approximately 11.5%);

        - a comparison of Triangle to selected peer banks and comparing pricing aspects of the merger to pricing characteristics of other merger transactions involving financial institutions; and

        - the projected financial effects of the merger, including the cost savings (resulting from back office efficiencies, reductions in force, consolidations and other cost savings) of approximately $23 million in 2000 and $32 million in 2001 and an increase in Centura earnings per share of approximately 0.4% ($.02 per share) in 2001 anticipated to result from the merger, and the effects of the merger on the risk-based and leverage capital ratios of the entity and its subsidiaries (see "Pro Forma Financial Information" and "-- Management and Operations After the Merger");

     (5) Fairness of the Exchange Ratio to the Centura Stockholders. Centura's board of directors considered the opinion of Keefe, Bruyette & Woods, Inc. that, as of August 22, 1999, the exchange ratio of .45 of a share of Centura common stock for each share of Triangle common stock was fair from a financial point of view to the Centura stockholders.

     (6) Nonfinancial Terms of the Merger. Centura's board of directors considered various nonfinancial aspects of the merger, including the treatment of the merger as a tax-free exchange of Triangle common stock for Centura common stock for federal income tax purposes the anticipated level of divestitures and the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

     (7) Pooling-of-Interests Accounting Treatment. Centura's board of directors considered the fact that the pooling-of-interests accounting method is anticipated to be unavailable sometime in 2001, and the potential impact of the loss of such accounting method on values financial institutions can expect to receive in future transactions.

     (8) Transaction Risks. Centura's board of directors also considered the risk associated with the merger, including, among others, the risks associated with obtaining all necessary regulatory approvals without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the merger agreement and compliance with which would materially adversely affect the anticipated benefits of the transaction to Centura.

     The foregoing discussion of the information and factors considered by Centura's board of directors is not intended to be exhaustive but includes all material factors considered by Centura's board of directors. In reaching its determination to approve the merger and the merger agreement, Centura's board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the merger and the other transactions contemplated by the merger agreement, and considering, among other things, the matters discussed above and the opinion of Keefe, Bruyette & Woods, Inc. referred to above, Centura's board of directors determined that the merger is in the best interests of the Centura stockholders and unanimously approved the merger agreement. CENTURA'S BOARD OF DIRECTORS RECOMMENDS THAT THE CENTURA STOCKHOLDERS VOTE FOR THE ISSUANCE OF THE SHARES OF CENTURA COMMON STOCK NECESSARY TO CONSUMMATE THE MERGER.

OPINION OF TRIANGLE'S FINANCIAL ADVISOR


     Triangle retained Wheat First to act as its financial advisor in connection with the merger and to render an opinion to Triangle's board of directors as to the fairness, from a financial point of view, of the exchange ratio to the holders of Triangle common stock. Wheat First is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Wheat First regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry. In the ordinary course of its business, Wheat First and its affiliates may actively trade in the securities of Triangle or Centura for their accounts and the accounts of their customers, and therefore may from time to time hold long or short positions in such securities. The Triangle board of directors selected Wheat First to serve as its financial advisor in connection with the merger on the basis of such firm's expertise.



     Representatives of Wheat First participated in the meeting of Triangle's board of directors on August 22, 1999, at which the merger agreement was considered and approved. At the meeting, Wheat First issued an oral opinion that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Triangle common stock. A written opinion dated August 22, 1999 has been delivered to Triangle's board of directors to the effect that, as of such date, the exchange ratio was fair, from a financial point of view, to the holders of Triangle common stock. Wheat First has also delivered an updated opinion dated as of the date of this joint proxy statement-prospectus to Triangle's board of directors to the effect that as of such date, the exchange ratio is fair to the holders of Triangle common stock.



     The full text of Wheat First's updated opinion, which sets forth certain assumptions made, matters considered and limitations on review undertaken, is attached as Appendix C to this joint proxy statement-prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this joint proxy statement-prospectus. The summary of the August 22, 1999 opinion of Wheat First set forth in this joint proxy statement-prospectus is qualified in its entirety by reference to the opinion. No limitations were imposed by Triangle's board of directors upon Wheat First with respect to the investigations made or procedures followed by it in rendering the Triangle fairness opinion. Wheat First's opinion has been furnished to Triangle's board of directors for its benefit and use. Wheat First's opinion is directed only to the fairness, from a financial point of view, of the exchange ratio to the holders of Triangle common stock and does not constitute a recommendation to any stockholder of Triangle as to how such stockholder should vote on the merger.



     In arriving at its opinion of August 22, 1999, Wheat First reviewed certain publicly available business and financial information relating to Triangle and Centura and certain other information provided to it, including, among other things the following: (1) Triangle's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998; (2) Triangle's Quarterly Reports on Form 10-Q and related financial information for the periods ended March 31, 1999 and June 30, 1999; (3) Centura's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998; (4) Centura's Quarterly Reports on Form 10-Q and related financial information for the periods ended March 31, 1999 and June 30, 1999; (5) certain publicly available information with respect to historical market prices and trading activities for Triangle common stock and Centura common stock and for certain publicly traded financial institutions which Wheat First deemed relevant; (6) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant; (7) the merger agreement; (8) certain estimates of the cost savings, revenue enhancements and divestitures projected by Triangle and Centura for the combined company; (9) other financial information concerning the businesses and operations of Triangle and Centura, including certain audited and unaudited financial information and certain internal financial analyses and forecasts for Triangle and Centura prepared by the senior managements of these companies; and (10) such financial studies, analyses, inquiries and other matters as Wheat First deemed necessary. In addition, Wheat First met with members of the senior managements of Triangle and Centura to discuss the business and prospects of each company.


     In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of Triangle and Centura included in the merger agreement, and Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of Triangle and Centura as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat First, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Wheat First also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Triangle and Centura are adequate to cover such losses. Wheat First did not review any individual credit files of Triangle or Centura, nor did it make an independent evaluation or appraisal of the assets or liabilities of Triangle or Centura.

     In connection with rendering its opinion dated as of August 22, 1999, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the exchange ratio to holders of Triangle common stock (other than Centura and its affiliates) was to some extent a subjective one based on the experience and judgment of Wheat First and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of Triangle or Centura.

     In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Triangle or Centura. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that, in the course of obtaining the necessary regulatory approvals for the merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the merger, on a pro forma basis, to Centura.

     Wheat First's opinion is just one of the many factors taken into consideration by Triangle's board of directors in determining to approve the merger agreement. Wheat First's opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Triangle, nor does it address the effect of any other business combination in which Triangle might engage.

     The following is a summary of the analyses performed by Wheat First in connection with its written opinion delivered to Triangle's board of directors on August 22, 1999:

     Comparison of Selected Companies. Wheat First compared the financial performance and market trading information of Centura to that of a group of regional bank holding companies (the "Group"). This Group included: AmSouth Bancorp, BB&T Corp., CCB Financial Corp., Colonial BancGroup, Inc., Compass Bancshares Inc., First Citizens BancShares, Inc., First Virginia Banks, Inc., Mercantile Bankshares Corp., Regions Financial Corp., Riggs National Corp., SouthTrust Corp. and Union Planters Corp.

     The following table compares Centura to the Group on certain financial ratios which are based on balance sheet and financial data as of or for the three months ended June 30, 1999 (annualized where appropriate):

                                                                                GROUP
                                                                     ---------------------------
                                                           CENTURA   AVERAGE   MINIMUM   MAXIMUM
                                                           -------   -------   -------   -------
Equity/assets............................................    7.85%     8.17%     6.19%    12.58%
Non-performing assets/assets.............................    0.75      0.56      0.19      1.75
Reserves/non-performing assets...........................  114.96    230.63     60.16    518.12
Return on average assets.................................    1.32      1.34      0.70      2.06
Return on average equity.................................   16.58     16.39     11.12     20.87

     The following table compares Centura to the Group on certain valuation measures which are based on market values as of August 20, 1999, balance sheet and financial data as of June 30, 1999, and "First Call" (as hereinafter defined) estimated earnings per share. "First Call" is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.

                                                                                GROUP
                                                                     ---------------------------
                                                           CENTURA   AVERAGE   MINIMUM   MAXIMUM
                                                           -------   -------   -------   -------
Price/book...............................................   215.2%    237.5%    119.7%    363.9%
Dividend yield...........................................     2.5       2.6       1.0       4.6
Price/1999 earnings per share estimate...................    13.1x     14.6x     10.2x     17.7x
Price/2000 earnings per share estimate...................    11.7      13.2       9.6      16.1

     Analysis of Selected Transactions. Wheat First performed an analysis of premiums paid in eleven selected pending or recently completed bank acquisitions in the eastern United States announced since October 1, 1998 where the announced deal value was between $200 million and $1 billion (the "Selected Transactions"). Price paid relative to current market price, book value, estimated current year earnings, trailing twelve months earnings latest quarter earnings annualized and the transaction price to earnings ratio relative to the acquiror's price to earnings ratio in the Selected Transactions were compared to the multiples and premiums implied by the consideration offered by Centura in the merger. The Selected Transactions included the following pending transactions: Old National/ANB Corp.; BB&T Corp./ Premier Bancshares; Fifth Third Bancorp/Peoples Bank Corp.; Hudson United Bancorp/JeffBanks, Inc.; Sky Financial Group, Inc./Mahoning National Bancorp; Citizens Banking Corp/F&M Bancorporation; Old Kent Financial Corp./Pinnacle Banc Group, Inc.; Union Planters Corp./Republic Banking; Summit Bancorp/Prime Bancorp; BB&T Corp./Mason-Dixon Bancshares, Inc.; and Sky Financial Group, Inc./First Western Bancorp.

     Based on the market value of Centura common stock on August 20, 1999, and financial data as of June 30, 1999, the analysis yielded ratios of the implied consideration to be paid by Centura to Triangle. The following table compares these implied values to the considerations paid in the Selected Transactions.

                                                                          SELECTED TRANSACTIONS
                                                                       ---------------------------
                                                       CENTURA OFFER   AVERAGE   MINIMUM   MAXIMUM
                                                       -------------   -------   -------   -------
Premium to market price..............................       41.8%        32.5%     (5.2)%    74.2%
Price/Book value.....................................      356.2        292.8     205.1     417.8
Price/estimated earnings per share...................       19.2x        21.3x     19.0x     25.2x
Price/latest twelve months earnings per share........       22.7         23.0      16.5      27.4
Price/latest quarter annualized earnings per share...       21.7         23.2      19.2      28.6
Premium to acquiror price/earnings per share.........       64.5%        26.2%      3.3%     62.5%

     The following table outlines comparisons which are based on financial data as of the period ended June 30, 1999, for Triangle and the twelve months reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions:

                                                                      SELECTED TRANSACTION ACQUIREES
                                                                      ------------------------------
                                                           TRIANGLE   AVERAGE    MINIMUM    MAXIMUM
                                                           --------   --------   --------   --------
Equity/assets............................................    7.21%      9.12%      6.72%     12.01%
Nonaccrual loans plus loans ninety days past
  due/assets.............................................    0.47       0.49       0.12       1.18
Return on average assets.................................    1.24       1.22       0.96       1.79
Return on average equity.................................   16.28      13.57      10.00      16.52
Efficiency ratio.........................................   48.73      58.63      45.86      66.73

     Contribution Analysis. Wheat First analyzed the relative contribution of Triangle and Centura to the pro forma combined company based upon certain balance sheet and income statement items including assets, deposits, stockholders' equity and estimated earnings. This analysis included balance sheet data as of June 30, 1999, market values as of August 20, 1999, and First Call consensus earnings estimates for Centura and Triangle. Wheat First then compared the relative contribution of such balance sheet and income statement items with the fully diluted ownership percentage of the combined company of approximately 29% for Triangle stockholders based on the exchange ratio. The contribution analysis showed that under the Centura proposal, Triangle would contribute approximately 21% of the combined assets, 23% of the combined deposits, 19% of the combined stockholder's equity (before merger-related expenses) and 20% of the 1999 estimated earnings of the two companies (before cost savings).


     Discounted Dividends Analysis. Using discounted dividends analysis, Wheat First estimated the present value of the future stream of dividends that Triangle could produce over the next five years, under various circumstances, assuming the company performed in accordance with the earnings forecasts of management and an assumed level of synergies was achieved. Wheat First then estimated the terminal values for Triangle common stock at the end of the period by applying multiples ranging from 11x to 14x projected earnings in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 14% to 18%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Triangle common stock. This discounted dividend analysis indicated reference ranges of between $20.64 and $28.85 per share of Triangle common stock. These values compare to the consideration offered by Centura to Triangle in the merger of $23.40 per share of Triangle common stock based on the market value of Centura common stock on August 20, 1999.


     Impact Analysis. Wheat First analyzed the pro forma financial impact of the merger on Centura's fully diluted GAAP earnings per share. For purposes of these analyses, Wheat First utilized earnings per share projections provided by management of Centura for Centura and Triangle for 2000. Wheat First performed this analysis using Centura management assumptions with respect to operating synergies, required regulatory divestitures and deposit repricing, and assumed that those synergies, divestitures and margin enhancements were fully phased-in for the entirety of 2000. Wheat First's analyses of the merger from Centura's perspective showed that the merger, compared to continued operation of Centura on a stand-alone basis, would be accretive to Centura's GAAP estimated earnings in 2000.

     No company or transaction used as a comparison in the above analysis is identical to Triangle, Centura or the merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.


     In connection with its written opinion as of the date of this joint proxy statement-prospectus, Wheat First confirmed the appropriateness of its reliance on the analyses used to render its August 22, 1999 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.



     Wheat First's opinion dated as of the date of this joint proxy statement-prospectus is based solely upon the information available to Wheat First and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in the opinion of Wheat First. Wheat First has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date hereof.



     As compensation for Wheat First's services, Triangle has agreed to pay Wheat First total advisory fees of .85% of the aggregate consideration received by Triangle stockholders at the time of closing. Triangle has agreed also to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the merger is consummated. Triangle has further agreed to indemnify Wheat First against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees is not contingent upon Wheat First rendering a favorable opinion with respect to the merger.


OPINION OF CENTURA'S FINANCIAL ADVISOR


     On August 16, 1999, Centura engaged Keefe, Bruyette & Woods, Inc. or KBW to provide a fairness opinion in connection with the merger with Triangle. Pursuant to the terms of its engagement, KBW agreed to assist Centura in analyzing, structuring, negotiating and effecting a transaction with Triangle. Centura selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Centura and its business. As part of its investment banking business, KBW is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions.


     As part of its engagement, representatives of KBW attended the meeting of Centura's board of directors held on August 22, 1999, at which Centura's board of directors considered and approved the merger agreement. At the August 22, 1999 meeting, KBW rendered an oral opinion (subsequently confirmed in writing) that, as of such date, the exchange ratio was fair to the holders of shares of the Centura common stock from a financial point of view. Such opinion was reconfirmed in writing as of the date of this joint proxy statement-prospectus.

     The full text of KBW's updated written opinion dated as of the date of this joint proxy statement-prospectus is attached as Appendix D to this joint proxy statement-prospectus and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix D. The Centura stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in connection therewith.

     KBW'S OPINION IS DIRECTED TO CENTURA'S BOARD OF DIRECTORS AND ADDRESSES ONLY THE EXCHANGE RATIO. IT DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CENTURA STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO.

     KBW has informed Centura that in arriving at its written opinion dated August 22, 1999, KBW, among other things: (1) reviewed Centura's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1998 and Centura's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1999 and June 30, 1999; (2) reviewed Triangle's Annual Reports on Form 10-K and related audited financial information for the three fiscal years ended December 31, 1998 and Triangle's quarterly reports on Form 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1999 and June 30, 1999; (3) reviewed certain limited financial information, including financial forecasts, relating to the respective businesses, earnings, assets and prospects of Centura and Triangle furnished to KBW by senior management of Centura and Triangle, as well as projected cost savings estimates and transaction related expenses expected to result from the merger furnished to it by Centura's senior management; (4) conducted certain limited discussions with members of senior management of Centura and Triangle concerning the respective businesses, financial condition, earnings, assets, liabilities, operations, regulatory condition, financial forecasts, contingencies and prospects of Centura and Triangle and their respective views as to the future financial performance of Centura, Triangle, and the combined entity, as the case may be, following the merger; (5) reviewed the historical market prices and trading activity for Centura common stock and Triangle common stock and compared them with that of certain publicly traded companies which KBW deemed to be relevant;
(6) compared the respective results of operations of Centura and Triangle with those of certain companies which KBW deemed to be relevant; (7) reviewed the amount and timing of the expected savings following the merger as prepared, and discussed with it, by Centura's senior management; (8) considered, based upon information provided by Centura's senior management, the pro forma impact of the merger on Centura's earnings and book value per share, consolidated capitalization and certain balance sheet and profitability ratios; (9) reviewed the merger agreement; and (10) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as KBW deemed necessary.

     In preparing its opinion, KBW, with Centura's consent, assumed and relied on the accuracy and completeness of all financial and other information supplied or otherwise made available to it by Centura and Triangle, including that contemplated in the numbered items above, and KBW has not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Centura or Triangle or any of the subsidiaries of Centura or Triangle, nor has it been furnished any such evaluation or appraisal. KBW is not an expert in the evaluation of allowances for loan losses, and, with Centura's consent, it has not made an independent evaluation of the adequacy of the allowance for loan losses of Centura or Triangle, nor has it reviewed any individual credit files relating to Centura or Triangle, and, with Centura's consent, it assumed that the respective aggregate allowances for loan losses for both Centura and Triangle are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, it has not conducted any physical inspection of the properties or facilities of Centura or Triangle. With Centura's consent, KBW also assumed and relied upon the senior management of Centura and Triangle as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to, and discussed with, KBW. In that regard, KBW has assumed with Centura's consent that such forecasts, including without limitation, financial forecasts, evaluations of contingencies, expected savings and operating synergies resulting from the merger and projections regarding underperforming and non-performing assets, net charge-offs, adequacy of reserves, future economic conditions and results of operations reflect the best currently available estimates and judgments of the senior management of Centura and Triangle and/or the combined entity, as the case may be. KBW's opinion is predicated on the merger receiving the tax and accounting treatment contemplated in the merger agreement. KBW's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion.

     KBW's opinion was rendered without regard to the necessity for, or level of, any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approval for the merger.

     In connection with rendering its opinion dated August 22, 1999, KBW performed a variety of financial analyses, consisting of those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by KBW in this regard, although it describes all material analyses performed by KBW. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to a partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized below, KBW believes that its analyses must be considered as a whole and that selecting portions of KBW's analyses and factors considered by it, without considering all analyses and factors, or attempting to ascribe relative weights to some or all such analyses and factors, could create an incomplete view of the evaluation process underlying KBW's opinion.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Centura, Triangle and KBW. The analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness to the Centura stockholders of the exchange ratio and were provided to Centura's board of directors in connection with the delivery of KBW's opinion. KBW gave the various analyses described below approximately similar weight and did not draw any specific conclusions from or with regard to any one method of analysis. With respect to the comparison of selected companies analysis and the analysis of selected merger transactions summarized below, no company utilized as a comparison is identical to Centura or Triangle. Accordingly, an analysis of comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or announced merger transaction values, as the case may be, of the companies concerned. The analyses do not purport to be appraisals or to reflect the process at which Centura and Triangle might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's opinion is just one of many factors taken into consideration by the Centura board.

     The projections furnished to KBW and used by it in certain of its analyses were prepared by the senior management of Centura and Triangle. Centura and Triangle do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger, and as a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and accordingly, actual results could vary significantly from those set forth in such projections.

     The following is a summary of the material analyses presented by KBW to Centura's board of directors on August 22, 1999 (the "KBW Report") in connection with its August 22, 1999 opinion.

     Summary of Proposal. KBW calculated multiples which were based on the assumed per share purchase price of $23.40 (derived by multiplying the exchange ratio of .45 by $52.00, the last reported sale price for the Centura common stock before the public announcement of the execution of the merger agreement). Triangle's June 30, 1999 stated book value was $6.57, stated tangible book value was $5.67, and 1999 and 2000 earnings per share estimates (provided by I/B/E/S, a nationally recognized earnings consolidator) were $1.09 and $1.20, respectively. Based on this data, the price to stated book value multiple was
3.56 times, the price to stated tangible book value multiple was 4.12 times, and the price to the 1999 and 2000 earnings estimates per share was 21.47 and 19.50 times, respectively.

     Analysis of Selected Merger Transactions. KBW reviewed certain financial data related to comparable nationwide in-market or overlapping pooling acquisitions of bank holding companies announced between August 23, 1997 and August 20, 1999 with announced deal values from $200 million to $2 billion. The transactions included in the comparable transactions group were: BB&T Corporation/ Premier Bancshares Inc., Fifth Third Bancorp/People Bank Corp. of Indianapolis, Webster Financial

Corp./New England Community Bancorp Inc., Peoples Heritage Financial Group/Banknorth Group Inc., Zions Bancorporation/Pioneer Bancorporation, Chittenden Corporation/Vermont Financial Services Corp., BB&T Corporation/MainStreet Financial Corp., FirstMerit Corporation/Signal Corp., First Commonwealth Financial/Pioneer Bancshares Inc., Old Kent Financial Corp./First Evergreen Corporation, First Midwest Bancorp/Heritage Financial Services Inc., United Bankshares Inc./George Mason Bankshares. The results of KBW's review are set forth in the following table.

                                                                     ANNOUNCED          ANNOUNCED
                                                                  COMPARABLE GROUP   COMPARABLE GROUP
                                                    TRANSACTION       AVERAGE             MEDIAN
                                                    -----------   ----------------   ----------------
Deal price/book value.............................       356%            317%               318%
Deal price/tangible book value....................       412             347                321
Deal price/trailing 12 months earnings per
  share...........................................     24.33x          25.93x             26.50x
Deal price/total assets...........................     26.60%          28.94%             29.88%
Estimated cost savings............................        55              31                 30

     No company or transaction used as a comparison in the above analysis is identical to Centura, Triangle or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     Selected Peer Groups Analyses. KBW compared the financial performance and market performance of Centura and the pro forma company based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable Southeastern and Mid-Atlantic bank holding companies. For purposes of such analysis, the financial information used by KBW was as of and for the quarter ended June 30, 1999, and data for Centura was as of and for the six months ended June 30, 1999. Stock price information was as of August 19, 1999. The companies in the peer group were First Tennessee National Corp, Compass Bancshares, Inc., Hibernia Corporation, Colonial BancGroup, Inc., FirstMerit Corporation, First Virginia Banks, Inc., CCB Financial Corporation, Mercantile Bankshares Corp., National Commerce Bancorp., Trustmark Corporation, One Valley Bancorp, Inc., Riggs National Corporation, United Bankshares, Inc., and Provident Bankshares Corp. The results of these comparisons are set forth in the following table.


                                                                             PEER GROUP   PEER GROUP
                                                       CENTURA   PRO FORMA    AVERAGE       MEDIAN
                                                       -------   ---------   ----------   ----------
Return on average assets(1)..........................    1.26%      1.51%        1.38%        1.39%
Return on average equity(1)..........................   15.92      18.23        16.36        16.28
Net interest margin..................................    4.24       4.37         4.22         4.08
Efficiency ratio.....................................   60.58      52.61        56.36        56.42
Equity/assets........................................    7.92       8.29         8.37         8.44
Tangible equity/tangible assets......................    6.18       6.67         7.65         7.65
Loan loss reserves/non-performing loans..............  135.00        n/a       379.00       386.00
Net charge-offs/average loans........................     .35        .35          .25          .24
Non-performing assets/loans + other real estate
  owned..............................................    1.04        .83          .48          .44
Stock price/book value...............................    2.15x     2.40x         2.60x        2.46x
Stock price/tangible book value......................    2.82       3.04         2.87         2.67
Stock price/1999 earnings per share..................   13.20        n/a        15.77        15.77
Stock price/2000 earnings per share..................   11.66        n/a        14.13        14.28
Dividend yield.......................................    2.46%      2.46%        2.48%        2.71%


---------------
(1) Excludes $8.4 million of non-recurring charges related to the First Coastal merger.

     For purposes of the above calculations, all earnings estimates are from I/B/E/S, a nationally recognized earnings consolidator.

     In addition, KBW compared the financial performance and market performance of Triangle based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable Southeastern and Mid-Atlantic bank holding companies. For purposes of such analysis, the financial information used by KBW was as of and for the quarter ended June 30, 1999, and data for Triangle was as of and for the six months ended June 30, 1999. Stock price information was as of August 19, 1999. The companies in the peer group were Fulton Financial Corporation, Carolina First Corporation, Hancock Holding Company, F&M National Corporation, WesBanco, Inc., Community Trust Bancorp, Alabama National BanCorp., Mid-America Bancorp, F&M Bancorp, FCNB Corp., Century South Banks, Inc., Republic Bancorp, Inc., and Farmers Capital Bank Corp. The results of these comparisons are set forth in the following table.

                                                                         PEER GROUP   PEER GROUP
                                                              TRIANGLE     MEDIAN      AVERAGE
                                                              --------   ----------   ----------
Return on average assets....................................     1.26%       1.17%        1.08%
Return on average equity....................................    16.18       11.87        11.90
Net interest margin.........................................     4.10        4.41         4.42
Efficiency ratio............................................    48.89       60.95        61.98
Equity/assets...............................................     7.77        9.90        10.18
Tangible equity/tangible assets.............................     6.80        9.06         8.79
Loan loss reserves/non-performing loans.....................   230.00      314.00       325.00
Net charge-offs/average loans...............................      .31         .23          .18
Non-performing assets/loans + other real estate owned.......      .71         .67          .61
Stock price/book value......................................     2.49x       1.95x        2.16x
Stock price/tangible book value.............................     2.89        2.14         2.25
Stock price/1999 earnings per share.........................    15.02       15.95        16.11
Stock price/2000 earnings per share.........................    13.65       14.55        14.87
Dividend yield..............................................     2.44%       2.77%        3.04%

     Financial Impact Analysis. KBW performed pro forma merger analysis that combined projected income statement and balance sheet information. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain Centura projected financial results. This analysis indicated that the merger is expected to be dilutive to estimated earnings per share in 2000 and be accretive thereafter, and decrease book value and tangible book value per share based on quarter ended June 30, 1999 financial data. This analysis was based on I/B/E/S estimates of Centura and Triangle's 2000 and 2001 earnings per share (with 2001 estimates calculated by applying the growth rates in I/B/E/S estimates from 1999 to 2000 to the 2000 estimates), and on Centura's management estimates of the expected savings and a non-recurring merger and restructuring charge to be realized or incurred by Centura in connection with the merger. These projections were discussed with both Centura management and Triangle management. The actual results achieved by Centura following the merger will vary from the projected results, and the variations may be material.

     In connection with its opinion dated as of the date of this joint proxy statement-prospectus, KBW performed procedures to update, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses described above were based and the factors considered in connection therewith. KBW did not perform any analyses in addition to those described above in updating its August 22, 1999 opinion.

     KBW has been retained by Centura's board of directors as an independent contractor to act as financial adviser to Centura with respect to the merger. KBW as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Centura and Triangle and as a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Centura and Triangle for KBW's own account and for the accounts of its customers.

     Centura and KBW have entered into a letter agreement dated August 16, 1999, relating to the services to be provided by KBW in connection with the merger. Centura has agreed to be KBW fees as follows: a cash fee of $100,000 following the signing of the letter agreement. In addition, Centura will pay to KBW at the time of closing a cash fee ("contingent fee") of $900,000. Pursuant to the KBW engagement agreement, Centura also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify against certain liabilities, including liabilities under the federal securities laws.

EFFECTIVE TIME OF THE MERGER

     Subject to the conditions to the obligations of the parties to effect the merger, the merger will become effective on the date and at the time specified in the articles of merger reflecting the merger to be filed with the Secretary of State in North Carolina. Unless Centura and Triangle agree otherwise, they will use reasonable efforts to cause the merger to become effective on the date designated by Centura that is within 30 days after the last to occur of:

     (1) the effective date of the last consent of any regulatory authority having authority over and approving or exempting the merger (taking into account any required waiting period);

     (2) the date on which Triangle stockholders approve the merger; and

     (3) the date on which Centura stockholders approve the issuance of the shares of Centura common stock pursuant to the merger agreement.

     Centura and Triangle anticipate that the merger will become effective during the first quarter of 2000. However, delays could occur.

     Centura and Triangle cannot assure you that the necessary stockholder and regulatory approvals of the merger and the issuance of shares of Centura common stock will be obtained or that other conditions to consummation of the merger can or will be satisfied. Either Triangle's or Centura's board of directors may terminate the merger agreement if the merger is not completed by June 30, 2000, unless it is not completed because of the willful breach of the merger agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

DISTRIBUTION OF CENTURA STOCK CERTIFICATES

     Promptly after the merger is completed, each former Triangle stockholder will be mailed a letter of transmittal and instructions for the exchange of the certificates representing shares of Triangle common stock for certificates representing shares of Centura common stock.

     Triangle stockholders should not send in certificates until they receive a letter of transmittal and instructions.

     After Triangle stockholders surrender to the exchange agent certificates for Triangle common stock with a properly completed letter of transmittal, the exchange agent will mail such stockholders certificates representing the number of shares of Centura common stock to which such stockholders are entitled and a check for the amount to be paid in lieu of any fractional share (without interest), if any, together with all undelivered dividends or distributions in respect of the shares of Centura common stock (without interest thereon), if any. Centura will not be obligated to deliver the consideration to any former Triangle stockholder, until such stockholder has surrendered his or her Triangle common stock certificates.

     Whenever a dividend or other distribution is declared by Centura on Centura common stock with a Centura record date after the date on which the merger became effective, the declaration will include dividends or other distributions on all shares of Centura common stock that may be issued in the merger. However, Centura will not pay any dividend or other distribution that is payable following 30 days after the effective date of the merger to any former Triangle stockholder who has not surrendered his or her Triangle common stock certificate until the holder surrenders the certificate. If any Triangle stockholder's common stock certificate has been lost, stolen, or destroyed, the exchange agent will issue the shares of Centura common stock and any cash in lieu of fractional shares upon the stockholder's submission of an affidavit claiming the certificate to be lost, stolen, or destroyed by the stockholder of record and the posting of a bond in such amount as Centura may reasonably direct as indemnity against any claim that may be made against Centura with respect to the certificate.

     At the time the merger becomes effective, the stock transfer books of Triangle will be closed to Triangle's stockholders and no transfer of shares of Triangle common stock by any stockholder will thereafter be made or recognized. If certificates for shares of Triangle common stock are presented for transfer after the merger becomes effective, they will be canceled and exchanged for shares of Centura common stock, a check for the amount due in lieu of fractional shares, if any, and any undelivered dividends on the Centura common stock.

CONDITIONS TO CONSUMMATION OF THE MERGER

     Centura and Triangle are required to complete the merger only after the satisfaction of various conditions. These conditions include:

     - the holders of a majority of the outstanding shares of Triangle common stock must approve the merger;

     - the holders of a majority of the shares of Centura common stock represented at the Centura special meeting shall have approved the issuance of shares of Centura common stock pursuant to the merger agreement;

     - Centura and Triangle must receive certain required regulatory approvals;

     - Centura and Triangle must receive a written opinion of counsel as to the tax-free nature of the merger;

     - the shares of Centura common stock to be issued in the merger must be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

     - the representations and warranties of Triangle and Centura as set forth in the merger agreement must be accurate as of the date of the merger agreement and as of the date the merger becomes effective;

     - Triangle and Centura must perform all agreements and comply with all covenants set forth in the merger agreement;

     - Centura and Triangle must receive all other consents that may be required to complete the merger or to prevent any default under any contract or permit which would be reasonably likely to have, individually or in the aggregate, a material adverse effect on Triangle or Centura;

     - Centura and Triangle must receive a letter as of the date the merger becomes effective from KPMG LLP to the effect that the merger will qualify for pooling-of-interests accounting treatment;

     - Centura and Triangle must receive a letter as of the date the merger becomes effective from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to Triangle and its subsidiaries that would preclude Triangle from participating in a merger qualifying for pooling-of-interests accounting treatment;

     - the absence of any law or order or any action taken by any court, governmental, or regulatory authority of competent jurisdiction prohibiting or restricting the merger or making it illegal;

     - Centura must receive agreements from each person Triangle reasonably believes may be deemed an affiliate of Triangle; and

     - certain other conditions must be satisfied, including the receipt of various certificates from the officers of Triangle and Centura.

     We cannot assure you as to when or if all of the conditions to the merger can or will be satisfied or waived by the party permitted to do so. If the merger is not effected on or before June 30, 2000, the board of directors of either Triangle or Centura may terminate the merger agreement and abandon the merger. See "-- Waiver, Amendment, and Termination."

REGULATORY APPROVAL

     Centura must receive certain regulatory approvals before the merger can be completed. Centura and Triangle have agreed to use their reasonable best efforts to obtain all regulatory approvals required. There is no assurance that these regulatory approvals will be obtained, when they will be obtained, or, if obtained, that there will not be litigation challenging these approvals. There can likewise be no assurance that the U.S. Department of Justice or "DOJ" or any state attorney general will not attempt to challenge the merger on antitrust grounds, or, if a challenge is made, the result of the challenge.

     It is a condition to the completion of the merger that Centura and Triangle receive all necessary regulatory approvals to the merger, without the imposition by any regulator of any condition that, in the reasonable judgment of the Centura board of directors, would so materially adversely impact the financial or economic benefits of the merger as to make consummation of the merger inadvisable. There can be no assurance that the regulatory approvals of the merger will not contain terms, conditions or requirements which would have such an impact.

     Triangle and Centura are not aware of any material governmental approvals or actions that are required to complete the merger, except as described below. Should any other approval or action be required, Triangle and Centura contemplate that they would seek such approval or action.

     The merger is subject to approval by the Federal Reserve pursuant to
Section 3 of the Bank Holding Company Act of 1956, as amended or "BHCA." Centura and Triangle have filed the required application and notification with the Federal Reserve for approval of the merger. Assuming Federal Reserve approval, the parties may not consummate the merger until 30 days after that approval. During that time, the DOJ may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve and the DOJ, the waiting period may be reduced to no fewer than 15 days.

     The Federal Reserve is prohibited from approving any transaction under the applicable statutes that:

     - would result in a monopoly;

     - would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or

     - may have the effect in any section of the United States of substantially lessening competition, tending to create a monopoly or resulting in a restraint of trade, unless the Federal Reserve finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

     In addition, in reviewing a transaction under the applicable statutes, the Federal Reserve will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of these factors, the parties anticipate that the Federal Reserve will consider the regulatory status of Centura and Triangle, current and projected economic conditions in the areas of the United States where Centura and Triangle operate, and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 or "FDICIA" and the regulations promulgated under the FDICIA.


     Furthermore, the Federal Reserve will assess the degree to which Centura and Triangle and their subsidiaries have taken appropriate steps to assure that electronic data processing systems and those of their vendors are year 2000 compliant, as well as their plans for ensuring year 2000 readiness of the combined company. Additional information about Centura's and Triangle's year 2000 compliance efforts to date may be found in each company's Annual Report on Form 10-K for the year ended December 31, 1998. See "WHERE YOU CAN FIND MORE INFORMATION."


     Under the Community Reinvestment Act of 1977, as amended or "CRA," the Federal Reserve must take into account the record of performance of each of Centura and Triangle in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each company and their subsidiaries. Each of Centura's and Triangle's subsidiary banks has a satisfactory CRA rating with the appropriate federal regulator.

     The BHCA and Federal Reserve regulations require publication of notice of, and the opportunity for public comment on, the application submitted by Centura for approval of the merger, and authorize the Federal Reserve to hold a public meeting in connection with the application if the Federal Reserve determines that a meeting would be appropriate. Any meeting or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve.

     As noted above, the merger may not be consummated until 30 days after Federal Reserve approval, during which time the DOJ may challenge the merger on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve and the DOJ, the waiting period may be reduced to no fewer than 15 days. The commencement of an antitrust action by the DOJ would stay the effectiveness of Federal Reserve approval of the merger, unless a court specifically orders otherwise. In reviewing the merger, the DOJ could analyze the merger's effect on competition differently from the Federal Reserve, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve regarding the merger's competitive effects. While Centura and Triangle believe there are substantial arguments to the contrary, failure of the DOJ to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general.

     In general, the Federal Reserve and the DOJ will examine the impact of the merger on competition in various product and geographic markets, including competition for deposits and loans. Centura and Triangle have proposed divestitures of branches that together account for approximately $317 million in deposits in North Carolina. Accompanying the divestiture will be associated loans and an infrastructure to support those loans. Centura and Triangle believe that their proposed divestiture is consistent with the antitrust guidelines of the Federal Reserve and the DOJ, but can give no assurance that one or both of these agencies will not seek greater levels of divestiture. Centura and Triangle do not believe that the proposed divestiture will have any significant negative effect on the combined company.

     The merger is also subject to the prior approval of the North Carolina Banking Commission.

     Additionally, the proposed merger of Triangle's banking subsidiaries into Centura Bank also is subject to the approval of the Federal Reserve and the North Carolina Banking Commission. Such agencies will apply similar standards to their review of the bank merger as applied to the merger of the holding companies.

WAIVER, AMENDMENT, AND TERMINATION

     To the extent permitted by law, the boards of directors of Centura and Triangle may agree in writing to amend the merger agreement, whether before or after stockholder approval of the merger agreement; provided, however, that after such stockholder approval, no amendments may be made which modify the manner or basis of the consideration to be received by the holders of the Triangle common stock without further stockholder approval. In addition, before or at the time the merger becomes effective, either Triangle or Centura, or both, may waive any default in the performance of any term of the merger agreement by the other party or may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the merger agreement. In addition, either Centura or Triangle may waive any of the conditions precedent to its obligations under the merger agreement, unless a violation of any law or governmental regulation would result. To be effective, a waiver must be in writing and signed by an authorized officer of Triangle or Centura, as the case may be.

     At any time before the merger becomes effective, the boards of directors of Centura and Triangle may agree to terminate the merger agreement. In addition, either Triangle's board of directors or Centura's board of directors may terminate the merger agreement in the following circumstances:

     (1) in certain circumstances, upon the inaccuracy of any representation or warranty of a party contained in the merger agreement if the inaccuracy cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the merger under the applicable standards set forth in the merger agreement (provided that the terminating party is not then in breach of any representation or warranty contained in the merger agreement under the applicable standard set forth in the merger agreement or in material breach of any covenant or other agreement contained in the merger agreement);

     (2) if a material breach by the other party of any covenant or agreement contained in the merger agreement cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation or warranty contained in the merger agreement under the applicable standard set forth in the merger agreement or in material breach of any covenant or other agreement contained in the merger agreement);

     (3) if any consent of any regulatory authority required to complete the merger or other transactions contemplated by the merger agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal;

     (4) if the stockholders of Triangle fail to approve the merger at the Triangle special meeting;

     (5) if the stockholders of Centura fail to approve the issuance of shares of Centura common stock pursuant to the merger agreement at the Centura special meeting;

     (6) if the merger is not consummated by June 30, 2000, provided that the failure to consummate is not caused by any willful breach of the merger agreement by the party electing to terminate; or

     (7) if any of the conditions precedent to the obligations of a party to consummate the merger cannot be satisfied by June 30, 2000 (provided that the terminating party is not then in breach of any representation or warranty contained in the merger agreement under the applicable standard set forth in the merger agreement or in material breach of any covenant or other agreement contained in the merger agreement).


     Triangle's and Centura's board of directors may also terminate the merger agreement pursuant to the relevant provisions of the merger agreement described in "-- What Triangle Stockholders Will Receive in the Merger."



     If the merger is terminated, the merger agreement will become void and have no effect, except that certain provisions of the merger agreement, including those relating to the obligations to share certain expenses and maintain the confidentiality of certain information obtained, will survive. Termination of the merger agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement. The Stock Option Agreements are governed by their own terms as to their termination. See "-- Expenses and Fees" and "-- Stock Option Agreements."

CONDUCT OF BUSINESS PENDING THE MERGER

     The merger agreement obligates Triangle to conduct its business only in the usual, regular, and ordinary course before the merger becomes effective and imposes certain limitations on the operations of Triangle and its banking subsidiaries. These items are listed in Article 7 of the merger agreement which is attached as Appendix A to this joint proxy statement-prospectus. The merger agreement authorizes Triangle to declare and pay regular quarterly dividends on the Triangle common stock at a rate of $.10 per share with usual record and payment dates which conform to past practice. The merger agreement contemplates that the merger will be timed to occur at such a time that the Triangle stockholders will not fail to receive a dividend during a quarterly period, nor will they receive a dividend on both their Triangle common stock and the Centura common stock they receive in the merger during the same quarterly period.

     Triangle has also agreed that neither it nor any of its representatives will directly or indirectly solicit any proposal for the acquisition of Triangle or, except to the extent necessary to comply with the fiduciary duties of Triangle's board of directors as advised by its counsel, furnish any non-public information concerning Triangle that it is not legally obligated to furnish, negotiate with respect to, or enter into any contract with respect to, any proposal to acquire Triangle.

     Centura and Triangle have also agreed not to take any action that would (1) materially adversely affect their ability to obtain any consents required for the merger, or (2) materially adversely affect their ability to perform their covenants and agreements under the merger agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     The merger will not change the present management team or board of directors of Centura, except that at the first scheduled meetings of the boards of directors of Centura and Centura Bank following the effective time of the merger Centura and Centura Bank will expand the size of the Centura board of directors and the Centura Bank board of directors and will elect Michael S. Patterson, Chairman, President and Chief Executive Officer of Triangle and six other individuals from the Triangle board of directors. In addition, Mr. Patterson, shall be appointed chairman of the board of Centura and Centura Bank and a member of the Centura executive committee. Information concerning the management of Centura is included in the documents incorporated by reference in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION." For additional information regarding the interests of certain persons in the merger, see "-- Interests of Certain Persons in the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     General. Certain members of Triangle's management and Triangle's board of directors may be deemed to have certain interests in the merger that are in addition to their interests as stockholders of Triangle generally. Triangle's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     Stock Options. Certain directors and executive officers of Triangle hold options to purchase Triangle common stock. These options were issued under Triangle's stock option plans. If the merger is consummated, those options (whether or not they are exercisable at that time) will be converted into options to purchase Centura common stock. Those options which would not otherwise be exercisable at the effective time of the merger, will become exercisable as a result of the merger, as a result of the change-of-control provisions of these options.

     The following table sets forth, with respect to (1) each executive officer,
(2) a group consisting of all the executive officers, and (3) Triangle's non-executive officer directors as a group, the number of shares of Triangle common stock covered by outstanding Triangle options held by such persons as of the Triangle record date.

                                                           OPTIONS         WEIGHTED
                                               OPTIONS    CURRENTLY    AVERAGE EXERCISE   AGGREGATE VALUE
                                                HELD     EXERCISABLE      PER OPTION       OF OPTION(1)
                                               -------   -----------   ----------------   ---------------
Michael S. Patterson.........................  203,787      91,872          $13.04         $1,469,304.20
Robert E. Branch.............................   31,461       9,067           15.11            161,709.54
Debra L. Lee.................................   60,383      17,177           14.95            320,029.90
Steven R. Ogburn.............................   86,215      43,144           12.24            690,582.15
Edward O. Wessell............................   43,717      11,684           15.14            223,393.87
Executive Officer Group (five persons).......  425,563     172,944           13.52          2,864,038.90
Non-Executive Officer Director Group (25
  persons)...................................  673,138     327,704           12.46             5,243,745

---------------
(1) Based on the closing price of Triangle common stock of $20.25 as listed on the New York Stock Exchange on December 3, 1999.

     When the merger becomes effective, each option granted under Triangle's stock plans that is outstanding, whether or not exercisable will become an option to purchase Centura common stock. See "-- Effect of the Merger on Triangle Options."


     Severance Agreements. Steven R. Ogburn, Debra L. Lee, Edward O. Wessell and Robert E. Branch each have a "change of control" agreement with Triangle and Triangle Bank. Each change of control agreement contains a provision stating that in the event of termination of employment (other than for "cause" as defined in such agreement) in connection with, or within a specified time after, any change of control of Triangle or Triangle Bank, the employee will be paid a termination payment in cash in a lump sum amount based on the employee's annual compensation and benefits. The merger will constitute a change of control of Triangle and, accordingly, if the employment of any of the above-named employees is terminated without cause after the merger within the time period specified in the applicable agreement, the employee will be entitled to the lump sum termination payment. In addition, under the change of control agreements, the employee is entitled to the lump sum termination payment in the event that he or she voluntarily terminates employment after the merger under certain circumstances set forth in the agreements. Centura and Triangle have agreed that such circumstances will exist for one year following the merger. The following chart shows you the estimated amount of the termination payment that each Triangle executive officer would be entitled to in the event of a qualifying termination of employment:



                     EXECUTIVE OFFICER                        PAYMENT AMOUNT
                     -----------------                        --------------
Steven R. Ogburn............................................     $281,600
Debra L. Lee................................................     $246,680
Edward O. Wessell...........................................     $237,270
Robert E. Branch............................................     $238,850


     Additional Severance Benefits. Additionally, after the effective time of the merger, employees of Triangle who become employees of Centura or a subsidiary of Centura (but excluding any employee who is a party to an employment or change of control agreement) and whose employment is terminated subsequent to the effective time of the merger shall receive certain severance benefits based on such employees' service with Centura and Triangle. Such benefits range from one week of pay for each year of service with a minimum of four weeks of pay and a maximum of 12 weeks of pay for employees who are not officers, to four weeks of pay for each year of service with a minimum 16 weeks of pay and a maximum of 52 weeks of pay for certain officers.

     Employment Agreement. Centura has offered employment to Mr. Patterson. As of the effective time of the merger, Centura will enter into an employment agreement with Mr. Patterson with a term of approximately five years that will replace his existing employment agreement with Triangle Bank. The new agreement calls for the election of Mr. Patterson to Centura's and Centura Bank's boards of directors where he will serve as chairman, and to the executive committee of the board of directors of Centura. Under the terms of his employment agreement, Mr. Patterson will be guaranteed a minimum annual salary of $550,000 plus bonuses, stock options and other benefits and incentives applicable to senior executive officers of Centura and Centura Bank on a basis no less favorable than that of Centura's chief executive officer, including, but not limited to, the opportunity to participate in Centura's Supplemental Executive Retirement Plan and Centura's Discounted Stock Option/Deferred Compensation Program. If Mr. Patterson is terminated for any reason other than for "cause" as defined in the employment agreement, Mr. Patterson will be entitled to receive all salary and benefits under the employment agreement that he would have been entitled to through the term of the agreement had he not been terminated. If Mr. Patterson chooses to resign without "good reason," as defined in the employment agreement, or is terminated for cause, Centura will have no further obligations to Mr. Patterson, other than with respect to previously earned or accrued compensation and benefits.

     As a condition to his entry into his employment agreement, Mr. Patterson will waive any rights he might have (including, but not limited to, rights to severance payments) under his existing employment agreement with Triangle Bank.

     Indemnification; Directors And Officers Insurance. For a period of six years after the completion of the merger, Centura has agreed to indemnify the present and former directors, officers, employees, and agents of Triangle and its subsidiaries against certain liabilities arising out of actions or omissions occurring at or prior to the time the merger becomes effective (including the merger) to the full extent permitted under North Carolina law, and Triangle's articles of incorporation and bylaws. Centura has also agreed to use its reasonable efforts to maintain in effect for a period of not less than three years after completion of the merger, Triangle's existing directors' and officers' liability insurance policy.

ACCOUNTING TREATMENT

     It is anticipated that the merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Triangle will be carried forward at their previously recorded amounts and the consolidated financial statements of Centura for all periods presented will be restated to include the financial condition and results of operations of Triangle.

     In order for the merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Triangle common stock must be exchanged for Centura common stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the merger to qualify as a pooling-of-interests. Some of the criteria cannot be satisfied until after the merger becomes effective. In addition, it is a condition to closing the merger that KPMG LLP deliver a letter to Centura and Triangle to the effect that the merger will qualify for pooling-of-interests accounting treatment and that PricewaterhouseCoopers LLP deliver a letter to Centura and Triangle to the effect that such firm is not aware of any matters relating to Triangle which would preclude Triangle from participating in a merger qualifying for pooling-of-interests accounting treatment.

     Certain conditions will be imposed on the exchange of Triangle common stock for Centura common stock in the merger by affiliates of Triangle. Certain restrictions will also be imposed on the transferability of the Centura common stock received by those affiliates in the merger. These conditions and restrictions will be imposed in order, among other things, to ensure the availability of pooling-of-interests accounting treatment. For information concerning these conditions and restrictions see "-- Resales of Centura Common Stock."

EXPENSES AND FEES

     Centura and Triangle will each pay its own expenses in connection with the merger, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each party will pay one-half of the printing costs incurred in connection with the registration statement and this joint proxy statement-prospectus.

RESALES OF CENTURA COMMON STOCK

     Centura common stock to be issued to Triangle stockholders in the merger will be registered under the Securities Act of 1933, as amended. All shares of Centura common stock received by Triangle stockholders in the merger will be freely transferable after the merger by those Triangle stockholders who are not considered to be "affiliates" of Triangle or Centura. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Triangle or Centura at the time of the Centura special meeting (generally, executive officers, directors, and 10% or greater stockholders).

     Rule 145, promulgated under the Securities Act of 1933, as amended, restricts the sale of Centura common stock received in the merger by affiliates of Triangle and certain of their family members and related entities. Under the rule, during the first calendar year after the merger becomes effective, affiliates of Triangle or Centura may resell publicly the Centura common stock they receive in the merger but only within certain limitations as to the amount of Centura common stock they can sell in any three-month period and as to the manner of sale. After the one-year period, affiliates of Triangle who are not affiliates of Centura may resell their shares without restriction. Centura must continue to satisfy its reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in order for affiliates to resell, under Rule 145, shares of Centura common stock received in the merger. Affiliates also would be permitted to resell Centura common stock received in the merger pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an available exemption from the Securities Act of 1933, as amended, registration requirements. This joint proxy statement-prospectus does not cover any resales of Centura common stock received by persons who may be deemed to be affiliates of Triangle or Centura.

     The SEC's guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of Centura and Triangle by their affiliates in connection with the merger. The SEC's guidelines indicate that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     Triangle has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Triangle to execute and deliver to Centura not later than 30 days prior to the effective time of the merger, an agreement intended to ensure compliance with the Securities Act of 1933, as amended, and to preserve the ability of the merger to be accounted for as a "pooling-of-interests." Each Triangle affiliate must agree not to sell, pledge, transfer, or otherwise dispose of any Triangle common stock held by the affiliate except as contemplated by the merger agreement or the affiliate agreement. In addition, each Triangle affiliate must agree not to sell, pledge, transfer or otherwise dispose of any Centura common stock received in the merger
(1) except in compliance with the Securities Act of 1933, as amended, and the rules and regulations under the Securities Act of 1933, as amended, and (2) until such time as financial results covering 30 days of combined operations of Centura and Triangle have been published. Prior to publication of such results, Centura will not transfer on its books any shares of Centura common stock received by an affiliate in the merger. The stock certificates representing Centura common stock issued to affiliates in the merger may bear a legend summarizing these restrictions on transfer. See "-- Conditions to Consummation of the Merger."

STOCK OPTION AGREEMENTS


     As an inducement and a condition to the parties entering into the merger agreement, Triangle and Centura entered into stock option agreements, under which (1) Triangle granted Centura an option to purchase up to 5,014,000 shares (representing 19.9% of the shares issued and outstanding before giving effect to the exercise of such option) of Triangle common stock at a cash price per share equal to $18.00 and (2) Centura granted Triangle an option to purchase up to 2,256,000 shares (representing 7.9% of the shares issued and outstanding before giving effect to the exercise of such option), at a cash price per share equal to $56.87, under the circumstances described below, subject to possible adjustment in certain circumstances. Under the stock option agreements, neither Triangle's nor Centura's total profit resulting from the exercise of the options may exceed $25 million.

     The purpose of the option agreements is to increase the likelihood that the merger will be completed by making it more difficult and more expensive for a third party to gain control of either Triangle or Centura. Accordingly, the options are exercisable only on the occurrence of certain events that generally involve, in the case of either Triangle or Centura, the acquisition or attempted acquisition of the company, a significant portion of its then outstanding common stock or all or a significant portion of its assets.

     Although the shares issuable upon exercise of the options would represent approximately 16.6% of the Triangle common stock or 7.3% of the Centura common stock outstanding after exercise, neither Triangle nor Centura may acquire more than 5% of the other's common stock, pursuant to the exercise of the option or otherwise, without prior approval of the Federal Reserve. Unless and until it exercises its option, Triangle and Centura disclaim beneficial ownership of the common stock subject to the options.

                 EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS

     In the merger, stockholders of Triangle will exchange their shares of Triangle for shares of Centura. Triangle is a North Carolina corporation governed by North Carolina law and Triangle's articles of incorporation and bylaws. Centura is a North Carolina corporation governed by North Carolina law and Centura's articles of incorporation and bylaws. There are significant differences between the rights of Triangle stockholders and Centura stockholders. The following is a summary of relevant provisions of the articles of incorporation and bylaws of Triangle and Centura setting forth the current rights of Triangle stockholders and those of Centura's stockholders and highlighting any significant differences to Triangle's stockholders as a result of the merger.

     The following summary is not intended to be complete and is qualified it its entirety by reference to the North Carolina Business Corporation Act, as well as Centura's articles of incorporation and bylaws and Triangle's articles of incorporation and bylaws.

ANTI-TAKEOVER PROVISIONS GENERALLY

     Centura's articles of incorporation and bylaws contain certain provisions designed to assist Centura's board of directors in playing a role if any group or person attempts to acquire control of Centura so that Centura's board of directors can protect the interests of Centura and its stockholders under the circumstances. These provisions may help Centura's board of directors determine that a sale of control is in the best interests of Centura's stockholders, or enhance Centura's board of directors' ability to maximize the value to be received by the stockholders upon a sale of control of Centura.

     Although Centura's management believes that these provisions are beneficial to Centura's stockholders, they also may tend to discourage some takeover bids. As a result, Centura's stockholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices. On the other hand, defeating undesirable acquisition offers can be a very expensive and time-consuming process. To the extent that these provisions discourage undesirable proposals, Centura may be able to avoid those expenditures of time and money.


     These provisions also may discourage open market purchases by a company that may desire to acquire Centura. Those purchases may increase the market price of Centura common stock temporarily, and enable stockholders to sell their shares at a price higher than that they might otherwise obtain. In addition, these provisions may decrease the market price of Centura common stock by making the stock less attractive to persons who invest in securities in anticipation of price increases from potential acquisition attempts. The provisions also may make it more difficult and time consuming for a potential acquiror to obtain control of Centura through replacing the board of directors and management. Furthermore, the provisions may make it more difficult for the Centura stockholders to replace Centura's board of directors or management, even if a majority of the Centura stockholders believe that replacing Centura's board of directors or management is in the best interests of Centura. Because of these factors, these provisions may tend to perpetuate the incumbent board of directors and management. For more information about these provisions, see --Authorized Capital Stock," "-- Amendment of Charter and Bylaws," "-- Classified Board of Directors and Absence of Cumulative Voting," "-- Director Removal and Vacancies," "-- Limitations on Director Liability,"
"-- Indemnification," "-- Special Meeting of Stockholders," "-- Stockholder Nominations and Proposals," "-- Stockholder Votes Required for Certain Actions" and "-- Fair Price Provision."


AUTHORIZED CAPITAL STOCK

     CENTURA. Centura's articles of incorporation authorize the issuance of up to (1) 50,000,000 shares of Centura common stock, of which 28,496,626 shares were issued and outstanding as of September 30, 1999, and (2) 25,000,000 shares of no par value preferred stock, of which no shares are issued. Centura's board of directors may authorize the issuance of additional shares of Centura common stock without further action by the Centura stockholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which Centura's capital stock may be listed. The Centura stockholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Centura common stock or any option or warrant for the purchase thereof.

     Similarly, Centura's board of directors may issue, without any further action by the Centura stockholders, shares of Centura preferred stock, in one or more classes or series, with such voting, conversion, dividend, and liquidation rights as Centura's board of directors may specify. In establishing and issuing shares of Centura preferred stock, Centura's board of directors may designate that Centura preferred stock will have voting rights in excess of one vote per share or will vote as a separate class on any or all matters, thus diluting the voting power of the Centura common stock. Centura's board of directors also may designate that Centura preferred stock will have dividend rights that are cumulative and that receive preferential treatment compared to Centura common stock, and that Centura preferred stock will have liquidation rights with priority over Centura common stock in the event of Centura's liquidation.

     Subject to the payment of cash in lieu of fractional shares, Centura will issue an estimated 12,075,214 shares of Centura common stock in connection with the merger, including shares to be subject to assumed options and grants. Based on the number of shares of Centura common stock outstanding on September 30, 1999, it is anticipated that, following the consummation of the merger, a total of approximately 40,571,840 shares of Centura common stock will be outstanding without taking into account any shares of Centura common stock repurchased by Centura. See "BUSINESS OF CENTURA -- Recent Developments."

     The authority to issue additional shares of Centura common stock provides Centura with the flexibility necessary to meet its future needs without the delay resulting from seeking Centura stockholder approval. The authorized but unissued shares of Centura common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Centura. In addition, the sale of a substantial number of shares of Centura common stock to persons who have an understanding with Centura concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Centura common stock (or the right to receive Centura common stock) to the Centura stockholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Centura.

     TRIANGLE. The authorized capital stock of Triangle consists of 50,000,000 shares of common stock, no par value per share, of which 25,250,119 shares were outstanding as of September 30, 1999.

AMENDMENT OF CHARTER AND BYLAWS

     CENTURA. Centura's articles of incorporation provide that the affirmative vote of the holders of at least two-thirds of all the issued and outstanding voting shares of capital stock is required to amend them.

However, if such amendment has received the prior approval by an affirmative vote of a majority of "Disinterested Directors," as defined therein, then the affirmative vote of the holders of at least a majority of all the shares of capital stock of Centura issued and outstanding and entitled to vote, or such greater percentage approval as is required by North Carolina law, is sufficient to amend the articles. A "Disinterested Director" is defined in the articles as any member of Centura's board of directors who is unaffiliated with, and not a nominee of, a "Control Person", as defined therein, and who was a member of Centura's board of directors prior to the time a Control Person became such, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, a Control Person, who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on Centura's board of directors. A "Control Person" is defined in Centura's articles of incorporation as any corporation, person, group, or other entity, which together with its affiliates, prior to a business combination (as described below) beneficially owns 10% or more of the shares of any class of equity or convertible securities of Centura, and any affiliate of any such corporation, person, group, or other entity.

     Subject to certain restrictions set forth below, either Centura's board of directors or the Centura stockholders may amend Centura's bylaws. Centura's board of directors may amend the bylaws and adopt new bylaws except that:

     (1) a bylaw adopted or amended by the stockholders may not be readopted, amended, or repealed by Centura's board of directors if neither the articles nor a bylaw adopted by the stockholders authorizes Centura's board of directors to adopt, amend, or repeal that particular bylaw or the bylaws generally;

     (2) the Centura stockholders may adopt, amend, alter, change, or repeal the bylaws; provided that, in addition to any requirements of the North Carolina Business Corporation Act, the affirmative vote of the holders of at least two-thirds of the voting power of all shares then entitled to vote generally in the election of directors, voting together as a single class, is required for the stockholders to adopt, amend, alter, change, or repeal the bylaws.

     (3) A bylaw that fixes a greater quorum or voting requirement for Centura's board of directors may be amended or repealed:

        - if originally adopted by the stockholders, only by the stockholders, unless the bylaw permits amendment or repeal by Centura's board of directors; or

        - if originally adopted by the board of directors, either by the stockholders or by not less than a majority of Centura's board of directors and with a quorum and vote not less than that established by the Centura stockholders.

     TRIANGLE. Triangle is subject to the requirements of the North Carolina Business Corporation Act with respect to amendments of Triangle's articles of incorporation. Generally, the North Carolina Business Corporation Act requires that the votes cast in favor of an amendment to Triangle's articles of incorporation must exceed the votes cast against such amendment in order for Triangle to amend Triangle's articles of incorporation. While Triangle is subject to the North Carolina Business Corporation Act, Triangle's articles of incorporation require the affirmative vote of 75% of all shares present at a meeting where the issue considered is to amend Triangle's articles of incorporation. This provision of Triangle's articles of incorporation makes it more difficult for amendments to Triangle's articles of incorporation to be approved by the Triangle stockholders. Accordingly, such provision makes it more difficult for provisions in Triangle's articles of incorporation to be changed in the event of a hostile takeover attempt.

     Triangle's bylaws may be amended or repealed and new bylaws may be adopted by action of Triangle's board of directors or the Triangle stockholders, except as otherwise provided in Triangle's articles of incorporation or by the North Carolina Business Corporation Act. Under the North Carolina Business Corporation Act and the bylaws of Triangle, the board of directors may not readopt, amend or repeal a bylaw adopted, amended or repealed by the stockholders if neither Triangle's articles of incorporation nor a bylaw adopted by the stockholders authorizes the board of directors to adopt, amend or repeal that particular bylaw or the bylaws generally. The stockholders may amend or repeal the bylaws of Triangle, even though the bylaws may also be amended or repealed by the board of directors. Triangle's bylaws further provide that the board of directors has no power to adopt a bylaw: (1) changing the statutory requirement for a quorum of directors or action by directors or changing the statutory requirement for a quorum of stockholders or action by stockholders;
(2) providing for management of Triangle otherwise than by the board of directors or a committee thereof; (3) increasing or decreasing the fixed number of the size of the board of directors or the range of directors, or changing from a fixed number to a range, or visa versa; or (4) classifying and staggering the election of directors.

     The bylaws of Triangle currently provide that the number of directors shall be at least 10 but no more than 28. The board of directors may set the number of directors in this range without stockholder approval. In addition, the bylaws require the affirmative vote of 75% of shares of Triangle voting, in person or by proxy, to increase or decrease the range and prohibit the board of directors from changing the range without stockholder approval. The supermajority requirement for a stockholder vote to change the range of the number of directors makes it more difficult for Triangle's stockholders to increase the size of Triangle's board of directors and elect directors to fill the vacancies created thereby. Accordingly, one or more stockholders seeking to gain control of Triangle's board of directors (for example, a tender offer or entity attempting a hostile takeover) would find its task more difficult. This requirement makes it more difficult for the size of Triangle's board of directors to be increased without Triangle's existing board of directors' consent.

CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

     CENTURA. Centura's articles of incorporation provide that Centura's board of directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of Centura having a classified board of directors is that only approximately one third of the members of Centura's board of directors are elected each year, which effectively requires two annual meetings for the Centura stockholders to change a majority of the members of Centura's board of directors. The purpose of dividing Centura's board of directors into classes is to facilitate continuity and stability of leadership of Centura by ensuring that experienced personnel familiar with Centura will be represented on Centura's board of directors at all times, and to permit Centura's management to plan for the future for a reasonable time. However, by potentially delaying the time within which an acquirer could obtain working control of Centura's board of directors, this provision may discourage some potential mergers, tender offers, or takeover attempts.

     Pursuant to the bylaws, each stockholder generally is entitled to one vote for each share of Centura common stock held and is not entitled to cumulative voting rights in the election of directors as long as Centura common stock is listed on a national securities exchange or held by more than 2,000 record holders. With cumulative voting, a stockholder has the right to cast a number of votes equal to the total number of such holder's shares multiplied by the number of directors to be elected. The stockholder has the right to distribute all of his votes in any manner among any number of candidates or to accumulate such shares in favor of one candidate. Directors are elected by a plurality of the total votes cast by all stockholders. With cumulative voting, it may be possible for minority stockholders to obtain representation on the board of directors. Without cumulative voting, the holders of more than 50% of the shares of Centura common stock generally have the ability to elect 100% of the directors. As a result, the holders of the remaining Centura common stock effectively may not be able to elect any person to Centura's board of directors. The absence of cumulative voting makes it more difficult for a Centura stockholder who acquires less than a majority of the shares of Centura common stock to obtain representation on Centura's board of directors.

     TRIANGLE. Triangle's board of directors is divided into three classes, with the number of directors in each class to be as nearly equal in number as possible. Directors of each class are elected to hold office for three years. Each director holds office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, removal or disqualification.

     The holders of Triangle common stock are entitled to one vote per share held of record on all matters submitted to a vote of the Triangle stockholders. The Triangle stockholders do not have the right to vote cumulatively in the election of directors. As a result of the absence of cumulative voting, the majority of votes represented at a legal quorum may elect all directors and the remaining minority stockholders may not elect any directors. The absence of cumulative voting makes it more difficult for stockholders who hold a minority of outstanding shares of Triangle common stock to elect representatives of their choice.

DIRECTOR REMOVAL AND VACANCIES

     CENTURA. Centura's articles of incorporation provide that: (1) a director may be removed by the Centura stockholders only upon the affirmative vote of the holders of two-thirds of the voting power of all shares of Centura capital stock entitled to vote generally in the election of directors; and (2) vacancies on Centura's board of directors may be filled only by Centura's board of directors. The purpose of this provision is to prevent a majority stockholder from circumventing the classified board system by removing directors and filling the vacancies with new individuals selected by that stockholder. Accordingly, the provision may have the effect of impeding efforts to gain control of Centura's board of directors by anyone who obtains a controlling interest in Centura common stock. The term of a director appointed to fill a vacancy expires at the next meeting of stockholders at which directors are elected.

     TRIANGLE. Triangle's articles of incorporation provide that a director may be removed without cause by the stockholders only if (i) the removal without cause is recommended to the stockholders by Triangle's board of directors pursuant to a vote of not less than 75% of the directors then in office and (ii) the stockholders approve such removal by a vote of 75% of the votes present at the meeting where the issue is considered. Directors also are removable by the stockholders with cause pursuant to a vote of 75% of the outstanding shares of Triangle common stock, but no specific director recommendation is required. Triangle's articles of incorporation define "cause" as "personal dishonesty, incompetence, mental and physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) based on a conviction for such offense or an opinion of counsel to Triangle to such effect."

     The supermajority provisions of Triangle's articles of incorporation discouraged hostile takeover attempts so that Triangle will be able to follow through with its business plan which it has developed in the interest of all Triangle stockholders. Triangle's management believes that, for a financial institution, allowing Triangle's board of directors members to be removed and replaced without cause by the stockholders would open Triangle to acquisition or control by interests that might not follow through with Triangle's board of directors' business plan for Triangle.

LIMITATIONS ON DIRECTOR LIABILITY

     CENTURA. Centura's articles of incorporation provide for the elimination of the personal liability of each director arising out of an action by Centura or otherwise for monetary damages for breach of his duty as a director, except for liability with respect to (1) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of Centura, (2) any liability under Section 55-8-33 of the General Statutes of North Carolina, or (3) any transaction from which the director derived an improper personal benefit.

     Although this provision does not affect the availability of injunctive or other equitable relief as a remedy for a breach of duty by a director, it does limit the remedies available to a Centura stockholder who has a valid claim that a director acted in violation of his duties, if the action is among those as to which liability is limited. This provision may reduce the likelihood of stockholder derivative litigation against directors and may discourage or deter Centura stockholders or management from bringing a lawsuit against directors for breach of their duties, even though such action, if successful, might have benefited Centura and its stockholders. The SEC has taken the position that similar provisions added to other corporations' certificates of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws.

     TRIANGLE. Pursuant to the North Carolina Business Corporation Act, Triangle's articles of incorporation of Triangle provide for the elimination of personal liability of directors for monetary damage to the fullest extent permitted by applicable law. The limitation on monetary damages does not preclude other equitable remedies such as injunctive relief or rescission. Further, such limitation may not be available for violations of federal and state banking and securities laws.

INDEMNIFICATION

     CENTURA. Under the North Carolina Business Corporation Act, a corporation may indemnify any director against liability if the director:

     - conducted himself or herself in good faith;

     - reasonably believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the best interests of the corporation, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests;

     - and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     A North Carolina corporation may not indemnify a director:

     - in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     - in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Unless limited by its articles of incorporation, a North Carolina corporation must indemnify, against reasonable expenses incurred by him or her, a director who was wholly successful, on the merits or otherwise, in defending any proceeding to which he or she was a party because he or she is or was a director of the corporation. Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of the proceeding if the director furnishes the corporation a written undertaking by or on behalf of a director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses. A director may apply for court-ordered indemnification under certain circumstances.

     Unless a corporation's articles of incorporation provide otherwise,

     (1) an officer of a corporation is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification to the same extent as a director,

     (2) the corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent as to a director, and

     (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     In addition and separate and apart from the indemnification rights discussed above, North Carolina law further provides that a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan. Any such provision for indemnification may also include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

     Centura's bylaws provide for the mandatory indemnification, to the fullest extent permitted by law, of any person who at any time serves or has served as a director or officer of Centura, or, at the request of Centura, is or was serving as a director, officer, agent, partner, trustee, administrator, or employee of another entity in the event such person is made or is threatened to be made, a party to any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether or not brought by or on behalf of Centura, seeking to hold such person liable by reason of the fact that such person is or was acting in such capacity. The indemnification provision in the Centura bylaws covers reasonable expenses, including without limitation, all attorneys' fees actually and necessarily incurred by such person in connection with any such action, suit or proceeding, all reasonable payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which such person may have become liable in such action, suit, or proceeding, and all reasonable expenses incurred in enforcing the indemnification rights. Furthermore, Centura may advance to such person his reasonable expenses incurred in connection with any such action, suit or proceeding as authorized by Centura's board of directors in the specific case or as authorized or required under any bylaw upon receipt of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified by Centura against such expenses.

     Centura's bylaws further provide that Centura may, but is not required to, indemnify any agent, employee, or other person as Centura's board of directors deems appropriate. Centura's board of directors must take all such action as may be necessary and appropriate to authorize Centura to pay the indemnification required by the indemnification provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity to such claimant.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Centura pursuant to the foregoing provisions, Centura has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     TRIANGLE. Triangle's bylaws provide for indemnification of its directors and officers to the fullest extent permitted by North Carolina law. Under the North Carolina Business Corporation Act, a corporation also may purchase insurance on behalf of any person who is or was a director or officer against any liability arising out of his status as such. Triangle currently maintains directors' and officers' liability insurance.

SPECIAL MEETING OF STOCKHOLDERS

     CENTURA. Centura's bylaws provide that any group of four of Centura's board of directors, the Chairman of the Board, or the President may call a Centura special meeting of stockholders. The Centura stockholders do not have the right to call a Centura special meeting or to require that Centura's board of directors call such a meeting. As a result, this provision, taken together with the restriction on the removal of directors, would prevent a substantial Centura stockholder from compelling stockholder consideration of any proposal (such as a proposal for a merger) over the opposition of Centura's board of directors by calling a Centura special meeting of stockholders at which such Centura stockholder could replace the entire Centura board of directors with nominees who were in favor of such proposal.

     TRIANGLE. Triangle's bylaws provide that special meetings of the Triangle stockholders may be called at any time by the Chairman of Triangle's board of directors, the President or Triangle's board of directors. Triangle stockholders do not have the right to call a Triangle special meeting or to require that Triangle's board of directors call such a meeting.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     CENTURA. Centura's articles of incorporation and bylaws provide that no Centura stockholder may nominate individuals for election to Centura's board of directors.

     TRIANGLE. Any Triangle stockholder wishing to nominate one or more directors or bring any other business before a meeting of stockholders must provide notice to Triangle at least 50 days before the meeting.

FAIR PRICE PROVISION

     CENTURA. The fair price provision of Centura's articles of incorporation applies to business combinations that have not received the approval of two-thirds of Centura's full board of directors and is available only to Centura stockholders who vote against such business combinations and who elect to sell their shares to Centura for cash at the fair price of such shares. The fair price provision requires that the consideration for such shares be paid in cash by Centura and that the price per share be at least equal to the greater of the following:

     (a) the highest price per share paid for Centura common stock during the four years immediately preceding the business combination vote by any Centura stockholder who beneficially owned 5.0% or more of Centura common stock and who votes in favor of the business combination;

     (b) the cash value of the highest price per share previously offered pursuant to a tender offer to the Centura stockholders within the four years immediately preceding the business combination vote;

     (c) the aggregate earnings per share of Centura common stock during the four fiscal quarters immediately preceding the business combination vote multiplied by the highest price/earnings ratio of Centura common stock at any time during the four fiscal quarters or up to the date the business combination vote occurs;

     (d) the highest price per share, including commissions and fees, paid by a Control Person in acquiring any of its holdings of Centura common stock; or

     (e) the fair value per share of Centura common stock as determined by an investment banking or appraisal firm chosen by a majority of the members of Centura's board of directors voting against the business combination, such fair value not taking into consideration the fact that the shares are held by a majority of the Centura stockholders.

     The fair price provision is designed primarily to discourage attempts to acquire Centura in transactions utilizing two-tier pricing tactics, but the provision may affect and potentially discourage other transactions that are not two-tier structured. Transactions utilizing two-tier pricing tactics typically involve the accumulation of a substantial block of a target corporation's stock followed by a merger or other reorganization of the acquired corporation on terms determined by the purchaser. In such two-tiered takeover attempts, the purchaser generally pays cash to acquire a controlling interest in a corporation and acquires the remaining interest by paying the remaining stockholders a price lower than that paid to acquire the controlling interest. The board of directors believes that the fair price provision may prevent some of the potential inequities of two-tiered takeover attempts by encouraging persons interested in acquiring Centura to negotiate in advance with Centura's board of directors since, if two-thirds of Centura's full board of directors approves certain business combinations, the fair price provision would be avoided. Centura's board of directors believes that the interests of the Centura stockholders would be best served by such negotiation based on careful consideration of all relevant factors. Despite this belief, however, some Centura stockholders may find the fair price provision disadvantageous to the extent it discourages changes in control in which Centura stockholders might receive, for at least some of their shares, a substantial premium above the market price paid to Centura stockholders who vote against the business combination and then elect to sell their shares to Centura for cash. Furthermore, the provision may encourage Centura stockholders to vote against a business combination, which has been approved by a majority of a quorum but less than two-thirds of Centura's full board of directors. In addition, assets of Centura could be used to reacquire shares, possibly at a substantial premium, from Centura stockholders who voted against the transaction, which may be to the detriment of Centura stockholders who voted for the transaction. Finally, if the fair price provision has the effect of giving management more bargaining power in negotiation with a potential acquiror, it could result in management using the bargaining power not only to try to negotiate a favorable price for an acquisition, but also more favorable terms for management.

     TRIANGLE. Triangle's articles of incorporation have a fair price provision similar to Centura's described above.

STOCKHOLDER VOTES REQUIRED FOR CERTAIN ACTIONS

     CENTURA. Centura's articles of incorporation provide that, unless more restrictively required by applicable law, any business combination, as defined therein, must be approved by a majority of a quorum of Centura's board of directors and must receive one of the following levels of Centura stockholder approval:

     - at a Centura special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least a majority of the shares of Centura common stock issued and outstanding and entitled to vote thereon, provided that such business combination has received the prior approval by a resolution adopted by an affirmative vote of at least two-thirds of Centura's full board of directors before such business combination is submitted for approval to the Centura stockholders; or

     - at a Centura special or annual meeting of stockholders by an affirmative vote of the stockholders holding at least two-thirds of the shares of Centura common stock issued and outstanding and entitled to vote thereon provided that such business combination has received the prior approval by a resolution adopted by an affirmative vote of at least a majority of a quorum of Centura's board of directors (but less than two-thirds of Centura's board of directors).

     In addition, if the business combination is approved by an affirmative vote of at least two-thirds of the Centura stockholders entitled to vote and by a majority of a quorum of Centura's board of directors but less than two-thirds of Centura's full board of directors, the business combination must grant to stockholders not voting to approve the business combination certain fair price rights.

     Under Centura's articles of incorporation, a "business combination" is

     - any merger or consolidation of Centura into any other corporation, person, group, or other entity where Centura is not the surviving or resulting entity;

     - any merger or consolidation of Centura with or into any "Control Person" (as defined in the articles of incorporation) or with any corporation, person, group, or other entity where the merger or consolidation is proposed by or on behalf of a Control Person;

     - any sale, lease, exchange, or other disposition of all or substantially all of the assets of Centura;

     - any sale, lease, exchange, or other disposition of more than 10% of the total assets of Centura (determined as of the end of the most recent fiscal year) to a Control Person;

     - the issuance of any securities of Centura to a Control Person;

     - the acquisition by Centura of any securities of a Control Person unless such acquisition begins prior to the person becoming a Control Person or is an attempt to prevent the Control Person from obtaining greater control of Centura;

     - the acquisition by Centura of all or substantially all of the assets of any Control Person or any entity where the acquisition is proposed by or on behalf of a Control Person;

     - the adoption of any plan or proposal for the liquidation or dissolution of Centura which is proposed by or on behalf of a Control Person;

     - any reclassification of securities or recapitalization of Centura which has the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of Centura which is beneficially owned or controlled by a Control Person;

     - any of the above transactions which are between Centura and any of its subsidiaries and which are proposed by or on behalf of any Control Person; or

     - any agreement, plan, contract, or other arrangement providing for any of the above transactions.

     The requirement of a supermajority vote of stockholders to approve certain business transactions, as described above, may discourage a change in control of Centura by allowing a minority of the Centura stockholders to prevent a transaction favored by the majority of the Centura stockholders. Also, in some circumstances, Centura's board of directors could cause a two-thirds vote to be required to approve a transaction thereby enabling management to retain control over the affairs of Centura and their positions with Centura. The primary purpose of the supermajority vote requirement, however, is to encourage negotiations with Centura's management by groups or corporations interested in acquiring control of Centura and to reduce the danger of a forced merger or sale of assets.

     TRIANGLE. While Triangle is subject to the North Carolina Business Corporation Act, Triangle's articles of incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of Triangle common stock is required to approve certain transactions with Triangle or any affiliate of Triangle specified therein, including any merger, consolidation, sale of assets, share exchange, or dissolution. The supermajority provision is inapplicable if the transaction has been approved (or in the case of a dissolution recommended for stockholder approval) by two-thirds of all directors of Triangle then in office or if the other entity is a corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by Triangle or its affiliates. The merger was unanimously approved by Triangle's board of directors, making the supermajority provision inapplicable to it.

     For purposes of such provision, an "affiliate" is any individual, corporation, partnership, trust, estate, or other entity who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. Triangle's articles of incorporation further provide that the board of directors, when evaluating the merits of any transaction described in such provision, including any merger, consolidation, sale of assets, or share exchange, or any offer of a party to make a tender or exchange offer for any equity security of Triangle, shall, in connection with the exercise of its judgment in determining what is in the best interest of Triangle and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, depositors, customers, suppliers, and other constituents of Triangle and its affiliates, and on the communities in which Triangle and its affiliates operate or are located.

     The supermajority provision of Triangle's articles of incorporation may have the effect of delaying, deferring, or preventing a change in control of Triangle, which some holders of Triangle common stock may deem to be in their best interests.

     The constituency provision of Triangle's articles of incorporation may discourage or make more difficult certain acquisition proposals or business combinations and, therefore, may adversely affect the ability of stockholders to benefit from certain transactions opposed by Triangle's board of directors. The constituency provision would allow Triangle's board of directors to take into account the effects of an acquisition proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject such proposal.

DISSENTERS' RIGHTS OF APPRAISAL

     CENTURA. Under the North Carolina Business Corporation Act, a stockholder is generally entitled to dissent from, and obtain payment of the fair value of his shares in the event of:

     (1) consummation of a plan of reorganization to which the corporation is a party, unless either

        - stockholder approval is not required by the North Carolina Business Corporation Act, or

        - such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (2) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, unless such shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for such shares;

     (3) consummation of a sale or exchange of substantially all of the corporation's property other than in the usual and regular course of business, including a sale in dissolution, but not including a sale pursuant to court order or to a plan by which substantially all of the net proceeds of the sale will be distributed in cash to the stockholders within one year after the date of sale;

     (4) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it

        - alters or abolishes a preferential right of the shares,

        - creates, alters, or abolishes a right in respect of redemption of the shares,

        - alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities,

        - excludes or limits the right of the shares to vote on any matter, or to cumulate votes,

        - reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under the North Carolina Business Corporation Act, or

        - changes the corporation into a nonprofit corporation or cooperative organization; or

     (5) any corporate action taken pursuant to a stockholder vote, to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provide that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

     The dissenters' rights described above are generally not available to stockholders of a corporation, like Centura, with its common stock listed on a national securities exchange. Centura's articles of incorporation and bylaws do not provide for any such additional dissenters' rights.

     TRIANGLE. Because Triangle is a North Carolina corporation listed on a national securities exchange, Triangle stockholders do not have the dissenters' rights.

STOCKHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

     CENTURA. The North Carolina Business Corporation Act gives a stockholder of a North Carolina corporation the right to inspect and copy books and records of the corporation during regular business hours, if he or she gives the corporation written notice of his or her demand at least five business days before the date of the inspection. In order to inspect certain records, written demand must also be made in good faith and for a proper purpose and must describe with reasonable particularity the purpose of the request and the records the stockholder desires to inspect.

     TRIANGLE. The Triangle stockholders have the right to inspect and copy Triangle's books and records as set forth above.

DIVIDENDS

     CENTURA. Centura's ability to pay dividends on its common stock is governed by North Carolina corporate law. Under North Carolina corporate law, dividends may be paid so long as the corporation would be able to pay its debts as they become due in the ordinary course of business and the corporation's total assets would not be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution to stockholders whose preferential rights are superior to those receiving the distribution.


     There are various statutory limitations on the ability of Centura's banking subsidiaries to pay dividends to Centura. See "CERTAIN REGULATORY
CONSIDERATIONS -- Restrictions on the Payment of Dividends."


     TRIANGLE. Triangle's ability to pay dividends on Triangle common stock is substantially similar to Centura's ability to do so as described above.

                        PRO FORMA FINANCIAL INFORMATION


     The following unaudited pro forma combined condensed balance sheet presents
(i) the historical unaudited consolidated balance sheet of Centura and Triangle at September 30, 1999, and (ii) the pro forma combined condensed balance sheet of Centura at September 30, 1999, giving effect to the merger, assuming the merger is accounted for as a pooling of interests. The unaudited pro forma combined condensed balance sheet should be read in conjunction with the historical consolidated financial statements of Centura and the historical consolidated financial statements of Triangle, including the respective notes thereto, which are incorporated by reference in this joint proxy statement-prospectus, and the unaudited pro forma financial information appearing elsewhere in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" and "SUMMARY -- Historical and Pro Forma Comparative Per Share Data and -- Selected Financial Data." The effect of anticipated merger-related charges (estimated for purposes of the pro forma financial statements at $35.7 million, net of taxes) to be taken by Centura in connection with the merger has been reflected in the pro forma combined condensed balance sheet; however, since the anticipated merger charges are nonrecurring, they have not been reflected in the pro forma combined condensed statement of income. The pro forma combined condensed balance sheet is not necessarily indicative of the combined condensed financial position that actually would have occurred if the merger had been consummated at the date indicated or which may be obtained in the future.

                       PRO FORMA CONDENSED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                           PRO FORMA        CENTURA AND
                                                                          ADJUSTMENTS        TRIANGLE
                                                                           INCREASE          PRO FORMA
                                        CENTURA(1)(2)   TRIANGLE(1)   (DECREASE)(3)(5)(6)    COMBINED
                                        -------------   -----------   -------------------   -----------
                                                            (DOLLARS IN THOUSANDS)
ASSETS
  Cash and due from banks.............   $  244,119     $   54,130                          $   298,249
  Due from banks, interest bearing....       14,363         38,391                               52,754
  Federal funds sold..................       59,571             --                               59,571
  Investment securities:
     Available for sale (cost of
       $2,722,568)....................    2,146,232        524,691                            2,670,923
     Held to maturity (fair value of
       $122,049)......................       54,860         66,426                              121,286
  Loans...............................    5,852,553      1,540,633                            7,393,186
     Less: allowance for loan
       losses.........................      (72,619)       (21,082)                             (93,701)
                                         ----------     ----------          -------         -----------
          Net loans...................    5,779,934      1,519,551                            7,299,485
  Bank premises and equipment.........      115,811         37,404                              153,215
  Other assets........................      461,595        105,713                              567,308
                                         ----------     ----------          -------         -----------
          Total assets................   $8,876,485     $2,346,306                          $11,222,791
                                         ==========     ==========          =======         ===========
LIABILITIES
  Deposits
     Demand, noninterest bearing......   $  967,488     $  205,503                          $ 1,172,991
     Interest-bearing.................    4,447,496      1,323,305                            5,770,801
     Time deposits over $100..........      619,452        213,973                              833,425
                                         ----------     ----------          -------         -----------
          Total deposits..............    6,034,436      1,742,781                            7,777,217
  Borrowed funds......................    1,243,006        260,820                            1,503,826
  Long-term debt......................      787,102        143,454                              930,556
  Other liabilities...................      113,434         31,025          $35,660             180,119
                                         ----------     ----------          -------         -----------
          Total liabilities...........    8,177,978      2,178,080           35,660          10,391,718
SHAREHOLDERS' EQUITY
  Preferred stock, no par value,
     25,000,000 shares authorized;
     none issued......................           --             --               --                  --
  Common stock, no par value,
     50,000,000 shares authorized;
     shares issued and pro forma
     outstanding of 39,859,180 as of
     September 30, 1999...............      214,609         85,368                              299,977
  Common stock acquired by ESOP.......          (43)            --                                  (43)
  Retained earnings...................      505,379         94,375          (35,660)            564,094
  Accumulated other comprehensive
     loss.............................      (21,438)       (11,517)                             (32,955)
                                         ----------     ----------          -------         -----------
  Total shareholders' equity..........      698,507        168,226          (35,660)            831,073
                                         ----------     ----------          -------         -----------
  Total liabilities and equity........   $8,876,485     $2,346,306          $    --         $11,222,791
                                         ==========     ==========          =======         ===========

      See accompanying notes to pro forma condensed financial information.

                   PRO FORMA COMBINED CONDENSED STATEMENTS OF
                        INCOME FOR CENTURA AND TRIANGLE
                                  (UNAUDITED)


     The following unaudited pro forma combined condensed statements of income have been prepared for (i) the nine months ended September 30, 1999, and give effect to the merger, assuming the merger is accounted for as a pooling of interests, and (ii) each of the three years in the period ended December 31, 1998 and give effect to the merger, assuming the merger is accounted for as a pooling of interests, and Centura's merger with First Coastal Bankshares, Inc. ("First Coastal") that was completed on March 26, 1999, and accounted for as a pooling of interests. The unaudited pro forma combined condensed statements of income should be read in conjunction with the historical consolidated financial statements of Centura and the historical consolidated financial statements of Triangle, including the respective notes thereto, which are incorporated by reference in this joint proxy statement-prospectus, and the unaudited pro forma financial information, including the notes thereto, appears elsewhere in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION" and "SUMMARY -- Historical and Pro Forma Comparative Per Share Data and -- Selected Financial Data." The effect of anticipated merger-related charges (estimated for purposes of the pro forma financial statements at $35.7 million net of taxes) to be taken by Centura in connection with the merger has been reflected in the pro forma combined condensed balance sheet; however, since the anticipated merger-related charges are nonrecurring, they have not been reflected in the pro forma combined condensed statements of income. The pro forma financial data does not give effect to anticipated enhancements in revenue and reductions in expenses at Triangle in connection with the merger. The pro forma combined condensed statements of income are not necessarily indicative of the results that actually would have occurred if the merger had been consummated at the dates indicated or which may be obtained in the future.

                      PRO FORMA CONDENSED INCOME STATEMENT

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                  (UNAUDITED)

                                                                                          CENTURA AND
                                                                                            TRIANGLE
                                                                                           PRO FORMA
                                                      CENTURA(1)      TRIANGLE(1)      COMBINED(4)(5)(6)
                                                    --------------   --------------   --------------------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INTEREST INCOME
  Loans, including fees...........................   $   378,848      $    96,314         $   475,162
  Investment securities...........................        97,260           23,670             120,930
  Short-term investments..........................         1,911              486               2,397
                                                     -----------      -----------         -----------
  Total interest income...........................       478,019          120,470             598,489
INTEREST EXPENSE
  Deposits........................................       149,486           48,673             198,159
  Borrowed funds..................................        44,118            6,810              50,928
  Long-term debt..................................        31,242            6,479              37,721
                                                     -----------      -----------         -----------
          Total interest expense..................       224,846           61,962             286,808
                                                     -----------      -----------         -----------
Net interest income...............................       253,173           58,508             311,681
  Provision for loan losses.......................        27,077            4,857              31,934
                                                     -----------      -----------         -----------
  Net interest income after provision.............       226,096           53,651             279,747
NONINTEREST INCOME
  Service charges on deposits.....................        40,165            7,010              47,175
  Credit cards and related fees...................         6,134              528               6,662
  Other service charges, commissions, fees........        26,051            1,804              27,855
  Fees for trust services.........................         7,768               --               7,768
  Mortgage income.................................        19,952            1,743              21,695
  Gain on sale of subsidary.......................         4,893               --               4,893
  Other noninterest income........................        14,694            3,791              18,485
  Securities (losses)/gains, net..................        (1,208)             585                (623)
                                                     -----------      -----------         -----------
  Total noninterest income........................       118,449           15,461             133,910
NONINTEREST EXPENSE
  Personnel.......................................       113,311           16,498             129,809
  Occupancy.......................................        14,871            4,084              18,955
  Equipment.......................................        15,800            3,780              19,580
  Foreclosed real estate..........................         1,273               65               1,338
  Merger-related expenses.........................         6,858                3               6,861
  Other operating expense.........................        80,273           13,573              93,846
                                                     -----------      -----------         -----------
          Total noninterest expense...............       232,386           38,003             270,389
                                                     -----------      -----------         -----------
  Income before income taxes......................       112,159           31,109             143,268
  Income taxes....................................        38,051           10,430              48,481
                                                     -----------      -----------         -----------
Net income........................................   $    74,108      $    20,679         $    94,787
                                                     ===========      ===========         ===========
NET INCOME PER COMMON SHARE
  Basic...........................................   $      2.60      $      0.82         $      2.38
  Diluted.........................................          2.57             0.80                2.34
AVERAGE COMMON SHARES OUTSTANDING
  Basic...........................................    28,468,226       25,157,391          39,789,052
  Diluted.........................................    28,882,785       25,756,492          40,473,206

      See accompanying notes to pro forma condensed financial information.

                      PRO FORMA CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)

                                                                                       CENTURA, FIRST
                                                         CENTURA AND                    COASTAL, AND
                                                        FIRST COASTAL                     TRIANGLE
                                             FIRST        PRO FORMA                       PRO FORMA
                             CENTURA(1)    COASTAL(1)    COMBINED(7)    TRIANGLE(1)   COMBINED(4)(5)(6)
                             -----------   ----------   -------------   -----------   -----------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INTEREST INCOME
  Loans, including fees....  $   453,017   $   39,003    $   492,020    $   121,640      $   613,660
  Investment securities....      121,230        6,801        128,031         30,148          158,179
  Short-term investments...        1,418          249          1,667          1,540            3,207
                             -----------   ----------    -----------    -----------      -----------
  Total interest income....      575,665       46,053        621,718        153,328          775,046
INTEREST EXPENSE
  Deposits.................      198,354       18,862        217,216         64,751          281,967
  Borrowed funds...........       48,321        8,418         56,739          8,108           64,847
  Long-term debt...........       29,672           --         29,672          5,839           35,511
                             -----------   ----------    -----------    -----------      -----------
  Total interest expense...      276,347       27,280        303,627         78,698          382,325
                             -----------   ----------    -----------    -----------      -----------
Net interest income........      299,318       18,773        318,091         74,630          392,721
  Provision for loan
     losses................       15,144          500         15,644          5,115           20,759
                             -----------   ----------    -----------    -----------      -----------
  Net interest income after
     provision.............      284,174       18,273        302,447         69,515          371,962
NONINTEREST INCOME
  Service charges on
     deposits..............       48,139        1,045         49,184          8,306           57,490
  Credit cards and related
     fees..................        6,358           --          6,358            634            6,992
  Other service charges,
     commissions, fees.....       29,863        1,047         30,910          1,805           32,715
  Fees for trust
     services..............        9,304           --          9,304             --            9,304
  Mortgage income..........       17,689        4,871         22,560          3,609           26,169
  Other noninterest
     income................       22,753       (1,234)        21,519          2,431           23,950
  Securities gains, net....          594           92            686          1,671            2,357
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     income................      134,700        5,821        140,521         18,456          158,977
NONINTEREST EXPENSE
  Personnel................      134,114        9,326        143,440         21,750          165,190
  Occupancy................       15,913        2,497         18,410          5,006           23,416
  Equipment................       20,874        1,351         22,225          4,700           26,925
  Foreclosed real estate...        1,171           87          1,258             40            1,298
  Merger-related
     expenses..............           --           --             --          4,373            4,373
  Other operating
     expense...............       99,617        5,447        105,064         19,027          124,091
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     expense...............      271,689       18,708        290,397         54,896          345,293
                             -----------   ----------    -----------    -----------      -----------
  INCOME BEFORE INCOME
     TAXES.................      147,185        5,386        152,571         33,075          185,646
  Income taxes.............       50,314        1,943         52,257         11,217           63,474
                             -----------   ----------    -----------    -----------      -----------
NET INCOME.................  $    96,871   $    3,443    $   100,314    $    21,858      $   122,172
                             ===========   ==========    ===========    ===========      ===========
NET INCOME PER COMMON SHARE
  Basic....................  $      3.67   $     0.69    $      3.57    $      0.87      $      3.10
  Diluted..................         3.60         0.67           3.50           0.84             3.03
AVERAGE COMMON SHARES
  OUTSTANDING
  Basic....................   26,421,073    4,984,806     28,115,907     25,112,026       39,416,319
  Diluted..................   26,922,791    5,152,572     28,674,665     25,903,142       40,331,079

      See accompanying notes to pro forma condensed financial information.

                      PRO FORMA CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)

                                                                                       CENTURA, FIRST
                                                         CENTURA AND                     COASTAL AND
                                                        FIRST COASTAL                     TRIANGLE
                                             FIRST        PRO FORMA                       PRO FORMA
                             CENTURA(1)    COASTAL(1)    COMBINED(7)    TRIANGLE(1)   COMBINED(4)(5)(6)
                             -----------   ----------   -------------   -----------   -----------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INTEREST INCOME
  Loans, including fees....  $   406,078   $   40,037    $   446,115    $   109,432      $   555,547
  Investment securities....      107,369        8,359        115,728         25,751          141,479
  Short-term investments...        1,642          203          1,845          2,920            4,765
                             -----------   ----------    -----------    -----------      -----------
  Total interest income....      515,089       48,599        563,688        138,103          701,791
INTEREST EXPENSE
  Deposits.................      183,941       19,728        203,669         61,358          265,027
  Borrowed funds...........       40,453        9,909         50,362          6,484           56,846
  Long-term debt...........       22,790           --         22,790          1,871           24,661
                             -----------   ----------    -----------    -----------      -----------
  Total interest expense...      247,184       29,637        276,821         69,713          346,534
                             -----------   ----------    -----------    -----------      -----------
Net interest income........      267,905       18,962        286,867         68,390          355,257
  Provision for loan
     losses................       13,418          225         13,643          5,121           18,764
                             -----------   ----------    -----------    -----------      -----------
  Net interest income after
     provision.............      254,487       18,737        273,224         63,269          336,493
NONINTEREST INCOME
  Service charges on
     deposits..............       40,703          728         41,431          7,131           48,562
  Credit cards and related
     fees..................        5,036           --          5,036            466            5,502
  Other service charges,
     commissions, fees.....       21,956          831         22,787          1,390           24,177
  Fees for trust
     services..............        7,737           --          7,737             --            7,737
  Mortgage income..........       11,568        2,845         14,413          2,542           16,955
  Other noninterest
     income................       21,231         (518)        20,713          3,323           24,036
  Securities gains, net....          136           15            151          2,070            2,221
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     income................      108,367        3,901        112,268         16,922          129,190
NONINTEREST EXPENSE
  Personnel................      113,625        7,731        121,356         22,051          143,407
  Occupancy................       13,796        2,161         15,957          4,421           20,378
  Equipment................       21,632        1,070         22,702          3,540           26,242
  Foreclosed real estate...        1,373           97          1,470             16            1,486
  Merger-related
     expenses..............           --           --             --          2,651            2,651
  Other operating
     expense...............       86,950        4,922         91,872         17,446          109,318
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     expense...............      237,376       15,981        253,357         50,125          303,482
                             -----------   ----------    -----------    -----------      -----------
  INCOME BEFORE INCOME
     TAXES.................      125,478        6,657        132,135         30,066          162,201
  Income taxes.............       42,420        2,554         44,974         10,540           55,514
                             -----------   ----------    -----------    -----------      -----------
NET INCOME.................  $    83,058   $    4,103    $    87,161    $    19,526      $   106,687
                             ===========   ==========    ===========    ===========      ===========
NET INCOME PER COMMON SHARE
  Basic....................  $      3.22   $     0.82    $      3.17    $      0.79      $      2.76
  Diluted..................         3.15         0.81           3.11           0.76             2.70
AVERAGE COMMON SHARES
  OUTSTANDING
  Basic....................   25,798,324    4,974,937     27,489,803     24,657,449       38,585,655
  Diluted..................   26,331,392    5,079,515     28,058,427     25,560,528       39,560,665

      See accompanying notes to pro forma condensed financial information.

                      PRO FORMA CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                       CENTURA, FIRST
                                                         CENTURA AND                    COASTAL, AND
                                                        FIRST COASTAL                     TRIANGLE
                                             FIRST        PRO FORMA                       PRO FORMA
                             CENTURA(1)    COASTAL(1)    COMBINED(7)    TRIANGLE(1)   COMBINED(4)(5)(6)
                             -----------   ----------   -------------   -----------   -----------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)
INTEREST INCOME
  Loans, including fees....  $   379,044   $   37,590    $   416,634    $    88,734      $   505,368
  Investment securities....       88,928       10,523         99,451         27,485          126,936
  Short-term investments...        1,788          232          2,020          1,624            3,644
                             -----------   ----------    -----------    -----------      -----------
  Total interest income....      469,760       48,345        518,105        117,843          635,948
INTEREST EXPENSE
  Deposits.................      169,046       23,897        192,943         54,164          247,107
  Borrowed funds...........       30,427        7,732         38,159          5,610           43,769
  Long-term debt...........       20,203           --         20,203             11           20,214
                             -----------   ----------    -----------    -----------      -----------
  Total interest expense...      219,676       31,629        251,305         59,785          311,090
                             -----------   ----------    -----------    -----------      -----------
Net interest income........      250,084       16,716        266,800         58,058          324,858
  Provision for loan
     losses................        9,596          150          9,746          2,515           12,261
                             -----------   ----------    -----------    -----------      -----------
  Net interest income after
     provision.............      240,488       16,566        257,054         55,543          312,597
NONINTEREST INCOME
  Service charges on
     deposits..............       34,758          391         35,149          6,551           41,700
  Credit cards and related
     fees..................        3,452           --          3,452            375            3,827
  Other service charges,
     commissions, fees.....       17,023          513         17,536          1,058           18,594
  Fees for trust
     services..............        6,841           --          6,841             --            6,841
  Mortgage income..........       11,486        2,846         14,332          2,645           16,977
  Other noninterest
     income................       16,018         (496)        15,522          1,198           16,720
  Securities gains, net....        1,798                       1,798          1,142            2,940
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     income................       91,376        3,254         94,630         12,969          107,599
NONINTEREST EXPENSE
  Personnel................      109,667        6,433        116,100         20,623          136,723
  Occupancy................       12,657        2,139         14,796          3,875           18,671
  Equipment................       19,556        1,112         20,668          3,140           23,808
  Foreclosed real estate...          756          127            883            179            1,062
  Merger-related
     expenses..............           --           --             --            494              494
  Other operating
     expense...............       81,874        9,118         90,992         16,565          107,557
                             -----------   ----------    -----------    -----------      -----------
  Total noninterest
     expense...............      224,510       18,929        243,439         44,876          288,315
                             -----------   ----------    -----------    -----------      -----------
  INCOME BEFORE INCOME
     TAXES.................      107,354          891        108,245         23,636          131,881
  Income taxes.............       39,203          322         39,525          8,840           48,365
                             -----------   ----------    -----------    -----------      -----------
NET INCOME.................  $    68,151   $      569    $    68,720    $    14,796      $    83,516
                             ===========   ==========    ===========    ===========      ===========
NET INCOME PER COMMON SHARE
  Basic....................  $      2.66   $     0.11    $      2.52    $      0.62      $      2.19
  Diluted..................         2.60         0.11           2.46           0.60             2.14
AVERAGE COMMON SHARES
  OUTSTANDING
  Basic....................   25,605,621    4,964,107     27,293,417     24,056,284       38,118,745
  Diluted..................   26,261,830    4,991,666     27,958,996     24,785,058       39,112,272

      See accompanying notes to pro forma condensed financial information.

               NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

     (1) In the opinion of management of the respective companies, all adjustments necessary for a fair presentation of the financial position and results for the period have been included. Adjustments, if any, are normal and recurring in nature.

     (2) Centura's historical information as of and for the nine months ended September 30, 1999 includes the First Coastal merger that was completed on March 26, 1999 and accounted for as a pooling of interests.

     (3) Centura and Triangle expect to recognize, in connection with the transaction, merger related charges of approximately $40 to $60 million to be incurred in the first and second quarters of 2000. A liability of $48 million or $35.7 million, net of the related tax benefit, has been recorded in the unaudited Pro Forma Condensed Balance Sheet. Components of the merger charge are as follows:

                                                             MILLIONS
                                                             --------
Employee related...........................................   $ 9.3
Occupancy and equipment....................................     9.4
Conversion.................................................     7.0
Losses on sales of investment securities...................    10.0
Investment banker, legal and accounting fees, and other
  merger-related costs.....................................    12.3
                                                              -----
                                                              $48.0

         Since the anticipated merger charges are nonrecurring, they have not been reflected in the Pro Forma Combined Condensed Statement of Income.

     (4) The merger of Triangle is presented under the pooling-of-interests method of accounting, with the issuance of Centura common stock for Triangle common stock at an exchange ratio of .45 of a share of Centura common stock for each share of Triangle common stock.

     (5) Centura expects to realize significant revenue enhancements and cost savings from the merger which are not reflected in the Pro Forma Condensed Financial Information; therefore, the pro forma information is not indicative of the results of future operations. However, there can be no assurance that anticipated revenue enhancements or cost savings will be achieved.

     (6) Centura and Triangle anticipate that, in order to obtain regulatory approvals for the merger, the companies will be required to divest approximately $317 million of deposits with a significant portion from the Rocky Mount, North Carolina market. No adjustment has been included, however, in the unaudited Pro Forma Condensed Financial Information for the anticipated divestitures.

     (7) The merger of First Coastal is presented under the pooling-of-interests method of accounting, with the issuance of Centura common stock for First Coastal common stock at an exchange ratio of .34 of a share of Centura common stock for each share of First Coastal common stock.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS


     Centura common stock is traded on the New York Stock Exchange or NYSE under the symbol "CBC." Triangle common stock is traded on the NYSE under the symbol "TGL." Prior to December 31, 1997, Triangle's common stock traded on the Nasdaq National Market System. The following table sets forth, for the indicated periods, the high and low closing sale prices for the Centura and Triangle common stock as reported by the NYSE, and the cash dividends declared per share of Centura and Triangle common stock for the indicated periods. The stock prices do not include retail mark-ups, mark-downs or commissions.


                                                    CENTURA                       TRIANGLE(1)
                                         ------------------------------   ---------------------------
                                                                CASH                          CASH
                                            PRICE RANGE       DIVIDENDS     PRICE RANGE     DIVIDENDS
                                         ------------------     PAID      ---------------     PAID
                                           HIGH       LOW     PER SHARE    HIGH     LOW     PER SHARE
                                         --------   -------   ---------   ------   ------   ---------
1997
----
     First Quarter.....................  $ 44.875   $39.000     $ .25     $13.67   $10.67     $.07
     Second Quarter....................    47.625    35.750       .27      15.00    12.33      .07
     Third Quarter.....................    58.500    47.625       .27      20.00    14.50      .08
     Fourth Quarter....................    69.000    55.875       .27      23.92    16.33      .08
                                                                -----                         ----
          Total........................                         $1.06                         $.30
                                                                =====                         ====
1998
----
     First Quarter.....................  $ 72.188   $64.688     $ .27     $23.58   $19.38     $.08
     Second Quarter....................    75.500    61.313       .29      20.92    18.75      .09
     Third Quarter.....................    71.125    56.000       .29      21.06    14.94      .09
     Fourth Quarter....................    74.375    60.250       .29      19.75    14.88      .09
                                                                -----                         ----
          Total........................                         $1.14                         $.35
                                                                =====                         ====
1999
----
     First Quarter.....................  $ 73.875   $58.188     $ .29     $17.19   $15.19     $.09
     Second Quarter....................    62.000    54.938       .32      17.00    15.38      .09
     Third Quarter.....................    58.125    39.625       .32      21.50    15.63      .10
     Fourth Quarter (through December
       10, 1999).......................    52.938    41.375       .32      23.19    18.31      .10
                                                                -----                         ----
          Total........................                         $1.25                         $.38
                                                                =====                         ====


---------------
(1) The dividends shown are dividends historically paid by Triangle on shares of Triangle common stock outstanding on the date declared without restating such dividends to reflect acquisitions of other entities by Triangle which were accounted for under the pooling-of-interests method of accounting. On June 30, 1998, Triangle effected a three-for-two split of Triangle common stock effected in the form of a 50% stock dividend, payable to stockholders of record on June 15, 1998. The information on Triangle presented in the table has been revised to give effect to the stock split.


     On December 10, 1999, the last sale price of Centura common stock as reported on the NYSE was $45.4375 per share and the last sale price of Triangle common stock as reported on the NYSE was $20.25 per share. On August 20, 1999, the last business day prior to public announcement of the merger, the last sale price of Centura common stock as reported by the NYSE was $52.00 per share and the last sale price of Triangle common stock as reported on the NYSE was $16.50 per share.


     The holders of Centura common stock are entitled to receive dividends when and if declared by Centura's board of directors out of funds legally available therefor. Although Centura currently intends to continue to pay quarterly cash dividends on the Centura common stock, there can be no assurance that Centura's dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Centura board of directors' consideration of other relevant factors. The principal sources of funds for the payment of dividends by Centura are dividends from Centura Bank and its other banking-related subsidiaries.

     The holders of Triangle common stock are entitled to receive dividends when and if declared by Triangle's board of directors out of funds legally available therefor. Triangle has paid cash dividends each quarter since the third quarter of 1994. The declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, and the Triangle board of directors' consideration of other relevant factors. The principal sources of funds for the payment of dividends by

Triangle are dividends from its subsidiaries, Triangle Bank, Bank of Mecklenburg and Coastal Leasing LLC.


     Centura and Triangle are legal entities separate and distinct from their subsidiaries and their revenues depend in significant part on the payment of dividends from their respective subsidiary institutions. Centura's and Triangle's subsidiary depository institutions are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "CERTAIN REGULATORY CONSIDERATIONS -- Restrictions on the Payment of Dividends."


                              BUSINESS OF TRIANGLE

     Triangle, a North Carolina corporation, is a multi-bank holding company. On September 30, 1999, Triangle had total consolidated assets of approximately $2.35 billion, total consolidated loans of approximately $1.52 billion, total consolidated deposits of approximately $1.74 billion, and total consolidated stockholders' equity of approximately $168 million.

     Triangle conducts its business activities through Triangle Bank and Bank of Mecklenburg, its bank subsidiaries. Through Triangle Bank and its various subsidiaries, Triangle offers a broad range of financial services, throughout North Carolina. Triangle Bank has 68 branches in Eastern North Carolina. Bank of Mecklenburg has three branches in the Charlotte area of North Carolina. Triangle also operates through its wholly-owned leasing subsidiary, Coastal Leasing LLC.

     Since the organization of Triangle Bank in January 1988, much of Triangle's growth has occurred through 13 acquisitions of other depository institutions or branches of other institutions. For additional information with respect to these acquisitions, see Triangle's 1998 Form 10-K, Item 1: "RECENT ACQUISITIONS" and "BUSINESS OF THE CORPORATION."

     The principal executive offices of Triangle are located at 4300 Glenwood Avenue, Raleigh, North Carolina 27612, and its telephone number at such address is (919) 881-0455. Additional information with respect to Triangle and its subsidiaries is included in documents incorporated by reference in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

                              BUSINESS OF CENTURA

GENERAL

     Centura, a North Carolina corporation, is a registered bank holding company. On September 30, 1999, Centura had total consolidated assets of approximately $8.876 billion, total consolidated loans of approximately $5.853 billion, total consolidated deposits of approximately $6.034 billion, and total consolidated stockholders' equity of approximately $699 million.

     Centura conducts its business activities through Centura Bank, its bank subsidiary. Through Centura Bank and its various subsidiaries, Centura offers a broad range of financial services, throughout North Carolina, South Carolina and the Hampton Roads Region of Virginia.

     Centura offers its customers a variety of services and delivery channels including 227 full-service financial service offices; more than 230 ATMs at financial centers and retail stores; its telephone banking center; its Internet site; and its online money management software packages.

     The principal executive offices of Centura are located at 134 North Church Street, Rocky Mount, North Carolina 27804, and its telephone number at such address is (252) 454-4400. Additional information with respect to Centura and its subsidiaries is included in documents incorporated by reference in this joint proxy statement-prospectus. See "WHERE YOU CAN FIND MORE INFORMATION."

RECENT DEVELOPMENTS

     Centura's board of directors has authorized the repurchase of up to approximately 1,000,000 shares of Centura common stock. Under the authorization, the number of shares purchased shall be consistent with the treatment of the Triangle acquisition as a pooling of interests. Such purchases may be completed in privately negotiated transactions or in open market purchases and may be discontinued at any time.

ANTICIPATED OPERATING RESULTS OF THE MERGER

     In connection with the execution of the merger agreement, Centura filed a Current Report on Form 8-K which included information with respect to the anticipated impact of the merger on the operating performance of Centura. In the Form 8-K, Centura indicated that it expects the merger to be accretive to earnings per share in 2001. It is estimated that pre-tax cost savings opportunities, including the elimination of redundant operations, will total approximately $32.0 million once the acquisition is fully integrated. The transaction is projected to be 2.4% dilutive to Centura's earnings per share in 2000. The dilution is projected to be concentrated in the quarter that the transaction closes (expected to be the first quarter of 2000), before the realization of cost savings. Merger related charges of $50.0 million pre-tax in the quarter of closing and an additional $10.0 million in the following quarter are anticipated. See "A WARNING ABOUT FORWARD-LOOKING STATEMENTS" and "WHERE YOU CAN FIND MORE INFORMATION."

                       CERTAIN REGULATORY CONSIDERATIONS

     Centura and Triangle are bank holding companies registered with the Federal Reserve. As such, each of Centura, Triangle and their non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the Bank Holding Company Act and the regulations of the Federal Reserve. Centura's and Triangle's banking subsidiaries are also subject to supervision and examinations by federal banking authorities. Set forth below is a brief summary of certain of the areas of regulation. Information relating to Triangle is included in Triangle's 1998 Annual Report on Form 10-K. A more complete discussion of Centura is included in Centura's 1998 Annual Report on Form 10-K. See "WHERE YOU CAN FIND MORE INFORMATION."

     Centura and Triangle and their banking subsidiaries are subject to certain federal and state laws and regulations relating to the following areas as summarized below.

     - Restrictions on the Payment of Dividends -- Centura and Triangle are legal entities separate and distinct from their banking and other subsidiaries, but depend principally on dividends from their subsidiary depository institutions for cash flow to pay dividends to their stockholders. There are statutory and regulatory limitations on the payment of dividends by these subsidiary depository institutions to Centura and Triangle as well as by Centura and Triangle to their stockholders. Additionally, the subsidiary banks of Centura and Triangle are subject to dividend restrictions of the State of North Carolina, and to the regulations of the Federal Reserve. Under such dividend restrictions, at September 30, 1999, Centura Bank could declare aggregate dividends to Centura of approximately $142 million and Triangle's subsidiary banks could declare aggregate dividends to Triangle of approximately $94 million.

     - Capital Adequacy -- Centura and Triangle and their banking subsidiaries are required by state and federal regulators to comply with certain capital adequacy standards related to various risk exposure and the leverage position of financial institutions. Any bank or thrift that fails to meet its capital guidelines may be subject to a variety of enforcement remedies and certain other restrictions on its business. As of September 30, 1999 Centura, Triangle and their banking subsidiaries were in compliance with all such capital adequacy standards.

     - Support of Subsidiary Institutions -- Under Federal Reserve policy, Centura and Triangle are expected to act as sources of financial strength for, and commit their resources to support, Centura

       Bank, Triangle Bank, Bank of Mecklenburg and the other banking subsidiaries, even in times when Centura or Triangle might not be inclined to provide it.

     - Prompt Corrective Action -- Federal banking regulators are required to audit Centura Bank, Triangle Bank, Bank of Mecklenburg and the other banking subsidiaries to determine whether they are adequately capitalized. If a banking institution is deemed by regulators to be insufficiently capitalized, the regulators are required to take certain actions designed to improve the capitalization situation of the financial institution.

     On November 12, 1999, the President signed into law the Gramm-Leach-Bliley Act. This statute contains several provisions that may affect how Centura does business or the nature of the competition that it faces. The act permits banks, insurance companies, and securities firms to affiliate within a single corporate structure, now known as a financial holding company. Using the financial holding company structure, insurance companies and securities firms may acquire bank holding companies, such as Centura or Triangle, and bank holding companies may acquire insurance companies and securities firms. A bank holding company that wishes to become a financial holding company must satisfy a number of conditions, including that all of the insured depository institution subsidiaries of the bank holding company have at least a "Satisfactory" CRA rating. In addition, a financial holding company may not commence a new financial activity or acquire control of a company engaged in such activities without satisfying this CRA requirement. As a result of the act, Centura may face increased competition from more and larger financial institutions. The act also may cause Centura to consider whether to expand its securities or insurance businesses. Centura currently conducts retail securities brokerage and insurance brokerage through subsidiaries of Centura Bank. The act allows increased activity in the insurance and securities underwriting businesses, to be conducted through a subsidiary of a financial holding company and would involve both additional risk and regulatory burdens. Centura has not made any decisions on whether to expand its insurance and securities operations.

     The act does not significantly alter the regulatory regime under which Centura now operates. The Federal Reserve, Centura's current federal regulator at both the bank and holding company level, and the North Carolina Commissioner of Banks will remain Centura's regulators. The nature of the activities that Centura may conduct in the bank or in a bank subsidiary remain, in the first instance, a matter of North Carolina law. Centura's insurance and securities businesses now are subject to regulation by the North Carolina insurance commissioner and the SEC, respectively, and the act does not change this system.

     The act also contains several provisions respecting customer privacy. The extent of Centura's obligations in this regard will not be known until the Federal Reserve and the other federal banking agencies issue rules applicable to banks, Centura will be required to disclose a privacy policy to its customers on an annual basis. In addition, if Centura provides nonpublic personal information about customers to third parties for use in the marketing of third party products, it must first disclose this fact to its customers and provide them an opportunity to opt out of the arrangement. The act does not limit the sharing of information among affiliates within the Centura family, although Centura is aware that some members of Congress are seeking to expand the law to cover inter-affiliate sharing.

                      DESCRIPTION OF CENTURA CAPITAL STOCK

     Centura is authorized to issue 50,000,000 shares of Centura common stock, of which 28,496,626 shares were issued and outstanding as of September 30, 1999. Centura is also authorized to issue 25,000,000 shares of Centura preferred stock, none of which is issued and outstanding.

     Holders of Centura common stock are entitled to receive such dividends as may be declared by Centura's board of directors out of funds legally available therefore. The ability of Centura to pay dividends is affected by the ability of its subsidiary depository institution to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At September 30, 1999, under such requirements and guidelines, Centura's subsidiary depository institution had $142 million of undivided profits legally available for the payment of dividends. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."


     For a further description of Centura capital stock, See "EFFECT OF THE MERGER ON RIGHTS OF STOCKHOLDERS."


                                 OTHER MATTERS

     As of the date of this joint proxy statement-prospectus, neither Triangle's board of directors nor Centura's board of directors knows of any matters that will be presented for consideration at the Triangle or Centura special meetings other than as described in this joint proxy statement-prospectus. However, if any other matters properly come before the Triangle or Centura special meetings or any adjournment or postponement of the Triangle or Centura special meetings and are voted upon, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters.

                             STOCKHOLDER PROPOSALS

     Triangle will hold its 2000 annual meeting of stockholders only if the merger is not consummated. In order to be eligible for inclusion in Triangle's proxy materials for the 2000 annual meeting, if held, any Triangle stockholder proposal to take action at such meeting must have been received at Triangle's executive offices at 4300 Glenwood Avenue, Raleigh, North Carolina 27612, no later than November 30, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, North Carolina law and Triangle's articles of incorporation and bylaws.

     Centura expects to hold its next annual meeting of stockholders in April 2000, after the merger. Under the SEC rules, proposals of Centura stockholders intended to be presented at that meeting must have been received by Centura at its principal executive offices no later than November 11, 1999, to be included in the proxy statement for the meeting.

                                    EXPERTS

     The consolidated financial statements of Centura Banks, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Triangle Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated herein by reference and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

                                    OPINIONS

     The legality of the shares of Centura common stock to be issued in the merger will be passed upon by Joseph A. Smith, Jr., General Counsel and Corporate Secretary of Centura. Joseph A. Smith, Jr. is an officer of and stockholder in, and receives compensation from, Centura. Mr. Smith owns 2,223 shares of Centura common stock and 19,507 stock options for shares of Centura common stock of which 1,078 were vested as of the date of this joint proxy statement-prospectus.

     Certain tax consequences of the transaction have been passed upon by Alston & Bird LLP, Washington, D.C.

                      WHERE YOU CAN FIND MORE INFORMATION

     Centura and Triangle file annual, quarterly and current reports, proxy and information statements, and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, you can read and copy this information at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can also inspect reports, proxy and information statements, and other information about Centura at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Centura filed a registration statement with the SEC under the Securities Act of 1933, as amended, relating to the Centura common stock offered to the Triangle stockholders. The registration statement contains additional information about Centura and the Centura common stock. The SEC allows Centura to omit certain information included in the registration statement from this joint proxy statement-prospectus. The registration statement may be inspected and copied at the SEC's public reference facilities described above.

     This joint proxy statement-prospectus incorporates important business and financial information about Centura and Triangle that is not included in or delivered with this joint proxy statement-prospectus. The following documents filed with the SEC by Centura are incorporated by reference in this joint proxy statement-prospectus (SEC File No. 1-10646):

     (1) Centura's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) Centura's Quarterly Reports on Form 10-Q for the three months ended March 31, 1999, June 30, 1999, and September 30, 1999;

     (3) Centura's Current Reports on Form 8-K dated January 11, 1999, March 30, 1999, April 5, 1999, April 7, 1999, July 8, 1999, August 22, 1999, and
         October 8, 1999.

     (4) The description of Centura's current management and Centura's board of directors contained in Centura's proxy statement filed pursuant to
         Section 14(a) of the Exchange Act for Centura's Annual Meeting of Stockholders held on April 15, 1998 and 1999;

     The following documents filed with the SEC by Triangle are incorporated by reference in this joint proxy statement-prospectus (SEC File No. 0-19398):

     (1) Triangle's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (2) Triangle's Quarterly Reports on Form 10-Q for the three months ended March 31, 1999, June 30, 1999, and September 30, 1999;

     (3) Triangle's Current Reports on Form 8-K dated March 17, 1999, August 22, 1999 and November 30, 1999.

     Centura and Triangle also incorporate by reference additional documents filed by them pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and prior to final adjournment of the Triangle special meeting. Any statement contained in this joint proxy statement-prospectus or in a document incorporated or deemed to be incorporated by reference in this joint proxy statement-prospectus shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.

     You may obtain copies of the information incorporated by reference in this joint proxy statement-prospectus upon written or oral request. The inside front cover of this joint proxy statement-prospectus contains information about how such requests should be made.

     All information contained in this joint proxy statement-prospectus or incorporated herein by reference with respect to Centura was supplied by Centura, and all information contained in this joint proxy statement-prospectus with respect to Triangle was supplied by Triangle.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                             TRIANGLE BANCORP, INC.
                                      AND
                              CENTURA BANKS, INC.

                          DATED AS OF AUGUST 22, 1999

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Parties.....................................................   A-6
Preamble....................................................   A-6
ARTICLE 1 -- TRANSACTIONS AND TERMS OF MERGER...............   A-6
     1.1  Merger............................................   A-6
     1.2  Time and Place of Closing.........................   A-6
     1.3  Effective Time....................................   A-7
     1.4  Execution of Stock Option Agreements..............   A-7
ARTICLE 2 -- TERMS OF MERGER................................   A-7
     2.1  Articles of Incorporation.........................   A-7
     2.2  Bylaws............................................   A-7
     2.3  Directors and Officers............................   A-7
ARTICLE 3 -- MANNER OF CONVERTING SHARES....................   A-7
     3.1  Conversion of Shares..............................   A-7
     3.2  Anti-Dilution Provisions..........................   A-8
     3.3  Shares Held by Triangle or Centura................   A-8
     3.4  Fractional Shares.................................   A-8
     3.5  Conversion of Stock Rights........................   A-8
     3.6  Conversion of Triangle Warrants...................   A-9
ARTICLE 4 -- EXCHANGE OF SHARES.............................   A-9
     4.1  Exchange Procedures...............................   A-9
     4.2  Rights of Former Triangle Stockholders............  A-10
ARTICLE 5 -- REPRESENTATIONS AND WARRANTIES OF TRIANGLE.....  A-10
     5.1  Organization, Standing, and Power.................  A-10
     5.2  Authority; No Breach By Agreement.................  A-11
     5.3  Capital Stock.....................................  A-11
     5.4  Triangle Subsidiaries.............................  A-12
     5.5  SEC Filings; Financial Statements.................  A-12
     5.6  Absence of Undisclosed Liabilities................  A-13
     5.7  Absence of Certain Changes or Events..............  A-13
     5.8  Tax Matters.......................................  A-13
     5.9  Assets............................................  A-14
     5.10 Environmental Matters.............................  A-14
     5.11 Compliance with Laws..............................  A-15
     5.12 Labor Relations...................................  A-15
     5.13 Employee Benefit Plans............................  A-15
     5.14 Material Contracts................................  A-17
     5.15 Legal Proceedings.................................  A-18
     5.16 Reports...........................................  A-18
     5.17 Statements True and Correct.......................  A-18
     5.18 Accounting, Tax, and Regulatory Matters...........  A-18
     5.19 State Takeover Laws...............................  A-18
     5.20 Derivatives.......................................  A-19
     5.21 Year 2000.........................................  A-19
     5.22 Underwriting......................................  A-19
ARTICLE 6 -- REPRESENTATIONS AND WARRANTIES OF CENTURA......  A-19
     6.1  Organization, Standing, and Power.................  A-19
     6.2  Authority; No Breach By Agreement.................  A-19
     6.3  Capital Stock.....................................  A-20
     6.4  Centura Subsidiaries..............................  A-20

                                                              PAGE
                                                              ----
     6.5  SEC Filings; Financial Statements.................  A-21
     6.6  Absence of Undisclosed Liabilities................  A-21
     6.7  Absence of Certain Changes or Events..............  A-21
     6.8  Tax Matters.......................................  A-21
     6.9  Assets............................................  A-22
     6.10 Environmental Matters.............................  A-23
     6.11 Compliance with Laws..............................  A-23
     6.12 Labor Relations...................................  A-24
     6.13 Employee Benefit Plans............................  A-24
     6.14 Legal Proceedings.................................  A-24
     6.15 Reports...........................................  A-24
     6.16 Statements True and Correct.......................  A-25
     6.17 Accounting, Tax, and Regulatory Matters...........  A-25
     6.18 Derivatives.......................................  A-25
     6.19 Year 2000.........................................  A-25
ARTICLE 7 -- CONDUCT OF BUSINESS PENDING CONSUMMATION.......  A-26
     7.1  Affirmative Covenants of Both Parties.............  A-26
     7.2  Negative Covenants of Triangle....................  A-26
     7.3  Adverse Changes in Condition......................  A-27
     7.4  Reports...........................................  A-28
ARTICLE 8 -- ADDITIONAL AGREEMENTS..........................  A-28
     8.1  Registration Statement; Joint Proxy Statement;
          Stockholder Approvals.............................  A-28
     8.2  Exchange Listing..................................  A-28
     8.3  Applications......................................  A-29
     8.4  Filings with State Office.........................  A-29
     8.5  Agreement as to Efforts to Consummate.............  A-29
     8.6  Investigation and Confidentiality.................  A-29
     8.7  Press Releases....................................  A-29
     8.8  Certain Actions...................................  A-30
     8.9  Accounting and Tax Treatment......................  A-30
     8.10 State Takeover Laws...............................  A-30
     8.11 Agreement of Affiliates...........................  A-30
     8.12 Employee Benefits and Contracts...................  A-31
     8.13 Indemnification...................................  A-31
     8.14 Certain Modifications.............................  A-33
     8.15 Centura Merger Subsidiary Organization............  A-33
ARTICLE 9 -- CONDITIONS PRECEDENT TO OBLIGATIONS TO
          CONSUMMATE........................................  A-33
     9.1  Conditions to Obligations of Each Party...........  A-33
     9.2  Conditions to Obligations of Centura..............  A-34
     9.3  Conditions to Obligations of Triangle.............  A-35
ARTICLE 10 -- TERMINATION...................................  A-36
   10.1  Termination........................................  A-36
   10.2  Effect of Termination..............................  A-38
   10.3  Non-Survival of Representations and Covenants......  A-38

                                                              PAGE
                                                              ----
ARTICLE 11 -- MISCELLANEOUS.................................  A-39
     11.1  Definitions......................................  A-39
     11.2  Expenses.........................................  A-45
     11.3  Brokers and Finders..............................  A-45
     11.4  Entire Agreement.................................  A-45
     11.5  Amendments.......................................  A-46
     11.6  Waivers..........................................  A-46
     11.7  Assignment.......................................  A-46
     11.8  Notices..........................................  A-46
     11.9  Governing Law....................................  A-47
     11.10 Counterparts.....................................  A-47
     11.11 Captions.........................................  A-47
     11.12 Interpretations..................................  A-47
     11.13 Enforcement of Agreement.........................  A-47
     11.14 Severability.....................................  A-47
Signatures..................................................  A-48

                                LIST OF EXHIBITS


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1.      Form of Triangle Stock Option Agreement. (sec. 1.4).
  2.      Form of Centura Stock Option Agreement. (sec. 1.4).
  3.      Form of Plan of Merger. (sec. 1.1).
  4.      Form of Affiliate Agreement. (sections 8.11, 9.2(d)).

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of August 22, 1999, by and between TRIANGLE BANCORP, INC. ("Triangle"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Raleigh, North Carolina; and CENTURA BANKS, INC. ("Centura"), a corporation organized and existing under the Laws of the State of North Carolina, with its principal office located in Rocky Mount, North Carolina.

                                    PREAMBLE

     The Boards of Directors of Triangle and Centura are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders. This Agreement provides for the acquisition of Triangle by Centura pursuant to the merger (the "Merger") of Triangle with and into a newly-formed, wholly-owned subsidiary of Centura ("Centura Merger Subsidiary"), organized under the Laws of the State of North Carolina. Immediately following the Merger, Centura Merger Subsidiary will be merged with and into Centura. At the effective time of the Merger, the outstanding shares of the capital stock of Triangle shall be converted into shares of the common stock of Centura (except as provided herein). As a result, stockholders of Triangle shall become stockholders of Centura, and Centura shall continue to conduct Triangle's business and operations. The transactions described in this Agreement are subject to the approvals of the stockholders of Triangle, the stockholders of Centura, the Board of Governors of the Federal Reserve System, and certain state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) for accounting purposes shall qualify for treatment as a pooling of interests.

     Immediately after the execution and delivery of this Agreement, as a condition and inducement to the Parties' willingness to enter into this Agreement, (i) Triangle is granting to Centura an option to purchase shares of Triangle Common Stock (the "Triangle Stock Option Agreement"), in substantially the form of Exhibit 1, and (ii) Centura is granting to Triangle an option to purchase shares of Centura Common Stock (the "Centura Stock Option Agreement"), in substantially the form of Exhibit 2.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Triangle shall be merged with and into Centura Merger Subsidiary in accordance with the provisions of Section 55-11-01 of the North Carolina Business Corporation Act and with the effect provided in Section 55-11-06 of the North Carolina Business Corporation Act (the "Merger"). Centura Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Triangle and Centura, and the Plan of Merger, in substantially the form of Exhibit 3, which has been approved and adopted by the Board of Directors of Triangle and will be approved and adopted by the Board of Directors of Centura Merger Subsidiary upon its organization. Immediately subsequent to the Merger, Centura Merger Subsidiary shall be merged with and into Centura.

     1.2 TIME AND PLACE OF CLOSING. The consummation of the Merger (the "Closing") shall take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the

Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at such location as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Agreement shall become effective on the date and at the time the North Carolina Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 10th business day (as designated by Centura) following the last to occur of
(i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Centura and Triangle approve the matters relating to this Agreement required to be approved by such stockholders by applicable Law.

     1.4 EXECUTION OF STOCK OPTION AGREEMENTS. Immediately after the execution of this Agreement and as a condition hereto, (i) Triangle is executing and delivering to Centura the Triangle Stock Option Agreement, and (ii) Centura is executing and delivering to Triangle the Centura Stock Option Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.2 BYLAWS. The Bylaws of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.3 DIRECTORS AND OFFICERS. The directors of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Centura or Triangle, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Centura Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Centura Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (c) Each share of Triangle Common Stock (excluding shares held by any Triangle Company or any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into .45 of a

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     share of Centura Common Stock (subject to adjustment pursuant to Section
     10.1(g) of this Agreement, the "Exchange Ratio").

     3.2 ANTI-DILUTION PROVISIONS. In the event Triangle changes the number of shares of Triangle Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Centura changes the number of shares of Centura Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 SHARES HELD BY TRIANGLE OR CENTURA. Each of the shares of Triangle Common Stock held by any Triangle Company or by any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Triangle Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Centura Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the market value of one share of Centura Common Stock at the Effective Time. The market value of one share of Centura Common Stock at the Effective Time shall be the closing price of Centura Common Stock on the NYSE -- Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5 CONVERSION OF STOCK RIGHTS.

          (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Triangle Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Triangle Rights") granted by Triangle under the Triangle Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock, and Centura shall assume each Triangle Right, in accordance with the terms of the Triangle Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Centura and its Compensation Committee shall be substituted for Triangle and the Committee of Triangle's Board of Directors (including, if applicable, the entire Board of Directors of Triangle) administering such Triangle Stock Plan, (ii) each Triangle Right assumed by Centura may be exercised solely for shares of Centura Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Centura Common Stock subject to such Triangle Right shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Right immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Triangle Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Triangle Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Centura shall not be obligated to issue any fraction of a share of Centura Common Stock upon exercise of Triangle Rights and any fraction of a share of Centura Common Stock that otherwise would be subject to a converted Triangle Right shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Centura Common Stock and the per share exercise price of such Right. The market value of one share of Centura Common Stock shall be the closing price of Centura Common Stock on the NYSE -- Composite Transactions List

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     (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the date of exercise of the Triangle Right. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.5, each Triangle Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Centura agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

          (b) As soon as reasonably practicable after the Effective Time, Centura shall deliver to the participants in each Triangle Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Triangle Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Centura shall comply with the terms of each Triangle Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Triangle Stock Plan, that Triangle Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Centura shall take all corporate action necessary to reserve for issuance sufficient shares of Centura Common Stock for delivery upon exercise of Triangle Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, Centura shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Centura Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Centura shall administer the Triangle Stock Plan assumed pursuant to this Section
     3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934
     Act.

          (c) All restrictions or limitations on transfer with respect to Triangle Common Stock awarded under the Triangle Stock Plans or any other plan, program, or arrangement of any Triangle Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Centura Common Stock into which such restricted stock is converted pursuant to
     Section 3.1 of this Agreement.

     3.6 CONVERSION OF TRIANGLE WARRANTS. At the Effective Time, each Triangle Warrant which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right with respect to Centura Common Stock, and Centura shall assume each Triangle Warrant, in accordance with the terms of the agreement by which the Triangle Warrant is evidenced, except that from and after the Effective Time, (i) each Triangle Warrant assumed by Centura may be exercised solely for shares of Centura Common Stock, (ii) the number of shares of Centura Common Stock subject to such Triangle Warrant shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio, and
(iii) the per share exercise price under each such Triangle Warrant shall be adjusted by dividing the per share exercise price under each such Triangle Warrant by the Exchange Ratio and rounding up to the nearest cent.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Centura and Triangle shall cause the exchange agent selected by Centura (the "Exchange Agent") to mail to the former stockholders of Triangle appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Triangle Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of
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shares of Triangle Common Stock (other than shares to be canceled pursuant to
Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Triangle Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Centura Common Stock to which such holder may be otherwise entitled (without interest). Centura shall not be obligated to deliver the consideration to which any former holder of Triangle Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Triangle Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Triangle Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Triangle Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER TRIANGLE STOCKHOLDERS. At the Effective Time, the stock transfer books of Triangle shall be closed as to holders of Triangle Common Stock immediately prior to the Effective Time and no transfer of Triangle Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Triangle Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Triangle in respect of such shares of Triangle Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Triangle shall be entitled to vote after the Effective Time at any meeting of Centura stockholders the number of whole shares of Centura Common Stock into which their respective shares of Triangle Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Triangle Common Stock for certificates representing Centura Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Centura on the Centura Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Centura Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Triangle Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1 of this Agreement. However, upon surrender of such Triangle Common Stock certificate, both the Centura Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF TRIANGLE

     Triangle hereby represents and warrants to Centura as follows:

     5.1 ORGANIZATION, STANDING, AND POWER. Triangle is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets.

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Triangle is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     5.2 AUTHORITY; NO BREACH BY AGREEMENT.

     (a) Triangle has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein and therein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Triangle, subject to the approval of this Agreement and the Plan of Merger by the holders of a majority of the outstanding shares of Triangle Common Stock entitled to be cast thereon, which is the only stockholder vote required for approval of this Agreement and the Plan of Merger and consummation of the Merger by Triangle. Subject to such requisite stockholder approval, this Agreement and the Plan of Merger represent legal, valid, and binding obligations of Triangle, enforceable against Triangle in accordance with their respective terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement and the Plan of Merger by Triangle, nor the consummation by Triangle of the transactions contemplated hereby or thereby, nor compliance by Triangle with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Triangle's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Triangle Company under, any Contract or Permit of any Triangle Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Triangle Company or any of their respective Material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Triangle of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

     5.3 CAPITAL STOCK.

     (a) The authorized capital stock of Triangle consists, as of the date of this Agreement, of 50,000,000 shares of Triangle Common Stock, of which 25,197,731 shares are issued and outstanding as of the date of this Agreement and not more than 26,833,810 shares (together with such number of additional shares that will be issued for the fiscal year ending December 31, 1999 under the Management Incentive Compensation Plan of Triangle) will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Triangle Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the North Carolina Business Corporation Act. None of the outstanding shares of Triangle Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Triangle.

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     (b) Except as set forth in Section 5.3(a) of this Agreement or Section
5.3(b) of the Triangle Disclosure Memorandum, or as provided pursuant to the Triangle Stock Option Agreement, there are no shares of capital stock or other equity securities of Triangle outstanding and no outstanding Rights relating to the capital stock of Triangle.

     5.4 TRIANGLE SUBSIDIARIES. Triangle has disclosed in Section 5.4 of the Triangle Disclosure Memorandum all of the Triangle Subsidiaries as of the date of this Agreement. Except as set forth in Section 5.4 of the Triangle Disclosure Memorandum, Triangle or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Triangle Subsidiary. No equity securities of any Triangle Subsidiary are or may become required to be issued (other than to another Triangle Company) by reason of any Rights, and there are no Contracts by which any Triangle Subsidiary is bound to issue (other than to another Triangle Company) additional shares of its capital stock or Rights or by which any Triangle Company is or may be bound to transfer any shares of the capital stock of any Triangle Subsidiary (other than to another Triangle Company). There are no Contracts relating to the rights of any Triangle Company to vote or to dispose of any shares of the capital stock of any Triangle Subsidiary. All of the shares of capital stock of each Triangle Subsidiary held by a Triangle Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Triangle Company free and clear of any Lien. Except as set forth in Section 5.4 of the Triangle Disclosure Memorandum, each Triangle Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Triangle Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Each Triangle Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

     5.5 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Triangle has filed and made available to Centura all forms, reports, and documents required to be filed by Triangle with the SEC since December 31, 1995 (collectively, the "Triangle SEC Reports"). The Triangle SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Triangle SEC Reports or necessary in order to make the statements in such Triangle SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Triangle Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Triangle Subsidiaries, none of Triangle's Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Triangle Financial Statements (including, in each case, any related notes) contained in the Triangle SEC Reports, including any Triangle SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Triangle and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are
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subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Triangle Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Triangle as of June 30, 1999, included in the Triangle Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. No Triangle Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, except as disclosed in the Triangle Financial Statements, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, and
(ii) the Triangle Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     5.8 TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of any of the Triangle Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for Taxable Periods ended on or before December 31, 1998, and, to the Knowledge of Triangle, all Tax Returns filed are complete and accurate in all Material respects. All Tax Returns for Taxable Periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Triangle, except to the extent reserved against in the Triangle Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Triangle Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the Triangle Companies for the period or periods through and including the date of the respective Triangle Financial Statements has been made and is reflected on such Triangle Financial Statements.

     (d) Each of the Triangle Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     (e) Except as set forth in Section 5.8(e) of the Triangle Disclosure Memorandum, none of the Triangle Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Triangle Companies.

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     (g) Except as set forth in Section 5.8(g) of the Triangle Disclosure
Memorandum, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Triangle Companies that occurred during or after any Taxable Period in which the Triangle Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (h) No Triangle Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Centura, which consent will not be unreasonably withheld.

     (j) No Triangle Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     5.9 ASSETS. The Triangle Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Triangle Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Triangle's past practices. All Assets which are Material to Triangle's business on a consolidated basis, held under leases or subleases by any of the Triangle Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Triangle Companies currently maintain insurance in amounts, scope, and coverage reasonably necessary for their operations. None of the Triangle Companies has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased, in either case as a result of extraordinary loss experienced on the part of such Triangle Company. The Assets of the Triangle Companies include all Assets required to operate the business of the Triangle Companies as presently conducted in all Material respects.

     5.10 ENVIRONMENTAL MATTERS.

     (a) Each Triangle Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     (b) There is no Litigation pending or, to the Knowledge of Triangle, threatened before any court, governmental agency, or authority, or other forum in which any Triangle Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Triangle Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     (c) There is no Litigation pending, or to the Knowledge of Triangle, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Triangle in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

                                      A-14
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     (d) To the Knowledge of Triangle, during the period of (i) any Triangle
Company's ownership or operation of any of their respective current properties,
(ii) any Triangle Company's participation in the management of any Participation Facility, or (iii) any Triangle Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Prior to the period of (i) any Triangle Company's ownership or operation of any of their respective current properties, (ii) any Triangle Company's participation in the management of any Participation Facility, or
(iii) any Triangle Company's holding of a security interest in a Loan Property, to the Knowledge of Triangle, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     5.11 COMPLIANCE WITH LAWS. Triangle is duly registered as a bank holding company under the BHC Act. Each Triangle Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. None of the Triangle Companies:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Triangle Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or (iii) requiring any Triangle Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.12 LABOR RELATIONS. No Triangle Company is the subject of any Litigation asserting that it or any other Triangle Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Triangle Company to bargain with any labor organization as to wages or conditions of employment, nor is any Triangle Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Triangle Company, pending or threatened, or to the Knowledge of Triangle, is there any activity involving any Triangle Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.13 EMPLOYEE BENEFIT PLANS.

     (a) Triangle has disclosed to Centura in Section 5.13 of the Triangle Disclosure Memorandum, and has delivered or made available to Centura prior to the execution of this Agreement correct and complete copies in each case of, all Material Triangle Benefits Plans. For purposes of this Agreement, "Triangle Benefit Plans" means all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans"
                                      A-15
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as that term is defined in Section 3(3) of ERISA maintained by, sponsored in whole or in part by, or contributed to by, any Triangle Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Triangle Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(l) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Triangle ERISA Plan." Any Triangle ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code or Section 3(35) of ERISA) is referred to herein as a "Triangle Pension Plan." Neither Triangle nor any Triangle Company has an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Each "employee pension benefit plan," as defined in Section 3(2) of ERISA, ever maintained by any Triangle Company that was intended to qualify under Section 401(a) of the Internal Revenue Code and with respect to which any Triangle Company has any Liability, is disclosed as such in Section 5.13 of the Triangle Disclosure Memorandum.

     (b) Triangle has delivered or made available to Centura prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Triangle Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Triangle Benefit Plans or amendments, all determination letters, Material rulings, Material opinion letters, Material information letters, or Material advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1996, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Triangle Benefit Plan with respect to the most recent plan year, and (iv) the most recent summary plan descriptions and any Material modifications thereto.

     (c) All Triangle Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. A favorable determination letter or opinion letter has been issued by the Internal Revenue Service with respect to each Triangle ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code, and Triangle is not aware of any circumstances which will or could reasonably be expected to result in revocation of any such favorable determination letter or opinion letter. Each trust created under any Triangle ERISA Plan has been determined to be exempt from Tax under
Section 501(a) of the Internal Revenue Code and Triangle is not aware of any circumstance which will or could reasonably be expected to result in revocation of such exemption. With respect to each Triangle Benefit Plan to the Knowledge of Triangle, no event has occurred which will or could reasonably give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on Triangle. There is no Material pending or, to the Knowledge of Triangle, threatened Litigation relating to any Triangle ERISA Plan.

     (d) No Triangle Company has engaged in a transaction with respect to any Triangle Benefit Plan that, assuming the Taxable Period of such transaction expired as of the date of this Agreement, would subject any Triangle Company to a Material tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. Neither Triangle nor any administrator or fiduciary of any Triangle Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could reasonably be expected to subject Triangle to any direct or indirect Liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA, where such Liability, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Triangle. No oral or written representation or communication with respect to any aspect of the Triangle Benefit Plans has been made to employees of any Triangle Company which is not in accordance with the written or otherwise preexisting terms and provisions of such plans,

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

where any Liability with respect to such representation or disclosure is reasonably likely to have a Material Adverse Effect on Triangle.

     (e) No Triangle Pension Plan is subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code. Neither any Triangle Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Triangle Company, or the single-employer plan of any entity which is considered one employer with Triangle under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (a "Triangle ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. Any required contributions with respect to a Triangle Pension Plan or any single-employer plan of a Triangle ERISA Affiliate have or will be timely made and there is no lien or expected to be a lien under Internal Revenue Code Section 412(n) or ERISA Section 302(f) or Tax under Internal Revenue Code Section 4971. No Triangle Company has provided, or is required to provide, security to a Triangle Pension Plan or to any single-employer plan of a Triangle ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (f) No Liability under Title IV of ERISA has been or is expected to be incurred by any Triangle Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any Triangle ERISA Affiliate that has not been satisfied in full (other than Liability for Pension Benefit Guaranty Corporation premiums, which have been paid when due, except to the extent any failure would not have a Material Adverse Effect on Triangle).

     (g) Except as disclosed in Section 5.13 of the Triangle Disclosure Memorandum, no Triangle Company has any obligations for retiree health and retiree life benefits under any of the Triangle Benefit Plans other than with respect to benefit coverage mandated by applicable Law.

     (h) Except as set forth in Section 5.13 of the Triangle Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, by themselves, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Triangle Company from any Triangle Company under any Triangle Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Triangle Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     5.14 MATERIAL CONTRACTS. Except as set forth in Section 5.14 of the Triangle Disclosure Memorandum, none of the Triangle Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $75,000, (ii) any Contract relating to the borrowing of money by any Triangle Company or the guarantee by any Triangle Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Triangle with the SEC as of the date of this Agreement that has not been filed as an exhibit to Triangle's Form 10-K filed for the fiscal year ended December 31, 1998, or in another SEC Document and identified to Centura (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "Triangle Contracts"). With respect to each Triangle Contract:
(i) the Contract is in full force and effect; (ii) no Triangle Company is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle; (iii) no Triangle Company has repudiated or waived any Material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Triangle, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, or has repudiated or waived any Material provision thereunder. Except for Federal Home Loan Bank advances, the junior subordinated debentures associated with the outstanding Capital

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Securities of Triangle Capital Trust and other term liabilities incurred in the ordinary course of business, all of the indebtedness of any Triangle Company for money borrowed is prepayable at any time by such Triangle Company without penalty or premium.

     5.15 LEGAL PROCEEDINGS.

     (a) There is no Litigation instituted or pending, or, to the Knowledge of Triangle, threatened against any Triangle Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Triangle Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

     (b) Section 5.15(b) of the Triangle Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which any Triangle Company is a party and which names a Triangle Company as a defendant or cross-defendant and where the maximum exposure is estimated to be $100,000 or more.

     5.16 REPORTS. Since January 1, 1996, or the date of organization if later, each Triangle Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

     5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Triangle Company or any Affiliate thereof regarding Triangle or such Affiliate for inclusion in the Registration Statement to be filed by Centura with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Triangle Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Centura's and Triangle's stockholders in connection with the Stockholders' Meetings will, when first mailed to the stockholders of Centura and Triangle, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Triangle Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     5.18 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Triangle Company or any Affiliate thereof has taken or agreed to take any action, and Triangle has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment, (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (iii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.19 STATE TAKEOVER LAWS. Each Triangle Company has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable "moratorium," "control share," "fair

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price," "business combination," or other anti-takeover laws and regulations of the State of North Carolina (collectively, "Takeover Laws").

     5.20 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Triangle's own account, or for the account of one or more of the Triangle Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable Material Laws, and (ii) with counterparties believed to be financially responsible.

     5.21 YEAR 2000. Triangle has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the Federal Financial Institutions Examination Council ("FFIEC"), entitled "Year 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Triangle has made available to Centura complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Triangle has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to Centura a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule for any future tests.

     5.22 UNDERWRITING. Triangle has underwritten each loan reflected as an Asset in the Triangle Financial Statements in accordance with Triangle's underwriting procedures as set forth in its policies manual previously provided to Centura and has, in its files, appropriate documentation, including notes and collateralization documents, for each loan that are the legal, valid, binding obligations of the obligor of each loan, enforceable in accordance with their terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought), except to the extent the failure to underwrite a loan in accordance with Triangle's underwriting procedures or to maintain appropriate documentation is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Triangle.

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF CENTURA

     Centura hereby represents and warrants to Triangle as follows:

     6.1 ORGANIZATION, STANDING, AND POWER. Centura is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Material Assets. Centura is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     6.2 AUTHORITY; NO BREACH BY AGREEMENT.

     (a) Centura has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Centura, subject to the approval of the issuance of the

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shares of Centura Common Stock pursuant to the Merger by the holders of a majority of the outstanding shares of Centura Common Stock present or represented at the Centura Stockholders' Meeting, which is the only stockholder vote required for the consummation of the Merger by Centura. Subject to such requisite stockholder approval, this Agreement represents a legal, valid, and binding obligation of Centura, enforceable against Centura in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by Centura, nor the consummation by Centura of the transactions contemplated hereby, nor compliance by Centura with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Centura's Articles of Incorporation or Bylaws, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Centura Company under, any Contract or Permit of any Centura Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Centura Company or any of their respective Material Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Centura of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

     6.3 CAPITAL STOCK. The authorized capital stock of Centura consists, as of the date of this Agreement, of (i) 50,000,000 shares of Centura Common Stock, of which 28,465,362 shares were issued and outstanding as of June 30, 1999, and
(ii) 25,000,000 shares of Centura Preferred Stock, none of which is issued and outstanding. All of the issued and outstanding shares of Centura Common Stock are, and all of the shares of Centura Common Stock to be issued in exchange for shares of Triangle Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the North Carolina Business Corporation Act. None of the outstanding shares of Centura Common Stock has been, and none of the shares of Centura Common Stock to be issued in exchange for shares of Triangle Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of Centura.

     6.4 CENTURA SUBSIDIARIES. Centura or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Centura Subsidiary.
No equity securities of any Centura Subsidiary are or may become required to be issued (other than to another Centura Company) by reason of any Rights, and there are no Contracts by which any Centura Subsidiary is bound to issue (other than to another Centura Company) additional shares of its capital stock or Rights or by which any Centura Company is or may be bound to transfer any shares of the capital stock of any Centura Subsidiary (other than to another Centura Company). There are no Contracts relating to the rights of any Centura Company to vote or to dispose of any shares of the capital stock of any Centura Subsidiary. All of the shares of capital stock of each Centura Subsidiary held by a Centura Company are fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Centura Company free and clear of any Lien. Each Centura Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary
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for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Centura Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. Each Centura Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

     6.5 SEC FILINGS; FINANCIAL STATEMENTS.

     (a) Centura has filed and made available to Triangle all forms, reports, and documents required to be filed by Centura with the SEC since December 31, 1995 (collectively, the "Centura SEC Reports"). The Centura SEC Reports (i) at the time filed, complied in all Material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such Centura SEC Reports or necessary in order to make the statements in such Centura SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Centura Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the Centura Subsidiaries, none of Centura Subsidiaries is required to file any forms, reports, or other documents with the SEC.

     (b) Each of the Centura Financial Statements (including, in each case, any related notes) contained in the Centura SEC Reports, including any Centura SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of Centura and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount or effect.

     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Centura Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Centura as of June 30, 1999, included in the Centura Financial Statements or reflected in the notes thereto and except for Liabilities incurred in the ordinary course of business subsequent to June 30, 1999. No Centura Company has incurred or paid any Liability since June 30, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1999, except as disclosed in the Centura Financial Statements delivered prior to the date of this Agreement, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, and (ii) the Centura Companies have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby).

     6.8 TAX MATTERS.

     (a) All Tax Returns required to be filed by or on behalf of any of the Centura Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for Taxable Periods ended on or before December 31, 1998, and, to the Knowledge of Centura, all Tax Returns filed

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are complete and accurate in all Material respects. All Tax Returns for Taxable
Periods ending on or before the date of the most recent fiscal year end immediately preceding the Effective Time will be timely filed or requests for extensions will be timely filed. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Centura, except to the extent reserved against in the Centura Financial Statements dated prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Centura Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the Centura Companies for the period or periods through and including the date of the respective Centura Financial Statements has been made and is reflected on such Centura Financial Statements.

     (d) Each of the Centura Companies is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     (e) None of the Centura Companies has made any payments, is obligated to make any payments, or is a party to any contract, agreement, or other arrangement that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

     (f) There are no Material Liens with respect to Taxes upon any of the Assets of the Centura Companies.

     (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Centura Companies that occurred during or after any Taxable Period in which the Centura Companies incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1998.

     (h) No Centura Company has filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

     (i) After the date of this Agreement, no Material election with respect to Taxes will be made without the prior consent of Triangle, which consent will not be unreasonably withheld.

     (j) No Centura Company has or has had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     6.9 ASSETS. The Centura Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All Material tangible properties used in the businesses of the Centura Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Centura's past practices. All Assets which are Material to Centura's business on a consolidated basis, held under leases or subleases by any of the Centura Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The Centura Companies currently maintain insurance similar in amounts, scope, and coverage reasonably necessary for their operations. None of the Centura Companies has received notice from any insurance carrier that (i) such
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insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased, in either case as a result of extraordinary loss experienced on the part of such Centura Company. The Assets of the Centura Companies include all Assets required to operate the business of the Centura Companies as presently conducted in all Material respects.

6.10 ENVIRONMENTAL MATTERS.

     (a) Each Centura Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     (b) There is no Litigation pending or, to the Knowledge of Centura, threatened before any court, governmental agency, or authority, or other forum in which any Centura Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a site owned, leased, or operated by any Centura Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     (c) There is no Litigation pending or, to the Knowledge of Centura, threatened before any court, governmental agency, or board, or other forum in which any of its Loan Properties (or Centura in respect of such Loan Property) has been or, with respect to threatened Litigation, may reasonably be expected to be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     (d) To the Knowledge of Centura, during the period of (i) any Centura Company's ownership or operation of any of their respective current properties,
(ii) any Centura Company's participation in the management of any Participation Facility, or (iii) any Centura Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. Prior to the period of (i) any Centura Company's ownership or operation of any of their respective current properties, (ii) any Centura Company's participation in the management of any Participation Facility, or
(iii) any Centura Company's holding of a security interest in a Loan Property, to the Knowledge of Centura, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility, or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     6.11 COMPLIANCE WITH LAWS. Centura is duly registered as a bank holding company under the BHC Act. Each Centura Company has in effect all Permits necessary for it to own, lease, or operate its Material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. None of the Centura Companies:

          (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura; and

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          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Centura Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, or (iii) requiring any Centura Company (x) to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or (y) to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.12 LABOR RELATIONS. No Centura Company is the subject of any Litigation asserting that it or any other Centura Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other Centura Company to bargain with any labor organization as to wages or conditions of employment, nor is any Centura Company a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Centura Company, pending or threatened, or to the Knowledge of Centura, is there any activity involving any Centura Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.13 EMPLOYEE BENEFIT PLANS. All Centura Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura. For purposes of this Agreement, the term "Centura Plan" means each bonus, incentive compensation, severance pay, medical, or other insurance program, retirement plan, or other employee benefit plan program, agreement, or arrangement sponsored, maintained, or contributed to by Centura or any trade or business, whether or not incorporated, that together with Centura or any of its Subsidiaries would be deemed a "single employer" under Section 414 of the Internal Revenue Code (a "Centura ERISA Affiliate") or under which Centura or any Centura ERISA Affiliate has any Liability or obligation. No Liability under Title IV of ERISA has been incurred by Centura or any Centura ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a Material risk to Centura or any Centura ERISA Affiliate of incurring any such Liability. With respect to any Centura Plan that is subject to Title IV of ERISA, full payment has been made, or will be made in accordance with Section 404(a)(6) of the Internal Revenue Code, of all amounts that Centura or any Centura ERISA Affiliate is required to pay under Section 412 of the Internal Revenue Code or under the terms of the Centura Plans, and no accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code) exists with respect to any Centura Plan. There are no Material actions, suits, or claims pending, or, to the Knowledge of Centura, threatened or anticipated relating to any Centura Plan. There has been no Material adverse change in the financial position or funded status of any Centura Plan that is subject to Title IV of ERISA since the date of the information relating to the financial position and funded status of each such plan contained in Centura's Form 10-K filed for the fiscal year ended December 31, 1998.

     6.14 LEGAL PROCEEDINGS. Except as disclosed in the Centura Financial Statements, there is no Litigation instituted or pending, or, to the Knowledge of Centura, threatened against any Centura Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Centura Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Centura.

     6.15 REPORTS. Since January 1, 1996, or the date of organization if later, each Centura Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities, except failures to file which are not
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reasonably likely to have, individually or in the aggregate, a Material Adverse
Effect on Centura. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all Material respects with all applicable Laws.

     6.16 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Centura Company or any Affiliate thereof regarding Centura or such Affiliate for inclusion in the Registration Statement to be filed by Centura with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any Material fact, or contain any untrue statement of a Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Centura Company or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to Triangle's and Centura's stockholders in connection with the Stockholders' Meetings, will, when first mailed to the stockholders of Triangle and Centura, be false or misleading with respect to any Material fact, or contain any misstatement of Material fact, or omit to state any Material fact required to be stated thereunder or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meetings, be false or misleading with respect to any Material fact, or omit to state any Material fact required to be stated thereunder or necessary to correct any Material statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meetings. All documents that any Centura Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all Material respects with the provisions of applicable Law.

     6.17 ACCOUNTING, TAX, AND REGULATORY MATTERS. No Centura Company or any Affiliate thereof has taken or agreed to take any action, and Centura has no Knowledge of any fact or circumstance that is reasonably likely, to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment, (ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (iii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.18 DERIVATIVES. All interest rate swaps, caps, floors, option agreements, futures and forward contracts, and other similar risk management arrangements, whether entered into for Centura's own account, or for the account of one or more the Centura Subsidiaries or their customers, were entered into
(i) in accordance with prudent business practices and all applicable Laws, and
(ii) with counterparties believed to be financially responsible.

     6.19 YEAR 2000. Centura has completed the four phases of its Year 2000 readiness program, as described in the May 5, 1997, Statement of the FFIEC, entitled "Year 2000 Project Management Awareness" and the April 10, 1998, "Guidance Concerning Testing for Year 2000 Readiness." Centura has made available to Triangle complete and accurate copies of its Year 2000 remediation contingency plan, as described in the FFIEC Statements of March 17, 1998, and May 13, 1998, entitled "Guidance Concerning Institution Due Diligence in Connection with Service Provider and Software Vendor Year 2000 Readiness" and "Guidance Concerning Contingency Planning in Connection with Year 2000 Readiness," respectively. Centura has completed the four phases of the business resumption contingency planning process, as set forth in the guidance issued by FFIEC on December 11, 1998, and May 13, 1998, and has provided to Triangle a complete and accurate copy of its business resumption contingency plan, written documentation supporting the plan's development and validation, the results of tests on the plan, and a schedule for any future tests.

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                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF BOTH PARTIES. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable efforts to maintain its current employee relationships, and (iv) take no action which would (a) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided that in the case of Centura, the provisions of this Section 7.1 (other than the provisions of clause
(iv) above) shall not be deemed to preclude Centura from continuing to implement its program of acquiring unaffiliated depository and nondepository institutions.

     7.2 NEGATIVE COVENANTS OF TRIANGLE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Triangle covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or chief financial officer of Centura, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of any Triangle Company; or

          (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Triangle Company to another Triangle Company) in excess of an aggregate of $500,000 (for the Triangle Companies on a consolidated basis), except in the ordinary course of the business consistent with past practices (which shall include, for Triangle Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Triangle Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Triangle Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Triangle Company, or declare or pay any dividend or make any other distribution in respect of Triangle's capital stock, provided that Triangle may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Triangle Common Stock at a rate of $.10 per share with usual and regular record and payment dates in accordance with past practice as disclosed in Section 7.2(c) of the Triangle Disclosure Memorandum and such dates may not be changed without the prior written consent of Centura; provided, that, notwithstanding the provisions of Section 1.3 of this Agreement, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Triangle Common Stock do not receive both a dividend in respect of their Triangle Common Stock and a dividend in respect of Centura Common Stock or fail to receive any dividend; or

          (d) except for this Agreement, or pursuant to the Triangle Stock Option Agreement or pursuant to the exercise of Rights outstanding as of the date of this Agreement and pursuant to the terms thereof in existence on the date of this Agreement (or, in the case of the Management Incentive

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     Compensation Plan, additional Rights that will be issued for the fiscal year ending December 31, 1999), issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Triangle Common Stock or any other capital stock of any Triangle Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine, or reclassify any capital stock of any Triangle Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Triangle Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Triangle Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Triangle Company) or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities and for purchases of other securities in the ordinary course of business consistent with past practice, which in either case have maturities of three years or less, purchase any securities or make any Material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Triangle Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Triangle Company, except in accordance with past practice and consistent with budget data previously provided to Centura or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of any Triangle Company; grant any increase in fees or other increases in compensation or other benefits to directors of any Triangle Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Triangle Company and any Person (unless such amendment is required by Law) that the Triangle Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Triangle Company or make any Material change in or to any existing employee benefit plans of any Triangle Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than as necessary for the prudent operation of its business or settle any Litigation involving any Liability of any Triangle Company for Material money damages or restrictions upon the operations of any Triangle Company; or

          (l) except in the ordinary course of business, modify, amend, or terminate any Material Contract or waive, release, compromise, or assign any Material rights or claims.

     7.3 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a Material breach of any of its

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representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.4 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the Securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT; STOCKHOLDER
APPROVALS. As soon as reasonably practicable after execution of this Agreement, Centura shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Centura Common Stock upon consummation of the Merger. Triangle shall furnish all information concerning it and the holders of its capital stock as Centura may reasonably request in connection with such action. Triangle shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. Centura shall call a Stockholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the issuance of shares of Centura Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Stockholders' Meetings,
(i) Centura and Triangle shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective stockholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement,
(iii) the Boards of Directors of Centura and Triangle shall recommend to their respective stockholders the approval of the matters submitted for approval, and
(iv) the Boards of Directors and officers of Centura and Triangle shall use their reasonable efforts to obtain such stockholders' approvals, provided that each of Centura and Triangle may withdraw, modify, or change in an adverse manner to the other Party its recommendations if the Board of Directors of such Party, after having consulted with and based upon the advice of outside counsel, determines in good faith that the failure to so withdraw, modify, or change its recommendation could constitute a breach of the fiduciary duties of such Party's Board of Directors under applicable Law. In addition, nothing in this Section
8.1 or elsewhere in this Agreement shall prohibit accurate disclosure by either Party of information that is required to be disclosed in the Registration Statement or the Joint Proxy Statement or in any other document required to be filed with the SEC (including, without limitation, a Solicitation/Recommendation Statement on Schedule 14D-9) or otherwise required to be publicly disclosed by applicable Law or regulations or rules of the NYSE.

     8.2 EXCHANGE LISTING. Centura shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Centura Common Stock to be issued to the holders of Triangle Common Stock pursuant to the Merger.

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     8.3 APPLICATIONS.  Centura shall promptly prepare and file, and Triangle shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4 FILINGS WITH STATE OFFICE. Upon the terms and subject to the conditions of this Agreement, Centura Merger Subsidiary shall execute and file the North Carolina Articles of Merger with the Secretary of State of the State of North Carolina in connection with the Closing.

     8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.6 INVESTIGATION AND CONFIDENTIALITY.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all Material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     (d) Neither Party nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client or similar privilege with respect to such information or contravene any Law, rule, regulation, Order, judgment, decree, fiduciary duty, or agreement entered into prior to the date of this Agreement. The Parties will use their reasonable efforts to make appropriate substitute disclosure arrangements, to the extent practicable, in circumstances in which the restrictions of the preceding sentence apply.

     8.7 PRESS RELEASES. Prior to the Effective Time, Centura and Triangle shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.
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

     8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Triangle Company nor any Affiliate thereof nor any Representative thereof retained by any Triangle Company shall, directly or indirectly, initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information) any inquiries or the making of any Acquisition Proposal. Notwithstanding anything herein to the contrary, Triangle and its Board of Directors shall be permitted (i) to the extent applicable, to comply with Rule 14d-9 and Rule 14e-2 promulgated under the 1934 Act with regard to an Acquisition Proposal, (ii) to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written Acquisition Proposal by any such Person, if and only to the extent that
(a) Triangle's Board of Directors concludes in good faith and consistent with its fiduciary duties to Triangle's stockholders under applicable Law that such Acquisition Proposal could reasonably be expected to result in a Superior Proposal, (b) prior to providing any information or data to any Person in connection with an Acquisition Proposal by any such Person, Triangle's Board of Directors receives from such Person an executed confidentiality agreement containing confidentiality terms at least as stringent as those contained in the Confidentiality Agreements, and (c) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, Triangle's Board of Directors notifies Centura promptly of such inquiries, proposals, or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. Triangle agrees that it will promptly keep Centura informed of the status and terms of any such proposals or offers and the status and terms of any such discussions or negotiations. Triangle agrees that it will, and will cause its officers, directors and Representatives to, immediately cease and cause to be terminated any activities, discussions, or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. Triangle agrees that it will use reasonable best efforts to promptly inform its directors, officers, key employees, agents, and Representatives of the obligations undertaken in this Section 8.8. Nothing in this Section 8.8 shall (i) permit Triangle to terminate this Agreement (except as specifically provided in Article 10) or (ii) affect any other obligation of Centura or Triangle under this Agreement.

     8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a pooling of interests for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.10 STATE TAKEOVER LAWS. Each Triangle Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Laws.

     8.11 AGREEMENT OF AFFILIATES. Triangle has disclosed in Section 8.11 of the Triangle Disclosure Memorandum each Person whom it reasonably believes may be deemed an "affiliate" of Triangle for purposes of Rule 145 under the 1933 Act. Triangle shall use its reasonable efforts to cause each such Person to deliver to Centura not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Triangle Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Centura Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Centura and Triangle have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of Centura Common Stock issued to such affiliates of Triangle in exchange for shares of Triangle Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Centura and Triangle have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.11 (and Centura shall be entitled

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to place restrictive legends upon certificates for shares of Centura Common
Stock issued to affiliates of Triangle pursuant to this Agreement to enforce the provisions of this Section 8.11). Centura shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Centura Common Stock by such affiliates.

     8.12 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, but in no event earlier than the consolidation of Triangle's depository institution Subsidiaries with Centura's depository institution Subsidiaries, Centura shall provide generally to officers and employees of the Triangle Companies, who at or after the Effective Time become employees of a Centura Company (the "Continuing Employees"), employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially equivalent to those currently provided by the Centura Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified plans of Triangle shall be treated as service under Centura's qualified plans, and (ii) service under any other employee benefit plans of Triangle shall be treated as service under any similar employee benefit plans maintained by Centura. Centura shall cause the Centura welfare benefit plans that cover the Continuing Employees after the Effective Time to (i) waive any waiting period and restrictions and limitations for preexisting conditions or insurability, and
(ii) cause any deductible, co-insurance, or maximum out-of-pocket payments made by the Continuing Employees under Triangle's welfare benefit plans to be credited to such Continuing Employees under the Centura welfare benefit plans, so as to reduce the amount of any deductible, co-insurance, or maximum out-of-pocket payments payable by the Continuing Employees under the Centura welfare benefit plans. The continued coverage of the Continuing Employees under the employee benefits plans maintained by Triangle and/or any Triangle Subsidiary immediately prior to the Effective Time during a transition period not to exceed six months shall be deemed to provide the Continuing Employees with benefits that are no less favorable than those offered to other employees of Centura and its Subsidiaries, provided that after the Effective Time there is no Material reduction (determined on an overall basis) in the benefits provided under the Triangle employee benefit plans. Except as expressly provided in the Supplemental Letter, Centura also shall cause Triangle and its Subsidiaries to honor all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.12 of the Triangle Disclosure Memorandum to Centura between any Triangle Company and any current or former director, officer, or employee thereof, and all provisions of the Triangle Benefit Plans. To the extent that Centura has agreed to cause Triangle or the appropriate Triangle Subsidiary to honor the Contracts as set forth in the preceding sentence (the "Triangle Compensation Contracts"), Centura acknowledges that (i) the Merger constitutes a "Change of Control" and "Change in Control" (as applicable) for all purposes pursuant to any such Triangle Compensation Contracts, and (ii) that a "Termination Event" will exist under such Triangle Compensation Contracts throughout the one-year period (or such shorter period as may be provided for in the particular Triangle Compensation Contract) following the Effective Time. Centura shall use all reasonable efforts to identify, and offer employment opportunities to, qualified, satisfactorily performing employees of Triangle or any Triangle Company in vacant positions within the business operations of Centura and the Centura Companies for which such employees are qualified. Centura shall give, and shall cause each Centura Company to give, priority consideration to all such employees vis-a-vis all individuals other than current employees of Centura or any Centura Company.

     8.13 INDEMNIFICATION.

     (a) From and after the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of Triangle or any Triangle Subsidiary (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, trustee administering an employee benefit plan, or employee of Triangle, any of the Triangle Subsidiaries, or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective

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

Time, Centura shall indemnify and hold harmless, as and to the fullest extent permitted by Law, each such Indemnified Party against any Liability (including reasonable attorneys' fees and expenses in advance of the final disposition of any claim, suit, proceeding, or investigation to each Indemnified Party to the fullest extent permitted by Law upon receipt of any undertaking required by applicable Law), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding, or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding, or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them; provided, however, that (a) Centura shall have the right to assume the defense thereof and upon such assumption Centura shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Centura elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Centura and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Centura shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (b) Centura shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and (c) Centura shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Centura's obligations under this Section 8.13(a) continue in full force and effect for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) Centura agrees that all rights to indemnification and all limitations on Liability existing in favor of the directors, officers, and employees of Triangle and its Subsidiaries (the "Covered Parties") as provided in their respective Articles of Incorporation, Bylaws, or similar governing instruments as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect, and shall be honored by such entities or their respective successors as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six years after the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; provided, further, however, that nothing contained in this Section 8.13(b) shall be deemed to preclude the liquidation, consolidation, or merger of Triangle or any Triangle Subsidiary, in which case all of such rights to indemnification and limitations on Liability shall be deemed to so survive and continue notwithstanding any such liquidation, consolidation, or merger. Without limiting the foregoing, in any case in which approval by Centura is required to effectuate any indemnification, Centura shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Centura and the Indemnified Party.

     (c) Centura, from and after the Effective Time, will directly or indirectly cause the persons who served as directors or officers of any Triangle Company at or before the Effective Time to be covered by Triangle's existing directors' and officers' liability insurance policy (provided that Centura may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy). Such insurance coverage shall commence at the Effective Time and will be provided for a period of no less than three years after the Effective Time.

     (d) If Centura or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its Assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Centura shall assume the obligations set forth in this Section 8.13.

     (e) The provisions of this Section 8.13 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

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

     8.14 CERTAIN MODIFICATIONS. Centura and Triangle shall consult with respect to their loan, litigation, and real estate valuation policies and practices (including loan classifications and levels of reserves) and Triangle shall make such modifications or changes to its policies and practices, if any, prior to the Effective Time, as may be mutually agreed upon. Centura and Triangle also shall consult with respect to the character, amount, and timing of restructuring and Merger-related expense charges to be taken by each of the Parties in connection with the transactions contemplated by this Agreement and shall take such charges in accordance with GAAP as may be mutually agreed upon by the Parties. Neither Party's representations, warranties, and covenants contained in this Agreement shall be deemed to be inaccurate or breached in any respect as a consequence of any modifications or charges undertaken solely on account of this Section 8.14.

     8.15 CENTURA MERGER SUBSIDIARY ORGANIZATION. Centura shall organize Centura Merger Subsidiary under the Laws of the State of North Carolina. Prior to the Effective Time, the outstanding capital stock of Centura Merger Subsidiary shall consist of 1,000 shares of Centura Merger Subsidiary Common Stock, all of which shall be owned by Centura. Prior to the Effective Time, Centura Merger Subsidiary shall not (i) conduct any business operations whatsoever or (ii) enter into any contract or agreement of any kind, acquire any assets, or incur any Liability, except as may be specifically contemplated by this Agreement or the Plan of Merger or as the Parties may otherwise agree. Centura, as the sole stockholder of Centura Merger Subsidiary, shall vote prior to the Effective Time the shares of Centura Merger Subsidiary Common Stock in favor of the Plan of Merger. At the Effective Time, Centura Merger Subsidiary shall be a corporation duly organized and validly existing under the Laws of the State of North Carolina, with the corporate power and authority necessary to execute, deliver, and perform its obligations under the Plan of Merger and to consummate the transactions contemplated by the Plan of Merger.

                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) STOCKHOLDER APPROVALS. The stockholders of Triangle shall have approved this Agreement and the Plan of Merger, and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE. The stockholders of Centura shall have approved the issuance of shares of Centura Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, and by the rules of the NYSE.

          (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (excluding such matters agreed to by the Parties in the Supplemental Letter) which in the reasonable good faith judgment of the Board of Directors of Centura would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement, that had such condition or requirement been known as of the date of this Agreement, Centura would not, in its reasonable judgment, have entered into this Agreement.

          (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained

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

     or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (d) LEGAL PROCEEDINGS. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

          (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Centura Common Stock issuable pursuant to the Merger shall have been received.

          (f) EXCHANGE LISTING. The shares of Centura Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) TAX MATTERS. Each Party shall have received a written opinion or opinions from Alston & Bird LLP, in a form reasonably satisfactory to such Party (the "Tax Opinion"), substantially to the effect that: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; (ii) no gain or loss will be recognized by holders of Triangle Common Stock who exchange all of their Triangle Common Stock solely for Centura Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Centura Common Stock); (iii) the tax basis of the Centura Common Stock received by holders of Triangle Common Stock who exchange all of their Triangle Common Stock solely for Centura Common Stock in the Merger (plus cash received in lieu of a fractional share interest in Centura Common Stock) will be the same as the tax basis of the Triangle Common Stock surrendered in exchange for the Centura Common Stock (reduced by an amount allocable to a fractional share interest in Centura Common Stock for which cash is received); and (iv) the holding period of the Centura Common Stock received by holders who exchange all of their Triangle Common Stock solely for Centura Common Stock in the Merger (plus cash received in lieu of a fractional share interest in Centura Common Stock) will be the same as the holding period of the Triangle Common Stock surrendered in exchange therefor, provided that such Triangle Common Stock is held as a capital asset at the Effective Time.

          (h) POOLING LETTER. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from KPMG LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each Party shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to such Party, from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to Triangle and its Subsidiaries which would preclude Triangle from participating in a merger qualifying for pooling-of-interests accounting treatment.

     9.2 CONDITIONS TO OBLIGATIONS OF CENTURA. The obligations of Centura to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Centura pursuant to Section 11.6(a) of this Agreement:

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Triangle set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Triangle set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Triangle set forth in Sections 5.18 and 5.19 of this Agreement shall be true and

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

     correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Triangle set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.18, and 5.19) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Triangle; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material, "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Triangle or to a matter being "known" by Triangle shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Triangle to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) CERTIFICATES. Triangle shall have delivered to Centura (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Triangle's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Centura and its counsel shall request.

          (d) AFFILIATE AGREEMENTS. Centura shall have received from each affiliate of Triangle the affiliates agreement referred to in Section 8.11 of this Agreement, to the extent necessary to assure in the reasonable judgment of Centura that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     9.3 CONDITIONS TO OBLIGATIONS OF TRIANGLE. The obligations of Triangle to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Triangle pursuant to Section 11.6(b) of this Agreement:

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Centura set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Centura set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Centura set forth in Section 6.17 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Centura set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Centura; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material," "Material," "Material Adverse Effect," or variations thereof, or to the "Knowledge" of Centura or to a matter being "known" by Centura shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Centura to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c) CERTIFICATES. Centura shall have delivered to Triangle (i) a certificate, dated as of the Effective Time and signed on its behalf by its duly authorized officers, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Centura's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and

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

     performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Triangle and its counsel shall request.

                                   ARTICLE 10

                                  TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Triangle or Centura, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Centura and the Board of Directors of Triangle; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Triangle and Section 9.3(a) of this Agreement in the case of Centura or in Material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Triangle and
     Section 9.3(a) of this Agreement in the case of Centura; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Triangle and Section 9.3(a) in the case of Centura) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the stockholders of Centura or Triangle fail to vote their approval of the matters submitted for the approval by such stockholders at the Stockholders' Meetings where the transactions were presented to such stockholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 2000, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
     Section 9.2(a) of this Agreement in the case of Triangle and Section 9.3(a) of this Agreement in the case of Centura or in Material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of Triangle, if it determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

             (1) the Average Closing Price shall be less than the product of (i)
          0.80 and (ii) the Starting Price; and

             (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Centura Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

     subject, however, to the following three sentences. If Triangle refuses to consummate the Merger pursuant to this Section 10.1(g), it shall give prompt written notice thereof to Centura; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Centura shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (1) the product of 0.80, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient (rounded to the nearest one-ten-thousandth) obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Centura Ratio. If Centura makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to Triangle of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(g).

          For purposes of this Section 10.1(g), the following terms shall have the meanings indicated:

             "Average Closing Price" shall mean the average of the daily last sales prices of Centura Common Stock as reported on the NYSE -- Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) for the ten consecutive full trading days in which such shares are traded on the NYSE -- Composite Transactions List ending at the close of trading on the Determination Date.

             "Determination Date" shall mean the later of the date on which (i) the Consent of the Board of Governors of the Federal Reserve System (without regard to any requisite waiting period thereof) to the Merger shall be received and (ii) the Triangle and Centura stockholders approve the Merger at the Stockholders' Meetings.

             "Index Group" shall mean the 13 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 13 bank holding companies and the weights attributed to them are as follows:

                   BANK HOLDING COMPANIES                     WEIGHTING
                   ----------------------                     ---------
CCB Financial Corporation...................................     4.30%
Colonial BancGroup, Inc.....................................    11.80
Compass Bancshares, Inc.....................................    12.00
First Virginia Banks, Inc...................................     5.30
FirstMerit Corporation......................................     9.60
Hibernia Corporation........................................    16.90
Mercantile Bankshares Corporation...........................     7.30
National Commerce Bancorporation............................    11.40
One Valley Bancorp, Inc.....................................     3.50
Provident Bankshares Corporation............................     2.70
Riggs National Corporation..................................     3.00
Trustmark Corporation.......................................     7.60
United Bankshares, Inc......................................     4.60
                                                               ------
          Total.............................................   100.00%
                                                               ======

             "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the last sales prices of the companies composing the Index Group.

             "Starting Date" shall mean the last full trading day immediately preceding the date of the announcement by press release of the Merger.

             "Starting Price" shall mean the last sale price per share of Centura Common Stock as reported on the NYSE -- Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Centura) on the Starting Date.

          If any company belonging to the Index Group or Centura declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Centura shall be appropriately adjusted for the purposes of applying this Section 10.1(g).

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Supplemental Letter shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c), or 10.1(f) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Triangle Stock Option Agreement and the Centura Stock Option Agreement shall be governed by their respective terms.

     10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 2, 3, 4, and 11 and Sections 8.11 and 8.13 of this Agreement.

                                   ARTICLE 11

                                 MISCELLANEOUS

     11.1 DEFINITIONS.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of, such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Reorganization, including the Exhibits (and excepting the Triangle Stock Option Agreement and the Centura Stock Option Agreement) delivered pursuant hereto and incorporated herein by reference.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CENTURA COMMON STOCK" shall mean the no par value common stock of Centura.

          "CENTURA COMPANIES" shall mean, collectively, Centura and all Centura Subsidiaries.

          "CENTURA FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Centura as of June 30, 1999, and as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by Centura in SEC Documents, and (ii) the consolidated statements of condition of Centura (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

          "CENTURA MERGER SUBSIDIARY COMMON STOCK" shall mean the no par value common stock of Centura Merger Subsidiary.

          "CENTURA PREFERRED STOCK" shall mean the no par value preferred stock of Centura.

          "CENTURA STOCK OPTION AGREEMENT" shall mean the stock option agreement by and between Centura and Triangle, in substantially the form of Exhibit 2.

          "CENTURA SUBSIDIARIES" shall mean the Subsidiaries of Centura and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Centura in the future and owned by Centura at the Effective Time.

          "CONFIDENTIALITY AGREEMENTS" shall mean those certain Confidentiality Agreements, entered into prior to the date of this Agreement, between Triangle and Centura.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets, or business.

          "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or
     (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "JOINT PROXY STATEMENT" shall mean the joint proxy statement used by Centura and Triangle to solicit the approval of their respective stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of Centura relating to the issuance of the Centura Common Stock to holders of Triangle Common Stock.

          "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, or any executive vice president of such Person.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for property Taxes not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and other Liens incurred in the ordinary course of the banking business.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "LOAN PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a Material adverse impact on (i) the financial condition, results of operations, or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior consent of the other Party in contemplation of the transactions contemplated hereby, and (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NORTH CAROLINA BUSINESS CORPORATION ACT" shall mean the North Carolina Business Corporation Act.

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "NORTH CAROLINA ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Centura Merger Subsidiary and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including, but not limited to, participating in a fiduciary capacity) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Triangle or Centura, and "PARTIES" shall mean both Triangle and Centura.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PLAN OF MERGER" shall mean the plan of merger by and between Triangle and Centura Merger Subsidiary, in substantially the form of Exhibit 3.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Centura under the 1933 Act with respect to the shares of Centura Common Stock to be issued to the stockholders of Triangle in connection with the transactions contemplated by this Agreement.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD, and the SEC.

          "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "STOCKHOLDERS' MEETINGS" shall mean the respective meetings of the stockholders of Centura and Triangle to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SUPERIOR PROPOSAL" means, with respect to Triangle, any written Acquisition Proposal made by a Person other than Centura which is for (i)
     (a) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving Triangle as a result of which either (1) Triangle's stockholders prior to such transaction (by virtue of their ownership of Triangle's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or (2) the individuals comprising the Board of Directors of Triangle prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (b) a sale, lease, exchange, transfer, or other disposition of at least 50% of the assets of Triangle and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (c) the acquisition, directly or indirectly, by a Person of beneficial ownership of 25% or more of the common stock of Triangle whether by merger, consolidation, share exchange, business combination, tender, or exchange offer or otherwise, and
     (ii) which is otherwise on terms which the Board of Directors of Triangle in good faith concludes (after consultation with its financial advisors and outside counsel), taking into account, among other things, all legal, financial, regulatory, and other aspects of the proposal and the Person making the proposal, (a) would, if consummated, result in a transaction that is more favorable to its stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement (after giving effect to the Triangle Stock Option Agreement) and (b) is reasonably capable of being completed.

          "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith between the Parties relating to certain understandings and agreements in addition to those included in this Agreement.

          "SURVIVING CORPORATION" shall mean Centura Merger Subsidiary as the surviving corporation resulting from the Merger.

          "TAX" OR "TAXES" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, or foreign government or subdivision or agency thereof, including any interest, penalties, or additions thereto.

          "TAXABLE PERIOD" shall mean any period prescribed by any governmental authority, including the United States or any state, local, or foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

          "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

          "TRIANGLE COMMON STOCK" shall mean the no par value common stock of Triangle.

          "TRIANGLE COMPANIES" shall mean, collectively, Triangle and all Triangle Subsidiaries.

          "TRIANGLE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Triangle Disclosure Memorandum" delivered prior to the execution of this Agreement to Centura describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section or subsection of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section or subsection shall not be deemed to be disclosed for any other purpose hereunder. The inclusion of any matter in this document shall not be deemed an admission or otherwise to imply that any such matter is Material for purposes of this Agreement.

          "TRIANGLE FINANCIAL STATEMENTS" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Triangle as of June 30, 1999, and as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1999, and for each of the three years ended December 31, 1998, 1997, and 1996, as filed by Triangle in SEC Documents, and (ii) the consolidated statements of condition of Triangle (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1999.

          "TRIANGLE STOCK OPTION AGREEMENT" shall mean the stock option agreement by and between Triangle and Centura, in substantially the form of
     Exhibit 1.

          "TRIANGLE STOCK PLANS" shall mean the following stock plans of
     Triangle: (i) 1998 Omnibus Stock Plan; (ii) 1988 Incentive Stock Option Plan; (iii) 1998 Non-qualified Stock Option Plan for Directors; (iv) stock options assumed in connection with acquisitions of other financial institutions; and (v) the Management Incentive Compensation Plan.

          "TRIANGLE SUBSIDIARIES" shall mean the Subsidiaries of Triangle, which shall include the Triangle Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Triangle in the future and owned by Triangle at the Effective Time.

          "TRIANGLE WARRANTS" shall mean the warrants issued by Unity Bank & Trust Company and assumed by Triangle in connection with the acquisition of Unity Bank & Trust Company.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Average Closing Price......................................  Section 10.1(g)
Centura ERISA Affiliate....................................  Section 6.13
Centura Ratio..............................................  Section 10.1(g)
Centura SEC Reports........................................  Section 6.5(a)
Claim......................................................  Section 8.13(a)
Closing....................................................  Section 1.2
Covered Party..............................................  Section 8.13(b)
Determination Date.........................................  Section 10.1(g)
Effective Time.............................................  Section 1.3
Exchange Agent.............................................  Section 4.1
Exchange Ratio.............................................  Section 3.1(b)
FFIEC......................................................  Section 5.21

Indemnified Party..........................................  Section 8.13
Index Group................................................  Section 10.1(g)
Index Price................................................  Section 10.1(g)
Index Ratio................................................  Section 10.1(g)
Merger.....................................................  Section 1.1
Starting Date..............................................  Section 10.1(g)
Starting Price.............................................  Section 10.1(g)
Takeover Laws..............................................  Section 5.19
Tax Opinion................................................  Section 9.1(g)
Triangle Benefit Plans.....................................  Section 5.13(a)
Triangle Contracts.........................................  Section 5.14
Triangle ERISA Affiliate...................................  Section 5.13(e)
Triangle ERISA Plan........................................  Section 5.13(a)
Triangle Rights............................................  Section 3.6(a)
Triangle Pension Plan......................................  Section 5.13(a)
Triangle SEC Reports.......................................  Section 5.5(a)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 EXPENSES.

     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

     (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 BROKERS AND FINDERS. Except for Keefe, Bruyette & Woods, Inc. as to Centura and except for Wheat First Securities, a division of First Union Capital Markets Corp., as to Triangle, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his, her, or its representing or being retained by or allegedly representing or being retained by Triangle or Centura, each of Triangle and Centura, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (including any provision of the Confidentiality Agreements which would act to preclude Centura or Triangle, as the case may be, (or any Holder as defined in the Triangle Stock Option Agreement or the Centura Stock Option Agreement, as the case may be, from exercising its rights under such stock option agreement) to the extent that the Triangle Stock Option Agreement or the Centura Stock Option Agreement, as the case may be, is in force and effect, but excluding the Supplemental Letter). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.11 and 8.13 of this Agreement.

     11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after stockholder approval of this Agreement has been obtained; provided, that the provisions of this Agreement relating to the manner or basis in which shares of Triangle Common Stock will be exchanged for Centura Common Stock shall not be amended (except in accordance with Section 10.1(g) of this Agreement) after the Stockholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of Centura Common Stock and Triangle Common Stock, as the case may be, entitled to vote thereon.

     11.6 WAIVERS.

     (a) Prior to or at the Effective Time, Centura, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Triangle, to waive or extend the time for the compliance or fulfillment by Triangle of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Centura under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Centura.

     (b) Prior to or at the Effective Time, Triangle, acting through its Board of Directors, chief executive officer, chief financial officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Centura, to waive or extend the time for the compliance or fulfillment by Centura of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Triangle under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Triangle.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

     11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Triangle:    TRIANGLE BANCORP, INC.
                  4300 Glenwood Avenue
                  Raleigh, North Carolina 27612
                  Telecopy Number: (919) 781-6042
                  Attention: Michael S. Patterson
                             President, Chief Executive Officer, and
                             Chairman of the Board
                                    and
                             Alexander M. Donaldson
                             General Counsel

     Copy to Counsel: ARNOLD & PORTER
                      Thurman Arnold Building
                      555 Twelfth Street, N.W.
                      Washington, D.C. 20004-1202
                      Telecopy Number: (202) 942-5999

                      Attention: Steven Kaplan

     Centura:         CENTURA BANKS, INC.
                      134 North Church Street
                      Rocky Mount, North Carolina
                      Telecopy Number: (252) 454-8283
                      Attention: Cecil W. Sewell, Jr.
                                 Chairman of the Board and
                                 Chief Executive Officer
                                        and
                                 Joseph A. Smith, Jr.
                                 General Counsel

     Copy to Counsel: ALSTON & BIRD LLP
                      601 Pennsylvania Avenue, N.W.
                      North Building, 11th Floor
                      Washington, D.C. 20004-2601
                      Telecopy Number: (202) 756-3333

                      Attention: Frank M. Conner III

     11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of North Carolina.

     11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of the Parties.

     11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                     TRIANGLE BANCORP, INC.

              By: /s/ SUSAN C. GILBERT                                 By: /s/ MICHAEL S. PATTERSON
 ---------------------------------------------------        ---------------------------------------------------
                  Susan C. Gilbert                                         Michael S. Patterson
                      Secretary                                   President, Chief Executive Officer, and
                                                                           Chairman of the Board

[CORPORATE SEAL]

ATTEST:                                                    CENTURA BANKS, INC.

            By: /s/ JOSEPH A. SMITH, JR.                               By: /s/ CECIL W. SEWELL, JR.
 ---------------------------------------------------        ---------------------------------------------------
                Joseph A. Smith, Jr.                                       Cecil W. Sewell, Jr.
                 Corporate Secretary                                     Chairman of the Board and
                                                                          Chief Executive Officer
[CORPORATE SEAL]

                                                                      APPENDIX B

                                 PLAN OF MERGER
                                       OF
                             TRIANGLE BANCORP, INC.
                                 WITH AND INTO
                        CENTURA MERGER SUBSIDIARY, INC.

     Pursuant to this Plan of Merger dated as of December 1, 1999 ("Plan of Merger"), TRIANGLE BANCORP, INC. ("Triangle"), a corporation organized and existing under the Laws of the State of North Carolina, shall be merged with and into CENTURA MERGER SUBSIDIARY, INC. ("Centura Merger Subsidiary"), a corporation organized and existing under the laws of the State of North Carolina and a wholly-owned subsidiary of CENTURA BANKS, INC., a corporation organized and existing under the laws of the State of North Carolina ("Centura").

                                   ARTICLE 1

                                  DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Centura Merger Subsidiary and filed with the Secretary of State of the State of North Carolina relating to the Merger as contemplated by Section 2.1 of this Plan of Merger.

     1.2 "CENTURA COMMON STOCK" shall mean the no par value common stock of Centura.

     1.3 "CENTURA COMPANIES" shall mean, collectively, Centura and all Centura Subsidiaries.

     1.4 "CENTURA MERGER SUBSIDIARY COMMON STOCK" shall mean the no par value common stock of Centura Merger Subsidiary.

     1.5 "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     1.6 "EFFECTIVE TIME" shall mean the date and time on which the Merger becomes effective pursuant to the Laws of the State of North Carolina as defined in Section 2.2 of this Plan of Merger.

     1.7 "EXCHANGE AGENT" shall mean the exchange agent selected by Centura.

     1.8 "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     1.9 "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a person or its assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

     1.10 "MERGER" shall mean the merger of Triangle into and with Centura Merger Subsidiary as provided in Section 2.1 of this Plan of Merger.

     1.11 "MERGER AGREEMENT" shall mean the Agreement and Plan of Reorganization, dated as of August 22, 1999, by and between Centura and Triangle.

     1.12 "NORTH CAROLINA BUSINESS CORPORATION ACT" shall mean the North Carolina Business Corporation Act.

     1.13 "NYSE" shall mean the New York Stock Exchange, Inc.

     1.14 "PARTY" shall mean either Triangle or Centura Merger Subsidiary, and "PARTIES" shall mean both Triangle and Centura Merger Subsidiary.

     1.15 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, and the SEC.

     1.16 "SEC" shall mean the United States Securities and Exchange Commission.

     1.17 "SUBSIDIARIES" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     1.18 "SUPPLEMENTAL LETTER" shall mean the supplemental letter of even date herewith between Triangle and Centura relating to certain understandings and agreements in addition to those included in this Plan of Merger.

     1.19 "SURVIVING CORPORATION" shall refer to Centura Merger Subsidiary as the surviving corporation resulting from the Merger.

     1.20 "TRIANGLE COMMON STOCK" shall mean the no par value common stock of Triangle.

     1.21 "TRIANGLE COMPANIES" shall mean, collectively, Triangle and all Triangle Subsidiaries.

     1.22 "TRIANGLE STOCK PLANS" shall have the meaning set forth in the Merger Agreement.

     1.23 "TRIANGLE WARRANTS" shall mean the warrants issued by Unity Bank & Trust Company and assumed by Triangle in connection with the acquisition of Unity Bank & Trust Company.

     Any capitalized term not defined herein shall have the meaning ascribed to it in the Merger Agreement.

                                   ARTICLE 2

                        TRANSACTIONS AND TERMS OF MERGER

     2.1 MERGER. Subject to the terms and conditions of this Plan of Merger, at the Effective Time, Triangle shall be merged with and into Centura Merger Subsidiary in accordance with the provisions of Section 55-11-01 of the North Carolina Business Corporation Act and with the effect provided in Section 55-11-06 of the North Carolina Business Corporation Act (the "Merger"). Centura Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of North Carolina.

     2.2 EFFECTIVE TIME. The Merger and the other transactions contemplated by this Plan of Merger shall become effective on the date and at the time the Articles of Merger become effective with the Secretary of State of the State of North Carolina (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the 10th business day (as designated by Centura) following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of Centura and Triangle approve the matters relating to this Plan of Merger required to be approved by such stockholders by applicable Law.

     2.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.4 BYLAWS. The Bylaws of Centura Merger Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time until otherwise amended or repealed.

     2.5 DIRECTORS AND OFFICERS. The directors of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Centura Merger Subsidiary in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Centura or Triangle, or the stockholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Centura Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Centura Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (c) Each share of Triangle Common Stock (excluding shares held by any Triangle Company or any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall be converted into .45 of a share of Centura Common Stock (subject to adjustment pursuant to Section 10.1(g) of the Merger Agreement, the "Exchange Ratio").

     3.2 ANTI-DILUTION PROVISIONS. In the event Triangle changes the number of shares of Triangle Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock, the Exchange Ratio shall be proportionately adjusted. In the event Centura changes the number of shares of Centura Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 SHARES HELD BY TRIANGLE OR CENTURA. Each of the shares of Triangle Common Stock held by any Triangle Company or by any Centura Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 FRACTIONAL SHARES. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Triangle Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Centura Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Centura Common Stock multiplied by the market value of one share of Centura Common Stock at the Effective Time. The market value of one share of Centura

Common Stock at the Effective Time shall be the last sale price of Centura Common Stock on the NYSE - Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Centura) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5 CONVERSION OF STOCK RIGHTS.

     (a) At the Effective Time, each award, option, or other right to purchase or acquire shares of Triangle Common Stock pursuant to stock options, stock appreciation rights, or stock awards ("Triangle Rights") granted by Triangle under the Triangle Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Centura Common Stock, and Centura shall assume each Triangle Right, in accordance with the terms of the Triangle Stock Plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Centura and its Compensation Committee shall be substituted for Triangle and the Committee of Triangle's Board of Directors (including, if applicable, the entire Board of Directors of Triangle) administering such Triangle Stock Plan, (ii) each Triangle Right assumed by Centura may be exercised solely for shares of Centura Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Centura Common Stock subject to such Triangle Right shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Right immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole share, and (iv) the per share exercise price (or similar threshold price, in the case of stock awards) under each such Triangle Right shall be adjusted by dividing the per share exercise (or threshold) price under each such Triangle Right by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, each Triangle Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Centura agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

     (b) As soon as reasonably practicable after the Effective Time, Centura shall deliver to the participants in each Triangle Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such Triangle Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger), and Centura shall comply with the terms of each Triangle Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Triangle Stock Plan, that Triangle Rights which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Centura shall take all corporate action necessary to reserve for issuance sufficient shares of Centura Common Stock for delivery upon exercise of Triangle Rights assumed by it in accordance with this Section 3.5. As soon as reasonably practicable after the Effective Time, Centura shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Centura Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Centura shall administer the Triangle Stock Plan assumed pursuant to this Section 3.5 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act.

     (c) All restrictions or limitations on transfer with respect to Triangle Common Stock awarded under the Triangle Stock Plans or any other plan, program, or arrangement of any Triangle Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect with respect to shares of Centura Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Plan of Merger.

     3.6 CONVERSION OF TRIANGLE WARRANTS. At the Effective Time, each Triangle Warrant which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become a right with respect to Centura Common Stock, and Centura shall assume each Triangle Warrant, in accordance with the terms of the agreement by which the Triangle Warrant is evidenced, except that from and after the Effective Time, (i) each Triangle Warrant assumed by Centura may be exercised solely for shares of Centura Common Stock, (ii) the number of shares of Centura Common Stock subject to such Triangle Warrant shall be equal to the number of shares of Triangle Common Stock subject to such Triangle Warrant immediately prior to the Effective Time, multiplied by the Exchange Ratio, and
(iii) the per share exercise price under each such Triangle Warrant shall be adjusted by dividing the per share exercise price under each such Triangle Warrant by the Exchange Ratio and rounding up to the nearest cent.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Centura and Triangle shall cause the exchange agent selected by Centura (the "Exchange Agent") to mail to the former stockholders of Triangle appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Triangle Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Triangle Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.4 of this Plan of Merger, each holder of shares of Triangle Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Centura Common Stock to which such holder may be otherwise entitled (without interest). Centura shall not be obligated to deliver the consideration to which any former holder of Triangle Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Triangle Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Triangle Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Triangle Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 RIGHTS OF FORMER TRIANGLE STOCKHOLDERS. At the Effective Time, the stock transfer books of Triangle shall be closed as to holders of Triangle Common Stock immediately prior to the Effective Time and no transfer of Triangle Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Plan of Merger, each certificate theretofore representing shares of Triangle Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections
3.1 and 3.4 of this Plan of Merger in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Triangle in respect of such shares of Triangle Common Stock in accordance with the terms of this Plan of Merger and which remain unpaid at the Effective Time. To the extent permitted by Law, former stockholders of record of Triangle shall be entitled to vote after the Effective Time at any meeting of Centura stockholders the number of whole shares of Centura Common Stock into which their respective shares of Triangle Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Triangle Common Stock for certificates representing Centura Common Stock in accordance with the provisions of this Plan of Merger. Whenever a dividend or other distribution is declared by Centura on the Centura Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Plan of Merger, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Centura Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Triangle Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Plan of Merger. However, upon surrender of such Triangle Common Stock certificate, both the Centura Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5

                                 MISCELLANEOUS

     5.1 CONDITIONS PRECEDENT. Consummation of the Merger by Centura Merger Subsidiary shall be conditioned on the satisfaction of, or waiver by Centura of the conditions precedent to the Merger set forth in Sections 9.1 and 9.2 of the Merger Agreement. Consummation of the Merger by Triangle shall be conditioned on the satisfaction of, or waiver by Triangle of, of the conditions precedent to the Merger set forth in Sections 9.1 and 9.3 of the Merger Agreement.

     5.2 TERMINATION. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto as provided in Article 10 of the Merger Agreement.

     5.3 COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which shall be an original; but all of such counterparts together shall constitute one and the same instrument.

     In Witness Whereof, the parties have caused their duly authorized officers to execute this Plan of Merger as of the date first above written.

                                          TRIANGLE BANCORP, INC.

ATTEST:                                          By:
           Susan C. Gilbert                      Michael S. Patterson
           Secretary                                 President, Chief Executive Officer, and
                                                     Chairman of the Board

                                          CENTURA MERGER SUBSIDIARY, INC.

ATTEST:                                          By:
           Joseph A. Smith, Jr.                  Cecil W. Sewell, Jr.
           Secretary                                 President

                                                                      APPENDIX C

[WHEAT FIRST SECURITIES LETTERHEAD]


December 10, 1999



Board of Directors


Triangle Bancorp, Inc.


4300 Glenwood Ave.


Raleigh, NC 27612



Members of the Board:



     Triangle Bancorp, Inc. ("Triangle") and Centura Banks, Inc. ("Centura") have entered into an Agreement and Plan of Reorganization dated as of August 22, 1999 (the "Merger Agreement"), pursuant to which Triangle will combine with Centura by means of the merger (the "Merger") of Triangle with and into a newly-formed wholly-owned subsidiary of Centura. Upon consummation of the Merger, each of the outstanding shares of the common stock, no par value, of Triangle ("Triangle Stock") (other than shares held by dissenting shareholders or shares held by Centura) will be converted into 0.450 of a share of the common stock of Centura ("Centura Stock"), as adjusted in accordance with the terms of the Merger Agreement (the "Exchange Ratio").



     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Triangle Stock (other than Centura and its affiliates).



     Wheat First Securities, a division of First Union Securities, Inc. ("Wheat First"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Triangle or Centura for our own account or for the accounts of our customers. Wheat First will receive a fee from Triangle for our financial advisory services, which include rendering this opinion.



     In arriving at the opinion set forth below, we have conducted discussions with members of senior management of Triangle and Centura concerning their businesses and prospects and have reviewed certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:



     (1) Triangle's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998;



     (2) Triangle's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999;



     (3) Centura's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1998;



     (4) Centura's Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999;



     (5) Certain publicly available information with respect to historical market prices and trading activities for Triangle Stock and Centura Stock and for certain publicly traded financial institutions which Wheat First deemed relevant;



     (6) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant;



     (7) The Merger Agreement;

     (8) Certain estimates of the cost savings, revenue enhancements and divestitures projected by Triangle and Centura for the combined company;



     (9) Other financial information concerning the businesses and operations of Triangle and Centura, including certain audited and unaudited financial information and certain internal financial analyses and forecasts for Triangle and Centura prepared by the senior managements of those companies; and



     (10) Such financial studies, analyses, inquiries and other matters as we deemed necessary.



     In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of Triangle and Centura included in the Merger Agreement, and we have not assumed any responsibility for independent verification of such information. We have relied upon the managements of Triangle and Centura as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and, with your consent, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Triangle and Centura are adequate to cover such losses. We did not review any individual credit files of Triangle or Centura, nor did we make an independent evaluation or appraisal of the assets or liabilities of Triangle or Centura. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to Centura.



     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. Wheat First's opinion is directed to the Board of Directors of Triangle and relates only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Triangle Stock (other than Centura and its affiliates) and does not address any other aspect of the Merger or constitute a recommendation to any shareholder of Triangle as to how such shareholder should vote with respect to the Merger. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Triangle, nor does it address the effect of any other business combination in which Triangle might engage.



     It is understood that this opinion may be included in its entirety in the Proxy Statement/ Prospectus. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.



     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of Triangle Stock (other than Centura and its affiliates).


                                          Very truly yours,

                                          /s/ WHEAT FIRST SECURITIES

                                          WHEAT FIRST SECURITIES,
                                          a division of First Union Securities,
                                          Inc.

                        [WHEAT FIRST SECURITIES FOOTER]

                                                                      APPENDIX D

                  [KEEFE, BRUYETTE & WOODS, INC. LETTERHEAD]


                               December 10, 1999


Centura Banks, Inc.
134 North Church Street
Rocky Mount, NC 27804

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Centura Banks, Inc. ("Centura") of the exchange ratio in the proposed merger (the "Merger") of Centura with Triangle Bancorp, Inc. ("Triangle"), pursuant to the Agreement and Plan of Merger dated as of August 22, 1999 between Centura, and Triangle (the "Agreement"). Under the terms of the Merger, each outstanding share of common stock of Triangle will be exchanged for .4500 shares of common stock of Centura (the "Exchange Ratio"). Keefe, Bruyette & Woods, Inc. ("KBW") was informed by Centura, and assumed for purposes of its opinion, that the Merger (as defined herein) would be accounted for as a pooling-of-interests under generally accepted accounting principles and that the Merger will otherwise be consummated on the terms contemplated by the Agreement.

     KBW as part of its investment banking business is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to Centura and Triangle and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Centura and Triangle for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Centura. We have acted as a financial advisor to the Board of Directors of Centura in rendering this fairness opinion and will receive a fee from Centura for our services.

     In connection with this opinion, we have reviewed, among other things, the Agreement and the related stock option agreement; Annual Reports to Stockholders of Centura and Triangle for the three years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Centura and Triangle, and certain internal financial analyses and adjusted budget forecasts for Centura and Triangle prepared by management. We also have held discussions with members of the senior management of Centura and Triangle regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for Centura and Triangle with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we

KEEFE, BRUYETTE & WOODS, INC.

have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Centura and Triangle as to the reasonableness and achievability of the adjusted budget forecasts (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts reflect the best currently available estimates and judgments of Triangle and Centura and that such forecasts will be realized in the amounts and in the time period currently estimated by such managements. We have also assumed that the aggregate allowances for loan losses for Centura and Triangle are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Centura or Triangle nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Centura and Triangle; (ii) the assets and liabilities of Centura and Triangle; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the common shareholders of Centura.

                                          Very truly yours,

                                          /s/ KEEFE, BRUYETTE & WOODS, INC.

                                          KEEFE, BRUYETTE & WOODS, INC.

                                REVOCABLE PROXY
                            TRIANGLE BANCORP, INC.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                                                 FOR     AGAINST   ABSTAIN
SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000       C     1. Adoption of the Agreement       /  /     /  /      /  /
                                                        O        and the related Plan of
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD          M        Merger by and between
OF DIRECTORS                                            M        Centura Merger Subsidiary,
                                                        O        Inc. and Triangle Bancorp, Inc.
    The undersigned hereby appoints Debra L. Lee        N
and Steven R. Ogburn, or either of them in case the           2. In their discretion, the Proxies are authorized to vote upon such
other is unable or unwilling to act, as Proxies,                 other business as may properly come before the meeting or any
each with the power to appoint his or her substitute,            adjournments thereof.
and hereby authorizes them to represent and to vote,
as designated below, all of the shares of voting                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
stock of Triangle Bancorp, Inc. held of record by             AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED PLAN OF MERGER.
the undersigned on December 9, 1999, at the Special
Meeting of Stockholders to be held on February 3,                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
2000, or any adjournments thereof. The affirmative            DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO DIRECTION
vote of a majority of the shares represented at the           IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER
meeting may authorize the adjournment of the meeting;         AGREEMENT.
provided, however, that no proxy which is voted
against the Agreement and Plan of Reorganization,
dated as of August 22, 1999 by and between Centura
Banks, Inc. and Triangle Bancorp, Inc. (the
"Agreement") will be voted in favor of adjournment
to solicit further proxies for such proposal.






Please be sure to sign and date   -----------------------
  this Proxy in the box below.    Date
---------------------------------------------------------


--Stockholder sign above----Co-holder (if any) sign above

--------------------------------------------------------------------------------
/\ DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                            TRIANGLE BANCORP, INC.

--------------------------------------------------------------------------------
    This appointment of proxy may be revoked at any time before it is exercised by filing with the Secretary of the Corporation either an instrument revoking it or a duly executed appointment of proxy bearing a subsequent date or by attending the Special Meeting and voting in person.

    The undersigned acknowledges receipt from Triangle Bancorp, Inc. prior to the execution of this proxy, of Notice of Special Meeting, and the related joint proxy statement-prospectus.

    Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                            TRIANGLE BANCORP, INC.

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                                                 FOR     AGAINST   ABSTAIN
SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000       E     1. Adoption of the Agreement       /  /     /  /      /  /
                                                        S        and the related Plan of
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD          P        Merger by and between
OF DIRECTORS                                            P        Centura Merger Subsidiary,
                                                                 Inc. and Triangle Bancorp, Inc.
    The undersigned hereby appoints Debra L. Lee
and Steven R. Ogburn, or either of them in case the           2. In their discretion, the Proxies are authorized to vote upon such
other is unable or unwilling to act, as Proxies,                 other business as may properly come before the meeting or any
each with the power to appoint his or her substitute,            adjournments thereof.
and hereby authorizes them to represent and to vote,
as designated below, all of the shares of voting                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE
stock of Triangle Bancorp, Inc. held of record by             AGREEMENT AND PLAN OF REORGANIZATION AND THE RELATED PLAN OF MERGER.
the undersigned on December 9, 1999, at the Special
Meeting of Stockholders to be held on February 3,                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
2000, or any adjournments thereof. The affirmative            DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, BUT IF NO DIRECTION
vote of a majority of the shares represented at the           IS MADE, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER
meeting may authorize the adjournment of the meeting;         AGREEMENT.
provided, however, that no proxy which is voted
against the Agreement and Plan of Reorganization,
dated as of August 22, 1999 by and between Centura
Banks, Inc. and Triangle Bancorp, Inc. (the
"Agreement") will be voted in favor of adjournment
to solicit further proxies for such proposal.






Please be sure to sign and date   -----------------------
  this Proxy in the box below.    Date
---------------------------------------------------------


--Stockholder sign above----Co-holder (if any) sign above

--------------------------------------------------------------------------------
/\ DETACH ABOVE CARD, DATE, SIGN AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                            TRIANGLE BANCORP, INC.

--------------------------------------------------------------------------------
    This appointment of proxy may be revoked at any time before it is exercised by filing with the Secretary of the Corporation either an instrument revoking it or a duly executed appointment of proxy bearing a subsequent date or by attending the Special Meeting and voting in person.

    The undersigned acknowledges receipt from Triangle Bancorp, Inc. prior to the execution of this proxy, of Notice of Special Meeting, and the related joint proxy statement-prospectus.

    Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE        CENTURA BANKS, INC.

                                                                                                 FOR     AGAINST   ABSTAIN
SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000             1. Approval of the issuance of     /  /     /  /      /  /
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD                shares of Centura common stock
                    OF DIRECTORS                        C        pursuant to the Agreement.
    The undersigned hereby appoints Frank L. Pattillo   O
and Joseph A. Smith Jr., or either of them in case the  M     2. In their discretion, the Proxies are authorized to vote upon such
other is unable or unwilling to act, as Proxies,        M        other business as may properly come before the meeting or any
each with the power to appoint his substitute,          O        adjournments thereof.
and hereby authorizes them to represent and to vote,    N
as designated below, all of the shares of voting                 The undersigned acknowledges receipt from Centura Banks, Inc. prior
stock of Centura Banks, Inc. held of record by                to the execution of this proxy of Notice of the Special Meeting and
the undersigned on December 9, 1999, at the Special           the related joint proxy statement-prospectus.
Meeting of Stockholders to be held on February 3,
2000, or any adjournments thereof. The affirmative               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
vote of a majority of the shares represented at the           ISSUANCE OF SHARES OF CENTURA COMMON STOCK PURSUANT TO THE AGREEMENT.
meeting may authorize the adjournment of the meeting;
provided, however, that no proxy which is voted                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
against the issuance of shares of Centura common              DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS
stock pursuant to the Agreement and Plan of                   MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO APPROVE
Reorganization, dated as of August 22, 1999 by and            THE ISSUANCE OF SHARES OF CENTURA COMMON STOCK PURSUANT TO THE
between Centura Banks, Inc. and Triangle Bancorp, Inc.        AGREEMENT.
(the "Agreement") will be voted in favor of
adjournment to solicit further proxies for such                  Please sign exactly as name appears on this proxy card. When shares
proposal.                                                     are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date
                               -----------------------
  this Proxy in the box below.    Date
---------------------------------------------------------


--Stockholder sign above----Co-holder (if any) sign above

-------------------------------------------------------------------------------
/\  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                              CENTURA BANKS, INC.
                 134 NORTH CHURCH STREET, ROCKY MOUNT, NC 27804
-------------------------------------------------------------------------------
              PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------

/X/ PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE        CENTURA BANKS, INC.

                                                                                                 FOR     AGAINST   ABSTAIN
SPECIAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000             1. Approval of the issuance of     /  /     /  /      /  /
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD                shares of Centura common stock
                    OF DIRECTORS                        4        pursuant to the Agreement.
    The undersigned hereby appoints Frank L. Pattillo   0
and Joseph A. Smith Jr., or either of them in case the  1     2. In their discretion, the Proxies are authorized to vote upon such
other is unable or unwilling to act, as Proxies,        K        other business as may properly come before the meeting or any
each with the power to appoint his substitute,                   adjournments thereof.
and hereby authorizes them to represent and to vote,    P
as designated below, all of the shares of voting        L        The undersigned acknowledges receipt from Centura Banks, Inc. prior
stock of Centura Banks, Inc. held of record by          A     to the execution of this proxy of Notice of the Special Meeting and
the undersigned on December 9, 1999, at the Special     N     the related joint proxy statement-prospectus.
Meeting of Stockholders to be held on February 3,
2000, or any adjournments thereof. The affirmative               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
vote of a majority of the shares represented at the           ISSUANCE OF SHARES OF CENTURA COMMON STOCK PURSUANT TO THE AGREEMENT.
meeting may authorize the adjournment of the meeting;
provided, however, that no proxy which is voted                  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
against the issuance of shares of Centura common              DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT IF NO DIRECTION IS
stock pursuant to the Agreement and Plan of                   MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO APPROVE
Reorganization, dated as of August 22, 1999 by and            THE ISSUANCE OF SHARES OF CENTURA COMMON STOCK PURSUANT TO THE
between Centura Banks, Inc. and Triangle Bancorp, Inc.        AGREEMENT.
(the "Agreement") will be voted in favor of
adjournment to solicit further proxies for such                  Please sign exactly as name appears on this proxy card. When shares
proposal.                                                     are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please be sure to sign and date
                                 -----------------------
  this Proxy in the box below.   Date
---------------------------------------------------------


--Stockholder sign above----Co-holder (if any) sign above

-------------------------------------------------------------------------------
/\  DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. /\

                              CENTURA BANKS, INC.
                 134 NORTH CHURCH STREET, ROCKY MOUNT, NC 27804
-------------------------------------------------------------------------------
              PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------